Exhibit 10(6)






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                              CREDIT AGREEMENT

                                   among

                     THE PROMUS COMPANIES INCORPORATED
          (which will be renamed "HARRAH'S ENTERTAINMENT, INC."),

                            EMBASSY SUITES, INC.
        (which will be renamed "HARRAH'S OPERATING COMPANY, INC."),

               CERTAIN SUBSIDIARIES OF EMBASSY SUITES, INC.,

                               VARIOUS BANKS,

                           BANKERS TRUST COMPANY,

                           THE BANK OF NEW YORK,

                                CIBC INC.,

                      CREDIT LYONNAIS, ATLANTA AGENCY,

                           FIRST INTERSTATE BANK
                               OF CALIFORNIA,

                            THE LONG-TERM CREDIT
                          BANK OF JAPAN, LIMITED,
                              NEW YORK BRANCH,

                       NATIONSBANK OF GEORGIA, N.A.,

                              SOCIETE GENERALE

                                    and

                        THE SUMITOMO BANK, LIMITED,
                              NEW YORK BRANCH,
                                 as AGENTS

                                    and

                           BANKERS TRUST COMPANY,
                          as ADMINISTRATIVE AGENT

                     ----------------------------------

                          Dated as of June 9, 1995

                     ----------------------------------



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



                             TABLE OF CONTENTS


                                                                       Page


SECTION 1.  Amount and Terms of Credit  . . . . . . . . . . . . . . . .   1
      1.01  The Commitments . . . . . . . . . . . . . . . . . . . . . .   1
      1.02  Minimum Amount of Each Borrowing of Revolving Loans . . . .   2
      1.03  Notice of Borrowing . . . . . . . . . . . . . . . . . . . .   3
      1.04  Competitive Bid Borrowings  . . . . . . . . . . . . . . . .   3
      1.05  Disbursement of Funds . . . . . . . . . . . . . . . . . . .   5
      1.06  Notes; Register . . . . . . . . . . . . . . . . . . . . . .   6
      1.07  Conversions . . . . . . . . . . . . . . . . . . . . . . . .   7
      1.08  Pro Rata Borrowings . . . . . . . . . . . . . . . . . . . .   8
      1.09  Interest  . . . . . . . . . . . . . . . . . . . . . . . . .   8
      1.10  Interest Periods  . . . . . . . . . . . . . . . . . . . . .   9
      1.11  Increased Costs, Illegality, etc. . . . . . . . . . . . . .  11
      1.12  Compensation  . . . . . . . . . . . . . . . . . . . . . . .  13
      1.13  Change of Lending Office  . . . . . . . . . . . . . . . . .  14
      1.14  Replacement of Banks  . . . . . . . . . . . . . . . . . . .  14

SECTION 2.  Fees; Reductions of Revolving Loan
               Commitment; Final Maturity Date
               Extensions . . . . . . . . . . . . . . . . . . . . . . .  16
      2.01  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
      2.02  Voluntary Termination of Unutilized
               Revolving Loan Commitments . . . . . . . . . . . . . . .  16
      2.03  Mandatory Reduction of Revolving Loan
               Commitments  . . . . . . . . . . . . . . . . . . . . . .  17
      2.04  Final Maturity Date Extensions  . . . . . . . . . . . . . .  18

SECTION 3.  Prepayments; Payments; Taxes  . . . . . . . . . . . . . . .  20
      3.01  Voluntary Prepayments . . . . . . . . . . . . . . . . . . .  20
      3.02  Mandatory Repayments.   . . . . . . . . . . . . . . . . . .  21
      3.03  Method and Place of Payment . . . . . . . . . . . . . . . .  22
      3.04  Net Payments  . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 4.  Conditions Precedent to the Effective
               Date . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      4.01  Execution of Agreement; Notes . . . . . . . . . . . . . . .  25
      4.02  Officer's Certificate . . . . . . . . . . . . . . . . . . .  25
      4.03  Opinions of Counsel . . . . . . . . . . . . . . . . . . . .  25
      4.04  Corporate Documents; Proceedings  . . . . . . . . . . . . .  26
      4.05  Master Collateral Agreement . . . . . . . . . . . . . . . .  27
      4.06  Pledge Agreements . . . . . . . . . . . . . . . . . . . . .  27
      4.07  Security Agreement  . . . . . . . . . . . . . . . . . . . .  27


                                    (i)

                                                                       Page
                                                                       ----

      4.08  Company/Sub Guaranty  . . . . . . . . . . . . . . . . . . .  27
      4.09  Mortgages; Title Insurance; Surveys; etc. . . . . . . . . .  28
      4.10  Assignment of Partnership Interests Agreement . . . . . . .  29
      4.11  Assignment of Leases  . . . . . . . . . . . . . . . . . . .  29
      4.12  Net Lease Agreements  . . . . . . . . . . . . . . . . . . .  29
      4.13  Consent Letter  . . . . . . . . . . . . . . . . . . . . . .  29
      4.14  Adverse Change  . . . . . . . . . . . . . . . . . . . . . .  29
      4.15  Litigation  . . . . . . . . . . . . . . . . . . . . . . . .  30
      4.16  Hotel Transaction . . . . . . . . . . . . . . . . . . . . .  30
      4.17  Approvals, etc. . . . . . . . . . . . . . . . . . . . . . .  30
      4.18  Solvency Certificate; Evidence of Insurance . . . . . . . .  32
      4.19  Payment of Fees . . . . . . . . . . . . . . . . . . . . . .  32
      4.20  5-Year Credit Agreement.  . . . . . . . . . . . . . . . . .  32
      4.21  Schedules . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 5.  Conditions Precedent to All Loans . . . . . . . . . . . . .  33
      5.01  No Default; Representations and
               Warranties . . . . . . . . . . . . . . . . . . . . . . .  33
      5.02  Notice of Borrowing; Competitive Bid
               Loans  . . . . . . . . . . . . . . . . . . . . . . . . .  33
      5.03  Election to Become a Subsidiary Borrower  . . . . . . . . .  33

SECTION 6.  Representations, Warranties and
               Agreements . . . . . . . . . . . . . . . . . . . . . . .  34
      6.01  Corporate or Partnership Status . . . . . . . . . . . . . .  35
      6.02  Corporate or Partnership Power and
               Authority  . . . . . . . . . . . . . . . . . . . . . . .  35
      6.03  No Violation  . . . . . . . . . . . . . . . . . . . . . . .  35
      6.04  Governmental Approvals  . . . . . . . . . . . . . . . . . .  36
      6.05  Financial Statements; Financial
              Condition; Undisclosed Liabilities;
              Projections; etc. . . . . . . . . . . . . . . . . . . . .  36
      6.06  Litigation  . . . . . . . . . . . . . . . . . . . . . . . .  38
      6.07  True and Complete Disclosure  . . . . . . . . . . . . . . .  38
      6.08  Use of Proceeds; Margin Regulations . . . . . . . . . . . .  38
      6.09  Tax Returns and Payments  . . . . . . . . . . . . . . . . .  39
      6.10  Compliance with ERISA . . . . . . . . . . . . . . . . . . .  39
      6.11  The Collateral Documents  . . . . . . . . . . . . . . . . .  40
      6.12  Properties  . . . . . . . . . . . . . . . . . . . . . . . .  42
      6.13  Capitalization  . . . . . . . . . . . . . . . . . . . . . .  42
      6.14  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . .  42
      6.15  Compliance with Statutes, etc.  . . . . . . . . . . . . . .  43
      6.16  Investment Company Act  . . . . . . . . . . . . . . . . . .  43


                                    (ii)

                                                                       Page
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      6.17  Public Utility Holding Company Act  . . . . . . . . . . . .  43
      6.18  Environmental Matters . . . . . . . . . . . . . . . . . . .  43
      6.19  Labor Relations . . . . . . . . . . . . . . . . . . . . . .  44
      6.20  Patents, Licenses, Franchises and
               Formulas . . . . . . . . . . . . . . . . . . . . . . . .  45
      6.21  Existing Indebtedness . . . . . . . . . . . . . . . . . . .  45
      6.22  Hotel Transaction . . . . . . . . . . . . . . . . . . . . .  45
      6.23  No Other Ventures . . . . . . . . . . . . . . . . . . . . .  46

SECTION 7.  Affirmative Covenants . . . . . . . . . . . . . . . . . . .  46
      7.01  Information Covenants . . . . . . . . . . . . . . . . . . .  46
      7.02  Books, Records and Inspections  . . . . . . . . . . . . . .  49
      7.03  Maintenance of Property; Insurance  . . . . . . . . . . . .  50
      7.04  Corporate Franchises  . . . . . . . . . . . . . . . . . . .  51
      7.05  Compliance with Statutes, etc.  . . . . . . . . . . . . . .  52
      7.06  Compliance with Environmental Laws  . . . . . . . . . . . .  52
      7.07  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
      7.08  End of Fiscal Years; Fiscal Quarters  . . . . . . . . . . .  54
      7.09  Performance of Obligations  . . . . . . . . . . . . . . . .  54
      7.10  Payment of Taxes  . . . . . . . . . . . . . . . . . . . . .  54
      7.11  Registry  . . . . . . . . . . . . . . . . . . . . . . . . .  55
      7.12  Additional Guarantors; Additional
               Collateral; etc  . . . . . . . . . . . . . . . . . . . .  56

SECTION 8.  Negative Covenants  . . . . . . . . . . . . . . . . . . . .  57
      8.01  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
      8.02  Consolidation, Merger, Purchase or Sale
               of Assets, etc.  . . . . . . . . . . . . . . . . . . . .  61
      8.03  Dividends . . . . . . . . . . . . . . . . . . . . . . . . .  63
      8.04  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . .  65
      8.05  Advances, Investments and Loans . . . . . . . . . . . . . .  68
      8.06  Transactions with Affiliates  . . . . . . . . . . . . . . .  70
      8.07  Maximum Leverage Ratio  . . . . . . . . . . . . . . . . . .  70
      8.08  Consolidated Interest Coverage Ratio  . . . . . . . . . . .  70
      8.09  Minimum Consolidated Net Worth  . . . . . . . . . . . . . .  71
      8.10  Limitation on Payments and Modifications of Subordinated
             Debt; Modifications of Certificate of Incorporation,
               Partnership Agreements and By-Laws . . . . . . . . . . .  71
      8.11  Limitation on Certain Restrictions on
               Subsidiaries . . . . . . . . . . . . . . . . . . . . . .  72
      8.12  Limitation on Issuance of Capital Stock . . . . . . . . . .  73
      8.13  Business  . . . . . . . . . . . . . . . . . . . . . . . . .  74
      8.14  Ownership of Subsidiaries . . . . . . . . . . . . . . . . .  74
      8.15  Special Purpose Corporation . . . . . . . . . . . . . . . .  74


                                   (iii)

                                                                       Page
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SECTION 9.  Events of Default . . . . . . . . . . . . . . . . . . . . .  74
      9.01  Payments  . . . . . . . . . . . . . . . . . . . . . . . . .  74
      9.02  Representations, etc. . . . . . . . . . . . . . . . . . . .  74
      9.03  Covenants . . . . . . . . . . . . . . . . . . . . . . . . .  75
      9.04  Default Under Other Agreements  . . . . . . . . . . . . . .  75
      9.05  Bankruptcy, etc.  . . . . . . . . . . . . . . . . . . . . .  75
      9.06  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
      9.07  Collateral Documents  . . . . . . . . . . . . . . . . . . .  77
      9.08  Guarantees  . . . . . . . . . . . . . . . . . . . . . . . .  77
      9.09  Judgments . . . . . . . . . . . . . . . . . . . . . . . . .  77
      9.10  Gaming Authority  . . . . . . . . . . . . . . . . . . . . .  77

SECTION 10.  Definitions and Accounting Terms . . . . . . . . . . . . .  78
      10.01  Defined Terms  . . . . . . . . . . . . . . . . . . . . . .  78

SECTION 11.  The Administrative Agent and Agents. . . . . . . . . . . . 110
      11.01  Appointment  . . . . . . . . . . . . . . . . . . . . . . . 110
      11.02  Nature of Duties . . . . . . . . . . . . . . . . . . . . . 111
      11.03  Lack of Reliance on the Administrative
               Agent and Agents . . . . . . . . . . . . . . . . . . . . 111
      11.04  Certain Rights of the Administrative
               Agent  . . . . . . . . . . . . . . . . . . . . . . . . . 112
      11.05  Reliance . . . . . . . . . . . . . . . . . . . . . . . . . 112
      11.06  Indemnification  . . . . . . . . . . . . . . . . . . . . . 112
      11.07  The Administrative Agent and the Agents
               in their Individual Capacities . . . . . . . . . . . . . 113
      11.08  Holders  . . . . . . . . . . . . . . . . . . . . . . . . . 113
      11.09  Resignation by the Administrative Agent
               and Agents . . . . . . . . . . . . . . . . . . . . . . . 113

SECTION 12.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . 114
      12.01  Payment of Expenses, etc.  . . . . . . . . . . . . . . . . 114
      12.02  Right of Setoff  . . . . . . . . . . . . . . . . . . . . . 116
      12.03  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . 117
      12.04  Benefit of Agreement . . . . . . . . . . . . . . . . . . . 117
      12.05  No Waiver; Remedies Cumulative . . . . . . . . . . . . . . 121
      12.06  Payments Pro Rata  . . . . . . . . . . . . . . . . . . . . 122
      12.07  Calculations; Computations . . . . . . . . . . . . . . . . 123
      12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER
             OF JURY
               TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . 123
      12.09  Counterparts . . . . . . . . . . . . . . . . . . . . . . . 124
      12.10  Effectiveness  . . . . . . . . . . . . . . . . . . . . . . 125
      12.11  Headings Descriptive . . . . . . . . . . . . . . . . . . . 125
      12.12  Amendment or Waiver  . . . . . . . . . . . . . . . . . . . 125
      12.13  Survival . . . . . . . . . . . . . . . . . . . . . . . . . 127


                                    (iv)

                                                                       Page
                                                                       ----

      12.14  Domicile of Loans  . . . . . . . . . . . . . . . . . . . . 127
      12.15  Application of Gaming Regulations. . . . . . . . . . . . . 127
      12.16  Confidentiality. . . . . . . . . . . . . . . . . . . . . . 128
      12.17  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . 128

SECTION 13.  Parent Guaranty  . . . . . . . . . . . . . . . . . . . . . 131
      13.01  The Guaranty . . . . . . . . . . . . . . . . . . . . . . . 131
      13.02  Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . 131
      13.03  Nature of Liability  . . . . . . . . . . . . . . . . . . . 131
      13.04  Independent Obligation . . . . . . . . . . . . . . . . . . 132
      13.05  Authorization  . . . . . . . . . . . . . . . . . . . . . . 132
      13.06  Reliance . . . . . . . . . . . . . . . . . . . . . . . . . 133
      13.07  Subordination  . . . . . . . . . . . . . . . . . . . . . . 133
      13.08  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . 134

SCHEDULE I     Revolving Loan Commitments
SCHEDULE II    Tax Matters
SCHEDULE III   Subsidiaries
SCHEDULE IV    Existing Indebtedness
SCHEDULE V     Joint Ventures
SCHEDULE VI    Insurance
SCHEDULE VII   Existing Liens
SCHEDULE VIII  Hotel Subsidiaries

EXHIBIT A      Notice of Borrowing
EXHIBIT B      Notice of Competitive Bid Borrowing
EXHIBIT C      Revolving Note
EXHIBIT D      Section 3.04(b)(iii) Certificate
EXHIBIT E      Election to Become a Subsidiary Borrower
EXHIBIT F      Assignment and Assumption Agreement


                                    (v)

          CREDIT AGREEMENT, dated as of June 9, 1995, among THE PROMUS COMPANIES INCORPORATED (which will be renamed "HARRAH'S ENTERTAINMENT, INC."), a Delaware corporation ("Parent"), EMBASSY SUITES, INC. (which will be renamed "HARRAH'S OPERATING COMPANY, INC."), a Delaware corporation (the "Company"), each Subsidiary Borrower (together with the Company, each a "Borrower" and, collectively, the "Borrowers"), the Banks party hereto from time to time, BANKERS TRUST COMPANY, THE BANK OF NEW YORK, CIBC INC., CREDIT LYONNAIS, ATLANTA AGENCY, FIRST INTERSTATE BANK OF CALIFORNIA, THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, NEW YORK BRANCH, NATIONSBANK OF GEORGIA, N.A., SOCIETE GENERALE, and THE SUMITOMO BANK, LIMITED, NEW YORK BRANCH, as Agents, and BANKERS TRUST COMPANY, as Administrative Agent (all capitalized terms used herein and defined in Section 10 are used herein as therein defined).


                           W I T N E S S E T H :
                           - - - - - - - - - -


          WHEREAS, the Original 5-Year Credit Agreement refinanced and replaced the Existing Credit Facilities (as defined in the Original 5-Year Credit Agreement);

          WHEREAS, this Agreement refinances and replaces, in part, the Original 5-Year Credit Agreement; and

          WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrowers the credit facilities provided for herein;

          NOW, THEREFORE, IT IS AGREED:


          SECTION 1.  Amount and Terms of Credit.
                      --------------------------

          1.01  The Commitments.  (a)  Subject to and upon the terms and
                ---------------
conditions set forth herein, each Bank severally agrees, at any time and from time to time on and after the Effective Date and prior to the Maturity Date for such Bank, to make a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to one or more Borrowers, which Revolving Loans:

          (i)  shall, at the option of the respective Borrower, be Base
     Rate Loans or Eurodollar Loans, provided
                                     --------
     that, except as otherwise specifically provided in Section 1.11(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type;

         (ii) may be repaid and reborrowed in accordance with the provisions hereof;

        (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which equals the Revolving Loan Commitment of such Bank at such time;

         (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to the aggregate principal amount of all Competitive Bid Loans (exclusive of Competitive Bid Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time; and

          (v) shall not exceed for any Subsidiary Borrower at any time outstanding that aggregate principal amount which equals such Subsidiary Borrower's Sub-Limit.

          (b) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees that the Company may incur a loan or loans (each a "Competitive Bid Loan" and, collectively, the "Competitive Bid Loans") pursuant to a Competitive Bid Borrowing from time to time on and after the Effective Date and prior to the date which is the Business Day preceding the date which is 30 days prior to the Final Maturity Date then in effect, provided that after giving effect to any Competitive Bid
                --------
Borrowing then being made the aggregate principal amount of all Competitive Bid Loans then outstanding, when added to the aggregate principal amount of all Revolving Loans then outstanding, shall not exceed the Total Revolving Loan Commitment at such time. Within the foregoing limits and subject to the terms and conditions set forth in Sections 1.04 and 5, Competitive Bid Loans may be repaid and reborrowed in accordance with the provisions hereof.

          1.02  Minimum Amount of Each Borrowing of Revolving Loans.  The
                ---------------------------------------------------
aggregate principal amount of each Borrowing of Revolving Loans shall not be less than $5,000,000 and, if greater, shall be in an integral multiple of $1,000,000. More than one Borrowing of Revolving Loans may occur on the same date, but at no time shall there be outstanding more than six Borrowings of Eurodollar Loans.

          1.03  Notice of Borrowing.  Whenever a Borrower desires to make a
                -------------------
Borrowing of Revolving Loans hereunder, it shall give the Administrative Agent at its Notice Office at least one Business Day's prior notice of each Base Rate Loan and at least three Business Days' prior notice of each Euro-dollar Loan to be made hereunder, provided that any such notice shall be
                                  --------
deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.11, shall be irrevocable and shall be given by such Borrower in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Revolving Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank written notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          1.04  Competitive Bid Borrowings.  (a)  Whenever the Company
                --------------------------
desires to incur a Competitive Bid Borrowing, it shall deliver to the Administrative Agent at its Notice Office not later than 11:00 A.M (New York time) at least three Business Days prior to the date of such proposed Competitive Bid Borrowing, a written notice substantially in the form of Exhibit B (each a "Notice of Competitive Bid Borrowing"), such notice to specify in each case (i) the date (which shall be a Business Day) and the aggregate principal amount of the proposed Competitive Bid Borrowing (which shall not be less than $5,000,000), (ii) the maturity date for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than seven days after the date of such Competitive Bid Borrowing or later than the fifth Business Day preceding the Final Maturity Date then in effect), (iii) the interest payment date or dates relating thereto (which shall be at least every three months in the case of maturities in excess of three months), (iv) the Senior Implied Indebtedness rating assigned by S&P and Moody's to the Company's Indebtedness, which ratings shall be at least BBB- Senior Implied in the case of S&P or Baa3 Senior Implied in the case of Moody's and (v) any other terms to be applicable to such Competitive Bid Borrowing. The Administrative Agent shall promptly notify each Bidder Bank of each such request for a Competitive Bid

Borrowing received by it from the Company by telecopying to each such Bidder Bank a copy of the related Notice of Competitive Bid Borrowing.

          (b) Each Bidder Bank shall, if in its sole discretion it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the Company as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Bidder Bank in its sole discretion and determined by such Bidder Bank independently of each other Bidder Bank, by notifying the Administrative Agent in writing (which shall give prompt written notice thereof to the Company), before 10:00 A.M. (New York time) on the date (the "Reply Date") which is two Business Days before the date of such proposed Competitive Bid Borrowing, of the minimum amount, if any, and maximum amount of each Competitive Bid Loan which such Bidder Bank would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of Section 1.01(b), exceed such Bank's Revolving Loan Commitment) and the rate or rates of interest therefor; provided, that if the Administrative Agent in
                            --------
its capacity as a Bidder Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Company in writing of such offer before 9:30 A.M. (New York time) on the Reply Date. If any Bidder Bank shall elect not to make such an offer, such Bidder Bank shall so notify the Administrative Agent, before 10:00 A.M. (New York time) on the Reply Date, and such Bidder Bank shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; provided,
                                                                --------
that the failure by any Bidder Bank to give such notice shall not cause such Bidder Bank to be obligated to, and such Bidder Bank shall not, make any Competitive Bid Loan as part of such proposed Competitive Bid Bor-rowing.

          (c) The Company shall, in turn, before 12:00 Noon (New York time) on the Reply Date, either

          (1) cancel such Competitive Bid Borrowing by giving the Administrative Agent notice (in writing or by telephone confirmed in writing) to that effect, or

          (2) accept one or more of the offers made by any Bidder Bank or Bidder Banks pursuant to clause (b) above by giving notice (in writing or by telephone confirmed in writing) to the Administrative Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, if any, and equal to or less than the maximum amount, notified to the

     Company by the Administrative Agent on behalf of each such Bidder Bank for such Competitive Bid Borrowing) and reject any remaining offers made by Bidder Banks pursuant to clause (b) above by giving the Administrative Agent notice to that effect; provided that acceptance
                                                 --------
     of offers may only be made on the basis of ascending Absolute Rates commencing with the lowest rate so offered; provided further, however,
                                                 ----------------
     if offers are made by two or more Bidder Banks at the same rate and acceptance of all such equal offers would result in a greater princi-pal amount of Competitive Bid Loans being accepted than the aggregate principal amount requested by the Company, the Company shall have the right to accept one or more such equal offers in their entirety and reject the other equal offer or offers or to allocate acceptance among all such equal offers (but giving effect to the minimum amounts, if any, and maximum amounts specified for each such offer pursuant to clause (b) above), as the Company may elect in its sole discretion.

          (d) If the Company notifies the Administrative Agent that such Competitive Bid Borrowing is cancelled pursuant to clause (c)(1) above, the Administrative Agent shall give prompt written notice thereof to the Bidder Banks and such Competitive Bid Borrowing shall not be made.

          (e) If the Company accepts one or more of the offers made by any Bidder Bank or Bidder Banks pursuant to clause (c)(2) above, the Administrative Agent shall in turn promptly notify (in writing or by telephone confirmed in writing) (x) each Bidder Bank that has made an offer as described in clause (b) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Bidder Bank pursuant to clause (b) above have been accepted by the Company and (y) each Bidder Bank that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Loan to be made by such Bidder Bank as part of such Competitive Bid Borrowing.

          (f) On the last Business Day of each calendar quarter, the Administrative Agent shall notify the Company and the Banks of the aggregate principal amount of Competitive Bid Loans outstanding at such time.

          1.05  Disbursement of Funds.  Except as otherwise specifically
                ---------------------
provided in the immediately succeeding sentence, not later than 10:00 A.M. (New York time) on the date speci-
fied in each Notice of Borrowing (or in the case of Competitive Bid Borrowings, not later than 10:00 A.M. (New York time) on the date specified pursuant to Section 1.04(b)), each Bank will make available its pro rata
                                                                --- ----
portion of each such Borrowing requested to be made on such date (or in the case of Competitive Bid Loans, each Bidder Bank participating in the respective Competitive Bid Borrowing will make available its share thereof). All such amounts shall be made available in Dollars and in im-mediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the respective Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the respective Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the respective Borrower and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the overnight Federal Funds Rate and (ii) if recovered from such Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to
Section 1.09. Nothing in this Section 1.05 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the respective Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

          1.06  Notes; Register.  (a)  Each Borrower's obligation to pay
                ---------------
the principal of, and interest on, the Revolving Loans made by each Bank to such Borrower shall be evidenced by a promissory note duly executed and delivered by such Borrower substantially in the form of Exhibit C, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes").

          (b) The Revolving Note issued by each Borrower to each Bank shall (i) be payable to the order of such Bank and be dated the Effective Date, (ii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the out-standing Revolving Loans evidenced thereby, (iii) mature on such Bank's Maturity Date, (iv) bear interest as provided in the appropriate clause of
Section 1.09 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (v) be subject to mandatory repayment as provided in Section 3.02 and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) Each Bank will note on its internal records the amount of each Revolving Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Revolving Notes endorse on the reverse side thereof the outstanding principal amount of Revolving Loans evidenced thereby. Failure to make any such notation (or any error in such notation) shall not affect any Borrower's obligations in respect of such Revolving Loans.

          (d) The Administrative Agent shall maintain at its Payment Office a register for the recordation of the names and addresses of the Banks, the Revolving Loan Commitments of the Banks from time to time, and the principal amount of the Revolving Loans and Competitive Bid Loans owing to each Bank from time to time, together with the maturity and interest rates applicable to each Competitive Bid Loan and the other terms applicable thereto (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by each Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice to the Administrative Agent.

          1.07  Conversions.  Each Borrower shall have the option to
                -----------
convert, on any Business Day, at least $5,000,000 of the outstanding prin-cipal amount of the Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loan, provided that (i) except as otherwise provided in Section
                --------
1.11(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an

Interest Period applicable to the Revolving Loans being converted and no such conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than $5,000,000, (ii) unless the Required Banks otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section 1.07 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the respective Borrower by giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Con-version") specifying the Revolving Loans to be so converted, the Bor-rowing(s) pursuant to which such Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt written notice of any such proposed conversion affecting any of its Revolving Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Revolving Loans being converted.

          1.08  Pro Rata Borrowings.  All Borrowings of Revolving Loans
                -------------------
under this Agreement shall be incurred from the Banks pro rata on the basis
                                                      --- ----
of their Revolving Loan Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Revolving Loans hereunder.

          1.09  Interest.  (a)  Each Borrower agrees to pay interest in
                --------
respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to such Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the Base Rate in effect from time to time.

          (b) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to such Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

          (c) The Company agrees to pay interest in respect of the unpaid principal amount of each Competitive Bid Loan from the date the proceeds thereof are made available to the Company until the maturity thereof (whether by acceleration or otherwise) at the rate or rates per annum specified pursuant to Section 1.04(b) by the Bidder Bank or Bidder Banks, as the case may be, making such Competitive Bid Loan and accepted by the Company pursuant to Section 1.04(c)(2).

          (d) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the Base Rate in effect from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

          (e)  Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, (iii) in respect of each Competitive Bid Loan, at such times as specified in the Notice of Competitive Bid Borrowing relating thereto and (iv) in respect of each Loan, on any repayment (on the amount repaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (f) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the respective Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.10  Interest Periods.  At the time it gives any Notice of
                ----------------
Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), each Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the in-terest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of such Borrower, be a one, two, three or six month period, provided that:
                                     --------

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

         (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

        (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

         (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest
                              --------  -------
     Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) unless the Required Banks otherwise agree, no Interest Period may be selected at any time when an Event of Default is then in existence; and

        (vi) no Interest Period shall be selected which extends beyond the Final Maturity Date as then in effect.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the respective Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, such Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effec-tive as of the expiration date of such current Interest Period.

          1.11  Increased Costs, Illegality, etc.  (a)  In the event that
                ---------------------------------
any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascer-taining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

         (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan or Competitive Bid Loan, as the case may be, because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the inter-pretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or re-quest, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on the Revolving Notes, the Competitive Bid Loans or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the Effective Date affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

        (iii) at any time, that the making or continuance of any Eurodollar Loan or Competitive Bid Loan, as the case may be, has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give telephonic notice (confirmed in writing) to the respective Borrower and, except in the case of clause
(i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the respective Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by such Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (y) in the case of clause (ii) above, the respective Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to such Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and
(z) in the case of clause (iii) above, the respective Borrower shall take one of the actions specified in Section 1.11(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan or Competitive Bid Loan is affected by the circumstances described in Section 1.11(a)(ii) or (iii), the respective Borrower may (and in the case of any Eurodollar Loan or Competitive Bid Loan affected by the circumstances described in Section 1.11(a)(iii) shall) either (x) if the affected Eurodollar Loan or Competitive Bid Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.11(a)(ii) or (iii), (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan or (z) if the affected Competitive Bid Loan is then outstanding, repay such Competitive Bid Loan in full; provided that, if more than one Bank is affected at any time, then
         --------
all affected Banks must be treated the same pursuant to this Section
1.11(b).

          (c) If at any time any Bank determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law and including, without limitation, those announced or published prior to the Effective Date) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Revolving Loan Commitment hereunder or its obligations hereunder, then the Borrowers shall pay (and shall be jointly and severally obligated to pay) to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's deter-
                                          --------
mination of compensation owing under this Section 1.11(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.11(c), will give prompt written notice thereof to the Borrowers, which notice shall show the basis for calculation of such additional amounts.

          1.12  Compensation.  The respective Borrower shall compensate
                ------------
each Bank, upon its written request (which request shall (x) set forth the basis for requesting such compensation and (y) absent manifest error, be final and conclusive and binding upon all the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans or Competitive Bid Loans) which such Bank may sustain:
(i) if for any reason (other than a default by such Bank or the Admin-istrative Agent) a Borrowing of Eurodollar Loans or

Competitive Bid Loans, or conversion from or into Eurodollar Loans, does not occur on a date specified therefor in a Notice of Borrowing, Notice of Competitive Bid Borrowing or Notice of Conversion (whether or not withdrawn by such Borrower or deemed withdrawn pursuant to Section 1.11(a)); (ii) if any repayment (including any repayment made pursuant to Section 3.01 or 3.02 or a result of an acceleration of the Loans pursuant to Section 9) or conversion of any of its Eurodollar Loans or Competitive Bid Loans occurs on a date which is not the last day of an Interest Period with respect thereto or the maturity date thereof; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepay-ment given by such Borrower; or (iv) as a consequence of (x) any other default by such Borrower to repay its Loans when required by the terms of this Agreement or any Revolving Note held by such Bank or (y) any election made pursuant to Section 1.11(b).

          1.13  Change of Lending Office.  Each Bank agrees that on the
                ------------------------
occurrence of any event giving rise to the operation of Section 1.11(a)(ii) or (iii), Section 1.11(c) or Section 3.04 with respect to such Bank, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event, provided that such designation
                                             --------
is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.13 shall affect or postpone any of the obliga-tions of any Borrower or the right of any Bank provided in Sections 1.11 and 3.04.

          1.14  Replacement of Banks.  If any Bank (1) becomes a Defaulting
                --------------------
Bank or otherwise defaults in its obligation to make Revolving Loans,
(2) is incurring or is reasonably expected to incur costs which are or would be material in amount and are associated with a Gaming Authority's investigation of whether or not such Bank is a Qualified Person, (3) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 12.12(b) or (4) if any Bank becomes a Non-Continuing Bank, the Company shall have the right, if no Default or Event of Default will exist immediately after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Qualified Person or Persons, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement

Bank"), acceptable to the Administrative Agent; provided that:
                                                --------

          (i) at the time of any replacement pursuant to this Section 1.14, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to, and in accordance with the terms of, Section 12.04(b) (and with all fees payable pursuant to said
     Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire the Revolving Loan Commitment and all outstanding Loans of the Replaced Bank and, in connection there-with, shall pay to the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank and
     (B) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 2.01;

         (ii) all obligations of the Borrowers owing to the Replaced Bank (including all obligations, if any, owing pursuant to Section 1.12, but excluding those obligations specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement; and

        (iii) the Maturity Date applicable to the Replacement Bank's Revolving Loan Commitment shall be the Final Maturity Date then in effect (or as same may be extended from time to time thereafter by such Bank pursuant to Section 2.04).

Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Revolving Notes executed by the Borrowers, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to consti-tute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.11, 1.12, 3.04, 12.01 and 12.06), which shall survive as to such Replaced Bank.

          SECTION 2.  Fees; Reductions of Revolving Loan Commitment; Final
                      ----------------------------------------------------
Maturity Date Extensions.
- ------------------------

          2.01  Fees.  (a)  The Company agrees to pay to the Administrative
                ----
Agent for distribution to each Non-Defaulting Bank a facility fee (the "Facility Fee") for the period from the Effective Date to but excluding the Final Maturity Date then in effect (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Facility Fee Percentage on the daily average Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Facility Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Final Maturity Date then in effect or such earlier date upon which the Total Revolving Loan Commitment shall have been terminated and, with respect to any Facility Fee owing to any Bank whose Revolving Loan Commitment shall have been terminated pursuant to Section 1.14, on the date on which such Bank's Revolving Loan Commitment shall have been terminated.

          (b) Each Borrower agrees to pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by such Borrower and the Administrative Agent.

          2.02  Voluntary Termination of Unutilized Revolving Loan Commit-
                ----------------------------------------------------------
ments.  (a) Upon at least two Business Days' prior written notice to the
- -----
Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Company shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $5,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such
                                                   --------
reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank.

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 12.12(b), the Company shall have the right, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), to terminate the entire Revolving Loan Commitment of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Bank are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.11, 1.12, 3.04, 12.01 and 12.06), which shall survive as to such repaid Bank.

          2.03  Mandatory Reduction of Revolving Loan Commitments.  (a)
                -------------------------------------------------
(i) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Final Maturity Date then in effect.

         (ii) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, each Bank's Revolving Loan Commitment shall terminate on such Bank's Maturity Date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, on the 15th day after the date on which any Change of Control occurs, the Total Revolving Loan Commitment shall be reduced to zero unless the Required Banks otherwise agree in writing in their sole discretion.

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, on each date after the Effective Date upon which Parent or any of its Subsidiaries receives any proceeds from any incurrence by Parent or any of its Subsidiaries of Permitted Designated Indebtedness, the Total Revolving Loan Commitment shall be reduced by an amount equal to its Share of the cash proceeds of the respective incurrence of Permitted Designated Indebtedness (net of underwriting or placement discounts and commissions and other reasonable costs associated therewith), provided that in the case of each incurrence of Existing Casino Non-
- --------
Recourse Financing, the Total Revolving Loan Commitment shall only be reduced by an amount equal to its Share of the Minimum Proceeds Amount for the respective Casino Property; provided further, to the extent that the 5-
                                -------- -------
Year Banks do not require that their full Share be applied to reduce the Total 5-Year Revolving Loan Commitment, the amount of their Share not so applied shall instead be applied to reduce the Total Revolving Loan Commitment as required by clause (e) of this Section 2.03.

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, on each date after the Effective Date upon which Parent or any of its Subsidiaries receives proceeds from any sale of assets constituting Collateral (but excluding (i) sales of inventory, materials and equipment in the ordinary course of business and (ii) sales of obsolete, uneconomic or worn-out equipment or materials), the Total Revolving Loan Commitment shall be reduced by an amount equal to its Share of 100% of the Net Sale Proceeds thereof, provided that, in the case of any sale of a Casino Property, the Total Revolving Loan Commitment shall only be reduced by an amount equal to its Share of the Minimum Proceeds Amount for the respective Casino Property or Casino Owner thereof; provided further, to the extent that the 5-Year Banks do not require that their full Share be applied to reduce the Total 5-Year Revolving Loan Commitment, the amount of their Share not so applied instead be applied to reduce the Total Revolving Loan Commitment as required by clause (e) of this Section 2.03.

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 2.03, following any mandatory commitment reduction required by Section 2.03(c) or (d) with respect to which the Shares of the various Issues of Senior Debt have been calculated in accordance with clause (A) of the definition of "Share," on the first date thereafter upon which it is subsequently determined that the amount which will actually be required to mandatorily reduce the Total 5-Year Revolving Loan Commitment is less than the Share applicable thereto (whether because the 5-Year Banks elected not to require such reduction or otherwise), then the amount which will not be so required to mandatorily reduce the Total 5-Year Revolving Loan Commitment shall instead be required to reduce the Total Revolving Loan Commitment as required by Section 2.03(c) or (d), as the case may be.

          (f) The Total Revolving Loan Commitment shall be reduced, and the Revolving Loan Commitment of the respective Former Bank shall be terminated, in the amount and at the times provided in Section 12.04(d).

          (g) Except as otherwise provided in clauses (a)(ii) and (f) of this Section 2.03, each reduction to the Total Revolving Loan Commitment pursuant to this Section 2.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each Bank.

          2.04  Final Maturity Date Extensions.  (a) Not less than 45 days
                ------------------------------
and not more than 90 days prior to the Final Maturity Date then in effect, the Company may make a written request to the Administrative Agent, who shall forward a copy of each such request to each of the Banks, that the Final

Maturity Date then in effect be extended to the date which occurs 364 days after the Requested Extension Effective Date specified by the Company in its written request as described in the immediately succeeding sentence. Each request by the Company pursuant to the immediately preceding sentence shall specify a date (the "Requested Extension Effective Date"), which shall be not earlier than 15 days after the giving of the respective notice and not later than 15 days prior to the Final Maturity Date then in effect, which would be the date of the effectiveness of the changes to the Final Maturity Date and the Maturity Dates of the consenting Banks. Each request pursuant to the first sentence of this Section 2.04 shall also be accompanied by a certificate of a senior officer of the Company stating that no Default or Event of Default has occurred and is continuing. Each Bank, acting in its sole discretion and with no obligation to grant any extension pursuant to this Section 2.04, shall, by written notice to the Company and the Administrative Agent, such notice to be given on or prior to the earlier of (x) the Requested Extension Effective Date and (y) the 30th day following receipt by such Bank of such request by the Company, advise the Company and the Administrative Agent whether or not such Bank agrees to such extension, provided that any Bank which fails to so notify the Company and the Administrative Agent as provided above shall be deemed to have elected not to grant such extension. In giving any extensions pursuant to the immediately preceding sentence, any Bank, at its option, may specify that its extension is conditioned upon each other Bank agreeing to the extension of the Final Maturity Date or, in lieu thereof, may specify that Banks with a certain minimum aggregate amount of Revolving Loan Commitments (to be specified by such Bank) shall have agreed to such extension. The Administrative Agent shall notify the Company and each of the Banks as to which Banks have agreed to such extension and as to the new Final Maturity Date as a result thereof.

          (b) In the event that the Final Maturity Date is extended by some but not all of the Banks, unless the Non-Continuing Bank or Banks shall have been replaced by a Replacement Bank on or before the Maturity Date of each such Non-Continuing Bank pursuant to Section 1.14, on the Maturity Date of each such Non-Continuing Bank the Borrower shall repay all Loans of each such Non-Continuing Bank, together with all accrued and unpaid interest thereon, and all Fees and other amounts owing to each such Non-Continuing Bank and upon such payment each such Non-Continuing Bank shall cease to constitute a Bank hereunder, except with respect to the indemnification provisions under this Agreement (including, without limitation, Sections 1.11, 1.12, 3.04,
12.01 and 12.06), which shall survive as to each such Non-Continuing Bank.

          SECTION 3.  Prepayments; Payments; Taxes.
                      ----------------------------

          3.01  Voluntary Prepayments.  Each Borrower shall have the right
                ---------------------
to prepay the Loans made to it, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:

          (i) such Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, the amount of such prepayment and the Types of Revolving Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks;

         (ii) each prepayment shall be in an aggregate principal amount of at least $5,000,000, provided that, if any partial prepayment of
                          --------
     Eurodollar Loans made pursuant to any Borrowing shall reduce the out-standing Eurodollar Loans made pursuant to such Borrowing to an amount less than $5,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect;

        (iii) each prepayment in respect of any Revolving Loans made pur-suant to a Borrowing shall be applied pro rata among such Revolving
                                           --- ----
     Loans, provided that, at the respective Borrower's election in connec-
            --------
     tion with any prepayment of Revolving Loans pursuant to this Section 3.01, such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank;

         (iv) in the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 12.12(b), the Borrowers shall have the right, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank in accordance with said Section 12.12(b) so long as (A) the Revolving Loan Commit-ment of such Bank is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 12.12(b) in connection with the repayment pursuant to this clause (iv) have been obtained; and

          (v) except as otherwise provided in preceding clause (iv), the Company may not voluntarily prepay any Competitive Bid Loans without the consent of the Bank that had made such Competitive Bid Loans.

          3.02  Mandatory Repayments.  (a)(i) On any day on which the sum
                --------------------
of the aggregate outstanding principal amount of Revolving Loans and Competitive Bid Loans exceeds the Total Revolving Loan Commitment as then in effect, there shall be required to be repaid on such date that principal amount of Revolving Loans and, after all such Revolving Loans have been repaid in full, Competitive Bid Loans in an amount equal to such excess.

          (ii) On any day on which the aggregate outstanding principal amount of Revolving Loans made to any Subsidiary Borrower exceeds such Subsidiary Borrower's Sub-Limit, such Subsidiary Borrower shall repay principal of its Revolving Loans in an amount equal to such excess.

          (b) With respect to each repayment of Revolving Loans required by this Section 3.02, the respective Borrower may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section
- --------
3.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full;
(ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $5,000,000, such Borrowing shall be converted on such day into a Borrowing of Base Rate Loans; and (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans. Each
                           --- ----
prepayment of Competitive Bid Loans required by this Section 3.02 shall be applied pro rata among all outstanding Competitive Bid Loans. In the
        --- ----
absence of a designation by any Borrower as described in the second preced-ing sentence, the Administrative Agent shall, upon telephonic notice to the Company and subject to the above, make such designation in its sole discretion.

          (c) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Competitive Bid Loans shall be repaid in full on the fifth Business Day preceding the Final Maturity Date then in effect and (ii) all then outstanding Revolving Loans shall be repaid in full on the Final Maturity Date then in effect.

          3.03  Method and Place of Payment.  Except as otherwise
                ---------------------------
specifically provided herein, all payments under this Agreement or under any Revolving Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Revolving Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          3.04  Net Payments.  (a)  All payments made by any Borrower
                ------------
hereunder or under any Revolving Note, will be made without setoff, counterclaim or other defense. Except as provided in Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the immediately succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the United States and the jurisdiction in which it is organized or in which the principal office or applicable lending office of such Bank is located or any subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Borrowers agree to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivi-sion or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. If any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Revolving Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Revolving Note. The Borrowers will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law copies of official tax receipts received from the relevant taxing authority evidencing such payment by the Borrowers. The Borrowers agree to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b) Each Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees (i) in the case of any such Bank that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code and which constitutes a Bank hereunder on the Effective Date, to provide to the Company and the Administrative Agent within five days after the Effective Date two original signed copies of Internal Revenue Service Form 4224 or Form 1001 certifying to such Bank's entitlement to an exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Revolving Note, (ii) in the case of any such Bank that is a "bank" within the meaning of Section 881(c) (3)(A) of the Code, that, to the extent legally entitled to do so, (x) with respect to a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.14 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), within five days after such assignment or transfer to such Bank, and (y) with respect to any such Bank, from time to time upon the reasonable written request of the Company or the Administrative Agent after the Effective Date, such Bank will provide to the Company and the Administrative Agent two original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or any successor forms) certifying to such Bank's entitlement to an exemption from, or reduction in, United States withholding tax with respect to payments to be made under this Agreement and under any Revolving Note, (iii) in the case of any such Bank (other than a Bank described in clause (i) or (ii) above) which constitutes a Bank hereunder on the Effective Date, to provide to the Company and the Administrative Agent, within five days after the Effective Date (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 3.04(b)(iii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8, certifying to such Bank's entitlement at the date of such certificate (assuming compliance by the Company with Section 7.11) to an exemption from United States withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and under any Revolving Note and (iv) in the case of any such Bank (other than a Bank described in clause (i) or (ii) above), to the extent legally entitled to do so, (x) with respect to a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.14 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), within five days after such assignment or transfer to such Bank, and (y) with respect to any such Bank, from time to time upon the reasonable written request of the Company or the Administrative Agent after the Effective Date, to provide to the Company and the Administrative Agent such other forms as may be required in order to establish the enti-tlement of such Bank to an exemption from withholding with respect to payments under this Agreement and under any Revolving Note. Notwith-standing anything to the contrary contained in Section 3.04(a), but subject to the immediately succeeding sentence, each Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder (without any obligation to pay the respective Bank additional amounts with respect thereto) for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes and which has not provided to the Company such forms required to be provided to the Company pursuant to the first sentence of this Section 3.04(b). Notwithstanding anything to the contrary contained in the preceding sentence and except as set forth in Section 12.04(b), each Borrower agrees to indemnify each Bank in the manner set forth in Section 3.04(a) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          (c)  If any Borrower pays any additional amount under this
Section 3.04 to a Bank and such Bank determines that it has received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Bank shall pay to the respective Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank in such taxable year as a consequence of such refund, reduction or credit.

          SECTION 4.  Conditions Precedent to the Effective Date.  The
                      ------------------------------------------
occurrence of the Effective Date pursuant to Section 12.10, and the obli-gation of each Bank to make Revolving Loans on the Effective Date is subject to the satisfaction of the following conditions:

          4.01  Execution of Agreement; Notes.  On or prior to the
                -----------------------------
Effective Date, (i) this Agreement shall have been executed and delivered as provided in Section 12.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each Bank the appropriate Revolving Notes executed by the respective Borrowers, in the amount, maturity and as otherwise provided herein.

          4.02  Officer's Certificate.  On the Effective Date, the
                ---------------------
Administrative Agent shall have received a certificate dated the Effective Date signed on behalf of the Company by the President, any Senior Vice President or any Vice President of the Company stating that all of the conditions in Sections 4.14, 4.15, 4.16, 4.17, 4.19, 4.20 and 5.01 have been satisfied on such date.

          4.03  Opinions of Counsel.  On the Effective Date, the
                -------------------
Administrative Agent shall have received (i) from Latham

& Watkins, counsel to Parent, the Company and the Subsidiary Borrowers, an opinion addressed to the Administrative Agent and each of the Banks and dated the Effective Date in form and substance satisfactory to the Administrative Agent and the Required Banks, (ii) from E.O. Robinson, Jr., General Counsel to Parent and the Company, an opinion addressed to the Administrative Agent and each of the Banks and dated the Effective Date in form and substance satisfactory to the Administrative Agent and the Required Banks and (iii) from local counsel reasonably satisfactory to the Administrative Agent, opinions each of which shall be in form and substance satisfactory to the Administrative Agent and the Required Banks and shall cover the New Jersey and Nevada Gaming Regulations and the perfection and priority of the security interests granted pursuant to the Security Agreement and the Mortgages (except that no opinion need be given with respect to the priority of the Lien of any Mortgage) and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

          4.04  Corporate Documents; Proceedings.  (a)  On the Effective
                --------------------------------
Date, the Administrative Agent shall have received a certificate, dated the Effective Date, signed by the President, any Senior Vice President or any Vice President of each of the Credit Parties, and attested to by the Secretary or any Assistant Secretary of each such Credit Party, in the form of Exhibit E to the 5-Year Credit Agreement with appropriate insertions, together with copies of the certificate of incorporation, partnership agreement and by-laws of such Credit Party, as the case may be, and the re-solutions of such Credit Party referred to in such certificate, and the foregoing shall be acceptable to the Administrative Agent in its reasonable discretion.

          (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement, the other Credit Documents and the Hotel Transaction Documents shall be satisfactory in form and substance to the Administrative Agent and the Required Banks, and the Administrative Agent shall have received true and correct copies of all Hotel Transaction Documents, together with all information and copies of all other documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          4.05  Master Collateral Agreement.  On the Effective Date, the
                ---------------------------
Administrative Agent, the Collateral Agent and each Collateral Grantor shall have entered into an amendment to the Master Collateral Agreement in the form of Exhibit F to the 5-Year Credit Agreement, and the Master Collateral Agreement, as so amended, shall be in full force and effect.

          4.06  Pledge Agreements.  (a)  On the Effective Date, the
                -----------------
Collateral Agent and Parent shall have entered into an amendment to the Parent Pledge Agreement in the form of Exhibit G-1 to the 5-Year Credit Agreement, and the Parent Pledge Agreement, as so amended, shall be in full force and effect. On the Effective Date, the Collateral Agent, as Pledgee, shall have in its possession all the Pledged Securities referred to in the Parent Pledge Agreement then owned by Parent, together with executed and undated stock powers.

          (b) On the Effective Date, the Collateral Agent and each Collateral Grantor party to the Company/Sub Pledge Agreement shall have entered into an amendment to the Company/Sub Pledge Agreement in the form of Exhibit G-2 to the 5-Year Credit Agreement, and the Company/Sub Pledge Agreement, as so amended, shall be in full force and effect. On the Effective Date, the Collateral Agent, as Pledgee, shall have in its possession all the Pledged Securities referred to in the Company/Sub Pledge Agreement then owned by the respective Collateral Grantor, together with executed and undated stock powers.

          4.07  Security Agreement.  On the Effective Date, the Collateral
                ------------------
Agent and each Collateral Grantor party to the Security Agreement shall have entered into an amendment to the Security Agreement in the form of Exhibit H to the 5-Year Credit Agreement, and the Security Agreement, as so amended, shall be in full force and effect. On the Effective Date, no filings, recordings or registrations (other than those made prior to the Effective Date) shall be necessary or required to perfect (or maintain the perfection and priority of) the security interest created under the Security Agreement.

          4.08  Company/Sub Guaranty.  On the Effective Date, the
                --------------------
Collateral Agent, the Company and each other Guarantor (other than Parent) shall have entered into an amendment to the Company/Sub Guaranty in the form of Exhibit I to the 5-Year Credit Agreement, and the Company/Sub Guaranty, as so amended, shall be in full force and effect.

          4.09  Mortgages; Title Insurance; Surveys; etc.  On the Effective
                -----------------------------------------
Date, the Collateral Agent shall have received:

          (i) fully executed counterparts of amendments (each a "Mortgage Amendment" and, collectively, the "Mortgage Amendments") to each of the Mortgages in the form of Exhibit J-1 to the 5-Year Credit Agreement in the case of the Atlantic City Property and Exhibit J-2 to the 5-Year Credit Agreement in the case of the other Casino Properties, together with evidence that counterparts of the Mortgage Amendments have been delivered to the title insurance company insuring the Lien of such Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to create or maintain a valid and enforceable first priority mortgage lien on each such Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties;

         (ii) endorsements to the Mortgage Policies issued by First American Title Insurance Company or such other title insurers reasonably satisfactory to the Administrative Agent in amounts satis-factory to the Administrative Agent assuring the Administrative Agent that the Mortgages on the Mortgaged Properties are valid and enforce-able first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Per-mitted Encumbrances and such endorsements shall otherwise be in form and substance satisfactory to the Administrative Agent, and shall include, as appropriate, an endorsement for future advances under this Agreement and the Revolving Notes and for any other matter that the Administrative Agent in its discretion may reasonably request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as the Administrative Agent in its discretion may reasonably request; and

        (iii) either (x) an officer's certificate of the Company with respect to each Mortgaged Property certifying that there has been no material alterations or improvements to such Mortgaged Property, which certificate shall be in form and substance satisfactory to the Administrative Agent or (y) in the case of any Mortgaged Property for which the foregoing certification cannot be made, an updated survey for such Mortgaged Property, in form and substance reasonably satis-factory to the Administrative Agent, certified by a licensed professional surveyor reasonably satisfactory to the Administrative Agent.

          4.10  Assignment of Partnership Interests Agreement.  On the
                ---------------------------------------------
Effective Date, the Collateral Agent, Marina, Harrah's Atlantic City and Harrah's New Jersey shall have entered into an amendment to the Assignment of Partnership Interests Agreement in the form of Exhibit K to the 5-Year Credit Agreement, and the Assignment of Partnership Interests Agreement, as so amended, shall be in full force and effect.

          4.11  Assignment of Leases.   On the Effective Date, the
                --------------------
Collateral Agent and Marina shall have entered into an amendment to the Assignment of Leases in the form of Exhibit L to the 5-Year Credit Agreement, and the Assignment of Leases, as so amended, shall be in full force and effect.

           4.12  Net Lease Agreements.   On the Effective Date, each of the
                 --------------------
Net Lease Agreements shall be in full force and effect, provided that, to the extent the Company transfers its ownership interest in any of the Casino Properties located in Nevada to Harrah's Club as permitted by
Section 8.02(a), the Net Lease Agreement with respect to each such Casino Property may be terminated.

          4.13  Consent Letter.  On the Effective Date, the Administrative
                --------------
Agent shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, substantially in the form of Exhibit M to the 5-Year Credit Agreement, indicating its consent to its appointment by each Credit Party as its agent to receive service of process as specified in Section 12.08.

          4.14  Adverse Change.  On or prior to the Effective Date, nothing
                --------------
shall have occurred (and the Banks shall have become aware of no facts or conditions not previously known) which the Administrative Agent or the Required Banks shall determine has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Admin-istrative Agent, the Collateral Agent or the Banks, or on the ability of Parent or any Borrower or any other Credit Party to perform its obligations to the Administrative Agent, the Collateral Agent and the Banks or which has, or could reasonably be expected to have, a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

          4.15  Litigation.  On the Effective Date, no litigation by any
                ----------
entity (private or governmental) shall be pending or threatened with respect to this Agreement, the Hotel Transaction or any documentation executed in connection herewith or therewith or the transactions contemplated hereby or thereby, or with respect to any material Indebt-edness of Parent or any of its Subsidiaries or which the Administrative Agent or the Required Banks shall determine could reasonably be expected to have a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

          4.16  Hotel Transaction.  (a) On the Effective Date, Parent shall
                -----------------
have changed its legal corporate name to "Harrah's Entertainment, Inc.", and the Company shall have changed its legal corporate name to "Harrah's Operating Company, Inc."

          (b) On the Effective Date, the Company and the Hotel Subsidiaries shall have entered into the Hotel Facility, no default or event of default shall exist thereunder and the Company shall have incurred not less than $210,000,000 of loans thereunder.

          (c) On the Effective Date, the Company shall have consummated the Hotel Transfer.

          (d) On the Effective Date, in consideration of the Hotel Transfer described in clause (c) of this Section 4.16, the Company shall have irrevocably and unconditionally assigned to the Hotel Company, and the Hotel Company shall have irrevocably and unconditionally assumed from the Company, and the Company shall have been irrevocably and unconditionally released from, all of the Company's rights and obligations under the Hotel Facility.

          (e) On the Effective Date, Parent and the Company shall have declared and paid the Hotel Stock Dividend.

          4.17  Approvals, etc.  (a) On or prior to the Effective Date, all
                ---------------
necessary governmental (domestic and foreign) and third party approvals (including, without limitation, the approval of the holders of the 8-3/4% Senior Subordinated Notes and 10-7/8% Senior Subordinated Notes) in connection with the transactions contemplated by this Agreement, the Hotel Transaction Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by this Agreement, the Hotel Transaction Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated by this Agreement, the Hotel Transaction Documents or otherwise referred to herein or therein.

          (b) On or prior to the Effective Date, the Company shall have received sufficient Consents to authorize the execution and delivery of the indenture supplements to the 8-3/4% Senior Subordinated Notes Indenture and the 10-7/8% Senior Subordinated Notes Indenture and such indenture supplements shall have been duly executed and delivered by the Company and the respective indenture trustee thereunder and all conditions to the effectiveness thereof shall have been satisfied. All of the terms and conditions of the Consents and the respective indenture supplements shall be reasonably satisfactory to the Administrative Agent and the Required Banks and in compliance with the applicable Hotel Transaction Documents and all applicable laws (including, without limitation, Federal and state securities laws).

          (c) On or prior to the Effective Date, the Administrative Agent shall have received evidence that the Banks are qualified under the New Jersey Gaming Regulations as financial sources or qualifiers, or are exempt or waived therefrom, and shall be satisfied that no other New Jersey or Nevada gaming license, authorization, qualification, waiver or exemption of the Banks is required on or prior to the Effective Date by reason of this Agreement or the Collateral Documents. The Administrative Agent also shall be satisfied in its discretion with any conditions or requirements imposed by the New Jersey, Nevada or other relevant Gaming Authorities upon the Banks, this Agreement, the Collateral Documents, the Collateral or the Hotel Transaction.

          (d) Parent, its shareholders and Subsidiaries shall have received any qualifications required under applicable Gaming Regulations in connection with this Agreement, the Collateral Documents and the Hotel Transaction, and the Borrowers and the Guarantors shall have received all other approvals, authorizations or consents of, or notices to or registrations with any governmental body and required releases and consents from other appropriate Persons (including, without limitation, the shareholders of Parent) in connection with this Agreement, the Collateral Documents and the Hotel Transaction and shall have provided copies or other satisfactory evidence of all approvals, authorizations or consents referred to above to the Administrative Agent.

          4.18  Solvency Certificate; Evidence of Insurance.  On the
                -------------------------------------------
Effective Date, there shall have been delivered to the Administrative Agent
(i) a certificate in the form of Exhibit N to the 5-Year Credit Agreement, addressed to the Administrative Agent and each of the Banks and dated the Effective Date, from the chief financial officer of Parent, providing the opinion of such chief financial officer as to the solvency of Parent, the Company, each Subsidiary Borrower and Parent and its Subsidiaries taken as a whole, and (ii) evidence of insurance (A) satisfactory to the Administrative Agent that insurance is in effect with respect to each of the Mortgaged Properties and covering such risks and in such amounts and with such coverages as required by the Administrative Agent and (B) that each insurance policy covering the Collateral and each other material insurance policy is effective as required in accordance with the requirements of Section 7.03 for the business and properties of Parent and its Subsidiaries, in scope, form and substance satisfactory to the Admin-istrative Agent and the Required Banks and naming the Collateral Agent, in the case of Collateral, as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or revised without at least 30 days' prior written notice by the respective insurer to the Collateral Agent.

          4.19  Payment of Fees.  On the Effective Date, all costs, fees
                ---------------
and expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby or otherwise agreed and payable to the Banks or the Administrative Agent shall have been paid to the extent due.

          4.20  5-Year Credit Agreement.  On the Effective Date, Parent,
                -----------------------
the Company, the Subsidiary Borrowers, the 5-Year Banks and the Administrative Agent shall have entered into the 5-Year Credit Agreement, and the 5-Year Credit Agreement shall be in full force and effect. On the Effective Date, the Company shall have delivered to the Administrative Agent a true and correct copy of the 5-Year Credit Agreement, which shall be required to be in form and substance satisfactory to the Administrative Agent and the Required Banks.

          4.21  Schedules.  On the Effective Date, the Company shall have
                ---------
delivered to each of the Banks true and complete copies of Schedules II through VIII, which Schedules shall be in form and substance satisfactory to the Administrative Agent and the Required Banks.

          SECTION 5.  Conditions Precedent to All Loans.  The obligation of
                      ---------------------------------
each Bank to make Loans (including Loans made on the Effective Date), is subject, at the time of the making of each such Loan (except as hereinafter indicated), to the satisfaction of the following conditions:

          5.01  No Default; Representations and Warranties.  At the time of
                ------------------------------------------
each such Loan and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          5.02  Notice of Borrowing; Competitive Bid Loans.  (a)  Prior to
                ------------------------------------------
the making of each Revolving Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03.

          (b) Prior to the making of any Competitive Bid Loans, (i) all of the applicable conditions specified in Section 1.04 shall have been satisfied and (ii) the Company's Indebtedness shall be rated at least BBB-Senior Implied by S&P or at least Baa3 Senior Implied by Moody's.

          5.03  Election to Become a Subsidiary Borrower.  Prior to the
                ----------------------------------------
incurrence of any Revolving Loans by a Subsidiary Borrower which is not a Subsidiary Borrower on the Effective Date, the following additional conditions shall be satisfied:

          (i) such new Subsidiary Borrower shall have duly authorized, executed and delivered to the Administrative Agent an Election to Become a Subsidiary Borrower in the form of Exhibit E, which shall be in full force and effect;

         (ii) such Subsidiary Borrower shall have duly authorized, executed and delivered to the Administrative

     Agent for the account of each of the Banks the appropriate Revolving
     Note in the amount, maturity and as otherwise provided herein; and

        (iii) to the extent not previously accomplished, such Subsidiary Borrower shall have duly authorized, executed and delivered to the Administrative Agent counterparts of the Company/Sub Guaranty and each Collateral Document to the extent applicable, together with (x) such financing statements and instruments required to be delivered by the respective Collateral Documents and (y) such other documents, certificates, resolutions, opinions and writings that would have been required to be delivered pursuant to Sections 4.03 and 4.04 of this Agreement and Section 5.19 of the Original Five-Year Credit Agreement if such Subsidiary Borrower had been subject to such Sections on the Effective Date, all of which shall be in form and substance satisfactory to the Administrative Agent.

          The occurrence of the Effective Date and the acceptance of the proceeds of each Loan shall constitute a representation and warranty by Parent and the respective Borrower to the Administrative Agent and each of the Banks that all the conditions specified in Section 4 and in this
Section 5 and applicable to such Loan have been satisfied as of that time. All of the Revolving Notes, certificates, legal opinions and other docu-ments and papers referred to in Section 4 and in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Revolving Notes, in sufficient counterparts for each of the Banks and shall be in form and substance satisfactory to the Required Banks.

          Notwithstanding anything to the contrary contained above or in
Section 12.10, if the Effective Date does not occur on or prior to September 30, 1995, then it shall not thereafter occur (unless the Required Banks agree in writing to an extension of such date), and this Agreement shall cease to be of any force or effect.

          SECTION 6.  Representations, Warranties and Agreements.  In order
                      ------------------------------------------
to induce the Banks to enter into this Agreement and to make the Loans, each of Parent, the Company and each Subsidiary Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Hotel Transaction, all of which shall survive the execution and delivery of this Agreement and the Revolving

Notes and the making of the Loans, with the occurrence of the Effective Date and the making of each Loan on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct on and as of the Effective Date and on the date of each such Loan (it being understood and agreed that (i) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (ii) for purposes of making any representation or warranty in this Section 6 after the Effective Date the term Documents shall not include the Hotel Transaction Documents).

          6.01  Corporate or Partnership Status.  Each of Parent and its
                -------------------------------
Subsidiaries (i) is a duly organized and validly existing corporation or partnership, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or partnership power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or pros-pects of Parent and its Subsidiaries taken as a whole.

          6.02  Corporate or Partnership Power and Authority.  Each Credit
                --------------------------------------------
Party has the corporate or partnership power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate or partnership action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accord-ance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          6.03  No Violation.  Neither the execution, delivery or
                ------------
performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or con-stitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Collateral Documents and, in the case of the Hotel Company and the Hotel Subsidiaries, pursuant to the Hotel Facility) upon any of the property or assets of Parent or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Parent or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, partnership agreement or by-laws of Parent or any of its Subsidiaries.

          6.04  Governmental Approvals.  No order, consent, approval,
                ----------------------
license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the Hotel Transaction, (ii) the execution, delivery and performance of any Document or (iii) the legality, validity, binding effect or enforceability of any such Document.

          6.05  Financial Statements; Financial Condition; Undisclosed
                ------------------------------------------------------
Liabilities; Projections; etc.  (a)  The statements of financial condition
- ------------------------------
of Parent and its Consolidated Subsidiaries at December 31, 1994 (including the December 31, 1994 financial statements contained in the Proxy Statement which shows the Hotel Business as discontinued operations) and March 31, 1995, and the related statements of income and cash flow and changes in shareholders' equity of Parent and its Consolidated Subsidiaries for the fiscal year and three-month period ended on such date, as the case may be, and furnished to the Banks prior to the Effective Date present fairly the financial condition of Parent and its Consolidated Subsidiaries at the date of such statements of financial condition and the results of the operations of Parent and its Consolidated Subsidiaries for the respective fiscal year or three-month period, as the case may be. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied. Since December 31, 1994 (but after giving effect to the Hotel Transaction), there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

          (b) On and as of the Effective Date, both before and after giving effect to the Hotel Transaction and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by Parent and its Subsidiaries in connection therewith, (a) the sum of the assets, at a fair valuation, of each of Parent, the Company, each Subsidiary Borrower, Parent and its Subsidiaries taken as a whole and the Company and its Subsidiaries taken as a whole will exceed their respective debts; (b) none of Parent, the Company, any Subsidiary Borrower, Parent and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole has incurred, nor do they intend to incur or believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and (c) each of Parent, the Company, each Subsidiary Borrower, Parent and its Subsidiaries taken as a whole and the Company and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its respective business. For purposes of this Section 6.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or
(ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (c) Except as fully disclosed in the financial statements delivered pursuant to Section 6.05(a), there were as of the Effective Date no liabilities or obligations with respect to Parent or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to Parent and its Subsidiaries taken as a whole. As of the Effective Date, neither Parent nor any Borrower knows of any basis for the assertion against Parent or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 6.05(a) which, either individually or in the aggregate, is material to Parent and its Subsidiaries taken as a whole.

          (d) On and as of the Effective Date, (i) the financial projections (the "Projections") prepared by the Company and delivered to the Banks by the Administrative Agent prior to the Effective Date were prepared based upon the assumptions concerning various industry trends described therein for the periods presented, (ii) the Projections were based on good faith assumptions and estimates, and (iii) although a range of possible different assumptions and estimates might also be reasonable, the Company is not aware of any facts that would lead it to believe that the assumptions and estimates on which the Projections were based are not reasonable; provided that no assurance can be given that the projected results will be realized or with respect to the ability of the Company to achieve the projected results, and while the Projections are necessarily presented with numerical specificity, the actual results achieved during the periods presented in all likelihood will differ from the projected results and such differences may be material.

          6.06  Litigation.  There are no actions, suits or proceedings
                ----------
pending or, to the best knowledge of Parent or any Borrower, threatened (i) with respect to any Document or the Hotel Transaction, (ii) with respect to any material Indebtedness of Parent or any of its Subsidiaries or (iii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

          6.07  True and Complete Disclosure.  All factual information
                ----------------------------
(taken as a whole) furnished by or on behalf of Parent or its Subsidiaries in writing to the Administrative Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Parent or its Subsidiaries in writing to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circum-stances under which such information was provided.

          6.08  Use of Proceeds; Margin Regulations.  (a)  All proceeds of
                -----------------------------------
the Loans shall be used by the Borrowers (i) to pay fees and expenses re-lated to this Agreement and (ii) for the Borrowers' and their Subsidiaries' general corporate purposes.

          (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          6.09  Tax Returns and Payments.  Each of Parent and its
                ------------------------
Subsidiaries and each Person for whose tax Parent or any of its Subsidiaries could be liable has filed or caused to be filed with the appropriate taxing authority, all Federal and all other material returns, statements, forms and reports for all taxes (the "Returns") required to be filed by it and has paid or caused to be paid (i) all material taxes due for the periods covered thereby and (ii) all taxes pursuant to any assessment received by Parent, any of its Subsidiaries or any such Person, excluding, in each case, any such taxes that have been contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Except as disclosed on
Schedule II, as of the Effective Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Parent or any of its Subsidiaries, threatened by any governmental or taxing authority regarding any material taxes relating to Parent or any of its Subsidiaries. Except as disclosed on Schedule II, as of the Effective Date, neither Parent nor any of its Subsidiaries has entered into an agree-ment or waiver extending any statute of limitations relating to the payment or collection of any material taxes of Parent or any of its Subsidiaries.

          6.10  Compliance with ERISA.  Each Plan is in substantial
                ---------------------
compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code; neither Parent nor any Subsidiary of Parent nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of
the Code or expects to incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to Parent or any Subsidiary of Parent or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of Parent or any Subsidiary of Parent or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Parent and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability to any person interested therein other than accrued benefits; it being understood that any representation or warranty made in this Section 6.10 with respect to any multiemployer plan (labor union) is to the best knowledge of Parent, the Company and each Subsidiary Borrower.

          6.11  The Collateral Documents.  (a)  The provisions of the
                ------------------------
Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable security interest in all right, title and interest of the Collateral Grantors in the Security Agreement Collateral described therein, and the Security Agreement creates a fully perfected first lien on, and security interest in, all right, title and interest of the Collateral Grantors, in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under federal law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement and the filing of the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective under federal law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement. Each Collateral Grantor has good and marketable title to all Security Agreement Collateral described therein, free and clear of all Liens except those described above in this clause (a).

          (b) The security interests created in favor of the Collateral Agent for the benefit of the Secured Parties under the Pledge Agreements constitute first perfected security interests in the Pledged Securities described in the Pledge Agreements, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities under the Pledge Agreements.

          (c) The security interests created in favor of the Collateral Agent for the benefit of the Secured Parties under the Assignment of Partnership Interests Agreement constitute first perfected security interests in the Partnership Interests described in the Assignment of Partnership Interests Agreement, subject to no security interests of any other Person. Except for filings that have been made prior to the Effective Date, no filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Partnership Interests under the Assignment of Partnership Interests Agreement.

          (d) The Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on all of the Mortgaged Properties in favor of the Collateral Agent for the benefit of the Secured Parties, superior to and prior to the rights of all third Persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Liens permitted under Section 8.01). The Company or Harrah's Club, as the case may be, has good and marketable title to the following three Mortgaged Properties, Harrah's Reno Hotel Casino, Harrah's Lake Tahoe Hotel Casino (including Bill's Casino) and Harrah's Las Vegas Hotel Casino; Marina has good and marketable title to the Mortgaged Property at the Harrah's Atlantic City Hotel Casino; and Harrah's Laughlin has good and marketable title to the Mortgaged Property at Harrah's Laughlin Hotel Casino, in each case free and clear of all Liens except those described in the first sentence of this subsection (d).

          (e) The Assignment of Leases and, to the extent not theretofore terminated, the Net Lease Agreements create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on the respective Collateral covered thereby in favor of the Collateral Agent for the benefit of the Secured Parties, superior to and prior to the rights of all third Persons and subject to no other Liens.

          (f) Pursuant to the Collateral Documents, perfected security interests have been created in favor of the

Collateral Agent for the benefit of the Secured Parties in all of the Required Collateral.

          6.12  Properties.  Parent and each of its Subsidiaries have good
                ----------
title to all material properties owned by them, free and clear of all Liens, other than Liens permitted by Section 8.01.

          6.13  Capitalization.  (a)  On the Effective Date, the authorized
                --------------
capital stock of Parent shall consist of 360,000,000 shares of common stock, $1.50 par value per share, of which, as of March 31, 1995, 102,518,639 shares shall be issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. As of the Effective Date and except as disclosed in the most recent report on Form 10-K or 10-Q filed by Parent with the SEC, Parent does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          (b) On the Effective Date, the authorized capital stock of the Company shall consist of 1,000 shares of common stock, $1.00 par value per share, all of which shares were issued and outstanding and owned by Parent. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. The Company does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to pur-chase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          6.14  Subsidiaries.  Except as otherwise agreed by the Required
                ------------
Banks, Parent has no Subsidiaries other than (i) the Company and its Subsidiaries and (ii) Aster Insurance Ltd. All Subsidiaries of the Company as of the Effective Date, and the direct owner of the capital stock thereof, are listed on Schedule III. Schedule III also accurately shows, as of the Effective Date, with respect to each Subsidiary (i) whether such Subsidiary is a Material Subsidiary and (ii) whether such Subsidiary is a Guarantor.

          6.15  Compliance with Statutes, etc.  Each of Parent and its
                ------------------------------
Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

          6.16  Investment Company Act.  Neither Parent nor any of its
                ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          6.17  Public Utility Holding Company Act.  Neither Parent nor any
                ----------------------------------
of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          6.18  Environmental Matters.  (a)  Parent and each of its
                ---------------------
Subsidiaries have complied with, and on the date of each such Loan are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of Parent or any Borrower after due inquiry, past or threatened Environmental Claims against Parent or any of its Subsidiaries or any Real Property owned or operated by Parent or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by Parent or any of its Subsidiaries or, to the best knowledge of Parent or any Borrower after due inquiry, on any property adjoining or in the vicinity of any such Real Property that, to the best knowledge of Parent or any Bor-rower after due inquiry, could reasonably be expected (i) to form the basis of an Environmental Claim against Parent or any of its Subsidiaries or any such Real Property that individually or in the aggregate could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole, or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Parent or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by Parent or any of its Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by Parent or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any applicable Environmental Law. There are not now any underground storage tanks located on any Real Property owned or operated by Parent or any of its Subsidiaries which are not in compliance with all Environmental Laws.

          (c) Notwithstanding anything to the contrary in this Section 6.18, the representations made in this Section 6.18 shall only be untrue if the aggregate effect of all failures and noncompliances of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

          6.19  Labor Relations.  Neither Parent nor any of its
                ---------------
Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against Parent or any of its Subsidiaries or, to the best knowledge of the Parent or any Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Parent or any of its Subsidiaries or, to the best knowl-edge of Parent or any Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Parent or any of its Subsidiaries or, to the best knowledge of Parent or any Borrower, threatened against Parent or any of its Subsidiaries and (iii) to the best knowledge of Parent or any Borrower, no union representation question existing with respect to the employees of Parent or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

          6.20  Patents, Licenses, Franchises and Formulas.  Each of Parent
                ------------------------------------------
and its Subsidiaries own all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

          6.21  Existing Indebtedness.  Schedule IV sets forth a true and
                ---------------------
complete list of all Indebtedness of Parent and its Subsidiaries as of the Effective Date and which is to remain outstanding after giving effect thereto, in each case showing the respective borrower thereof (excluding Indebtedness under this Agreement and the 5-Year Credit Agreement), with Part A of such Schedule IV to indicate that Indebtedness which constitutes "Existing Indebtedness" under (and as defined in) the Original 5-Year Credit Agreement and Part B of such Schedule IV to indicate all such other Indebtedness outstanding on the Effective Date. The subordination provisions of the Subordinated Debt set forth on Schedule IV are enforce-able against the respective borrower or guarantor thereunder, as the case may be, and all Obligations hereunder and under the other Credit Documents are within the definition of "Senior Debt," "Guarantor Senior Debt," "Designated Senior Debt" and "Designated Senior Debt of the Guarantor" included in such subordination provisions, as the case may be.

          6.22  Hotel Transaction.  At the time of consummation thereof,
                -----------------
the Hotel Transaction shall have been consummated in accordance with the terms of the respective Hotel Transaction Documents and all applicable laws and all conditions precedent thereto shall have been satisfied, or waived with the consent of the Required Banks. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Hotel Transaction have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Hotel Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Hotel Transaction, or the making of any Loan or the performance by Parent or any other Credit Party of their obligations under the respective Documents.
All actions taken by Parent and its Subsidiaries pursuant to or in furtherance of the consummation of the Hotel Transaction have been taken in compliance with the respective documents therefor and all applicable laws. The Hotel Transaction has been consummated in accordance with the terms of the Hotel Transaction Documents and all applicable laws.

          6.23  No Other Ventures.  Except as set forth on Schedule V, as
                -----------------
of the Effective Date, neither Parent nor any of its Subsidiaries is engaged in any Joint Venture or partnership with any other Person.

          SECTION 7.  Affirmative Covenants.  Each of Parent, the Company
                      ---------------------
and each Subsidiary Borrower covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment has terminated and the Loans and the Revolving Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

          7.01  Information Covenants.  Parent will furnish to each Bank:
                ---------------------

          (a)  Quarterly Financial Statements.  Within 45 days after the
               ------------------------------
     close of the first three quarterly accounting periods in each fiscal year of Parent and within 90 days after the close of the fourth quarterly accounting period in each fiscal year of Parent, the consolidated balance sheet of Parent and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and statement of cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer, controller or treasurer of Parent, subject to normal year-end audit adjustments.

          (b)  Annual Financial Statements.  Within 120 days after the
               ---------------------------
     close of each fiscal year of Parent, the consolidated balance sheet of Parent and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Arthur Andersen & Co. or such other independent certified public accountants of recognized national standing reasonably acceptable to the Required Banks, together with a statement of the firm of such independent accountants as to whether, in conducting their audit, anything came to their attention to cause them to believe that Parent and the Company were not in compliance with Sections 8.07, 8.08 and 8.09, insofar as such Sections relate to accounting and auditing matters, on the date of such statements.

          (c)  Budgets.  No later than 90 days after the commencement of
               -------
     each fiscal year of Parent, a budget which shall include an annual balance sheet for such fiscal year, quarterly statements of income and sources and uses of cash for each of the four fiscal quarters of such fiscal year, together with a business plan for such fiscal year, in each case consolidated for Parent and its Subsidiaries, and accom-panied by a statement of the chief financial officer, controller or treasurer of Parent that the budget has been approved by the Board of Directors of Parent or the Company.

          (d)  Officer's Certificates.  At the time of the delivery of the
               ----------------------
     financial statements provided for in Section 7.01(a) and (b), a certificate of the chief financial officer, controller or treasurer of Parent to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth (i) the calculations required to establish whether Parent and the Borrowers were in compliance with the provisions of Sections 2.03(c) and (d), 8.03(v), 8.04(vi), (ix)
     through and including (xii), (xiv) and (xv), 8.05 and 8.07 through 8.09, inclusive, at the end of such fiscal quarter or year, as the case may be and (ii) the Senior Implied Indebtedness ratings, if any, assigned by Moody's and S&P to the Company's Indebtedness at the end of such fiscal quarter or year, as the case may be.

          (e)  Notice of Default or Litigation.  Promptly upon, and in any
               -------------------------------
     event within three Business Days after, an officer of Parent or any Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding (including any investigation by any Gaming Authority) pending (x) against Parent or any of its Subsidiaries which could reasonably be expected to mate-rially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of Parent or any of its Subsidiaries or (z) with respect to any Credit Document.

          (f)  Other Reports and Filings.  Promptly, (i) copies of all
               -------------------------
     financial statements, reports and proxy materials which Parent has mailed to its shareholders generally, (ii) copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalent) which Parent or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereof (the "SEC") and (iii) to the extent not otherwise provided to the Banks, copies of all notices, reports and financial statements which Parent or any of its Subsidiaries shall deliver to holders of any issue of Indebtedness if the aggregate principal amount thereof exceeds (or upon the utilization of any used commitments may exceed) $25,000,000 pursuant to the terms of the documentation governing any such issue of Indebtedness (or any trustee, agent or other representative therefor).

          (g)  Environmental Matters.  Promptly upon, and in any event
               ---------------------
     within ten Business Days after, an officer of Parent or any Borrower obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (finan-cial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole: (i) any pending or threatened Environmental Claim against Parent or any of its Subsidiaries or any Real Property owned or oper-ated by Parent or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by Parent or any of its Subsidiaries that (a) results in noncompliance by Parent or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against Parent or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned or operated by Parent or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transfer-ability by Parent or any of its Subsidiaries of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Parent or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any
                                                  --------
     event Parent shall deliver to each Bank all notices received by Parent or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Parent's or such Subsidi-ary's response thereto. In addition, Parent will provide the Banks with copies of all material written communications by Parent or any of its Subsidiaries with any government or governmental agency relating to Environmental Laws, all material written communications with any person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Banks.

          (h)  Other Information.  From time to time, such other
               -----------------
     information or documents (financial or otherwise) with respect to Parent or its Subsidiaries as the Administrative Agent or any Bank may reasonably request.

          7.02  Books, Records and Inspections.  Parent will, and will
                ------------------------------
cause each of its Subsidiaries to, keep proper books
of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Parent will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, at the Administrative Agent's or such Bank's expense and under guidance of officers of Parent or such Subsidiary, any of the properties of Parent or such Subsidiary, and to examine the books of account of Parent or such Subsidiary and discuss the affairs, finances and accounts of Parent or such Subsidiary with, and be advised as to the same by, its and their officers and independent public accountants, provided that a representative of Parent or such Subsidiary is present, all
- --------
at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Bank may request, provided that the
                                               --------
Administrative Agent and the Banks shall have no right pursuant to this
Section 7.02 to obtain any information relating to (i) the identity of gaming patrons obligated under Markers or (ii) any filings made pursuant to Regulation 6A or 6.090 of the Regulations of the Nevada Gaming Commission (except that the Administrative Agent and the Banks may review the reports of an independent auditor with respect to such filings).

          7.03  Maintenance of Property; Insurance.  (a) Parent will, and
                ----------------------------------
will cause each of its Material Subsidiaries to, keep all property necessary in the reasonable conduct of its business in good working order and condition.

          (b) Schedule VI sets forth a true and complete listing of all insurance maintained by Parent and its Subsidiaries as of the Effective Date. Parent will maintain, and will cause each of its Material Subsidiaries to maintain, (i) physical damage insurance on all real and personal property on an all risk basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense, and (ii) such other insurance coverage in such amounts and with respect to such risks as the Administrative Agent or the Required Banks may reasonably request; provided, however, that flood, earthquake and business
         --------  -------
interruption insurance will be required only to the extent available on a commercially reasonable basis and so long as it is consistent with reasonable and prudent insurance underwriting practices. All such insurance shall be provided by insurers having an A.M. Best general policy-holders service rating of not less than "B+VI" or such other insurers as the Administrative Agent may approve in writing. In addition, all insurance with respect to the Collateral shall name the Collateral Agent as loss payee, for the benefit of the Secured Parties, and shall provide that (a) the proceeds thereof shall be paid directly to the Collateral Agent, subject to Section 3.01(c) of each Mortgage and Section 11 of the Security Agreement and (b) no cancellation, material change or reduction thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof. Parent will deliver to the Banks (i) upon request of any Bank through the Administrative Agent from time to time full information as to the insurance carried, (ii) for insurance with respect to the Collateral and all other material insurance, within five days of receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal of any insurance coverage of Parent or any of its Material Subsidiaries with respect to the Collateral or any other material insurance coverage of Parent or any of its Subsidiaries. Nothing in this Section 7.03(b) shall be construed to restrict the right of Parent or any Material Subsidiaries from obtaining blanket insurance as permitted under the Mortgages, or self insurance of certain risks to the extent such insurance is consistent with the past practices of Parent or such Material Subsidiary and consistent with reasonable and prudent insurance underwriting practices. The provisions of this Section 7.03(b) shall be deemed supplemental to, but not duplicative of, the provisions of the Security Agreement and the Mortgages. If Parent or any of its Material Subsidiaries shall fail to insure its property in accordance with this Section 7.03(b), the Collateral Agent shall have the right (but shall be under no obligation) upon notice to Parent or the respective Material Subsidiary to procure such insurance and Parent and each Borrower agrees to reimburse the Collateral Agent for all costs and expenses of procuring such insurance.

          7.04  Corporate Franchises.  Parent will, and will cause each of
                --------------------
its Material Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that
                                                   --------  -------
nothing in this Section 7.04 shall prevent (i) sales of stock or assets by Parent or any of its Subsidiaries in accordance with Section 8.02, (ii) the withdrawal by Parent or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or other-wise) or prospects of Parent and its Subsidiaries taken as a whole or (iii) the taking of any action respecting any right, franchise, license or patent determined by the management of Parent or such Subsidiary to be in the best interest of Parent or such Subsidiary.

          7.05  Compliance with Statutes, etc.  Parent will, and will cause
                ------------------------------
each of its Subsidiaries to, comply with all applicable statutes, regulations (including Gaming Regulations) and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

          7.06  Compliance with Environmental Laws.  (a)  Parent will
                ----------------------------------
comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to ownership or use of the Required Collateral now or hereafter owned or operated by Parent or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in such compliance, and will keep or cause to be kept all such Required Collateral free and clear of any Liens imposed pursuant to such Environmental Laws other than Liens which could not materially detract from the value of any such Required Collateral. Neither Parent nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit (to the extent within Parent's or such Subsidiary's reasonable control) the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or managed by Parent or any of its Subsidiaries, or transport or permit (to the extent within Parent's or such Subsidiary's reasonable control) the transportation of Hazardous Materials to or from any such Real Property except as in material compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property in the conduct of Parent's or such Subsidiary's business.

          (b) At the written request of the Administrative Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time after either (i) an Event of Default shall have occurred and be continuing or (ii) the Banks shall have received notice under Section 7.01(g) for any event for which notice is required to be delivered for any such Real Property, Parent will provide, at Parent's sole cost and expense, an environmental site assessment report concerning any Real Property, prepared by an environmental consulting firm approved by the Required Banks, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If Parent fails to provide the same ninety (90) days after such request was made, the Administrative Agent may order the same, and Parent and each Borrower shall grant and hereby grants to the Administrative Agent and the Banks and their agents access to such Real Property and specifically grants the Administrative Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at Parent's and the Borrowers' expense.

          7.07  ERISA.  As soon as possible and, in any event, within 10
                -----
days after Parent or any Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Parent will deliver to each of the Banks a certificate of the chief financial officer, controller or treasurer of Parent setting forth details as to such occurrence and the action, if any, which Parent, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Parent, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code with respect to a Plan; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Parent, any Sub-sidiary of Parent or any ERISA Affiliate will or may incur any liability (including any contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA
or with respect to a Plan under Section 401(a)(29), 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA. Parent will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan (including, to the extent required to be filed with Form 5500, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certifi-cates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any notices received by Parent or any Subsidiary of Parent or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than 10 days after the date such report has been filed with the Internal Revenue Service or such notice has been received by Parent, the Subsidiary or the ERISA Affiliate, as applicable.

          7.08  End of Fiscal Years; Fiscal Quarters.  Parent and the
                ------------------------------------
Company will cause (i) each of its fiscal years to end on December 31, and
(ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31.

          7.09  Performance of Obligations.  Parent will, and will cause
                --------------------------
each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

          7.10  Payment of Taxes.  Parent will pay and discharge, and will
                ----------------
cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of Parent or any of its Subsidiaries; provided
                                                                 --------
that neither Parent nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

          7.11  Registry.  The Company hereby covenants that it shall
                --------
maintain a register on which it will record the Revolving Loan Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect any Borrower's obligations in respect of such Loans. Upon the written request of the Company, the Administrative Agent hereby agrees to use its reasonable efforts to provide to the Company such information, not otherwise available to the Company, as the Company shall reasonably request from time to time in order to enable it to fulfill its obligations pursuant to this Section 7.11 and the Company shall have no obligation to make any such recordation until it receives such requested information from the Administrative Agent. Without limiting the Company's obligations hereunder, the Company shall indemnify any Bank described in
Section 3.04(b)(iii) or (iv) for any losses (including withholding of Taxes required) arising as a result of the Company's failure to comply with this
Section 7.11. With respect to any Bank described in Section 3.04(b)(iii) or (iv), (a) the transfer of the Revolving Loan Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Revolving Loan Commitments shall not be effective until such transfer is recorded on the register maintained by the Company with respect to ownership of such Revolving Loan Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitments and Loans shall remain owing to the transferor and (b) the Company shall immediately record all such transfers when notified thereof by the transferor Bank and such transfer shall be made only through (x) the surrender of a Revolving Note and the reissuance of such Revolving Note by the Company to the new holder of the old Revolving Note or the issuance by the Company of a new Revolving Note to the new holder (the "Issuance System") or (y) a register maintained by the Company and referred to in the first sentence of this Section (the "Book Entry System"). The Borrowers jointly and severally agree to indemnify any transferee Bank from and against any and all losses, claims, damages and liabilities (including, without limitation, any amounts paid by the trans-feree to the transferor in connection with the transfer and all amounts which would otherwise be owing to the transferee if the transfer had been properly recorded) resulting from the Company's failure to record any such transfer through either the Issuance System or the Book Entry System.

          7.12  Additional Guarantors; Additional Collateral; etc.  (a)  In
                --------------------------------------------------
the event that at any time after the Effective Date any Person becomes (x) a First-Tier Material Subsidiary, (y) a Material Subsidiary pursuant to clause (b) of this Section 7.12 or clause (ii) of the definition thereof or
(z) a guarantor under the 5-Year Credit Agreement, then Parent and the Company will, except as otherwise provided in the last sentence of this clause (a), cause such Person (each such Person a "Required Additional Guarantor"), within 30 days after it becomes a Required Additional Guarantor, to duly authorize, execute and deliver to the Administrative Agent counterparts of the Company/Sub Guaranty, together with such other documents, certificates, resolutions, opinions and writings that would have been required to be delivered pursuant to Sections 4.03, 4.04 and 4.13 if such Subsidiary had been a Guarantor on the Effective Date and subject to such Sections on such date, all of which shall be in form and substance satisfactory to the Administrative Agent. Notwithstanding the foregoing, any Subsidiary of the Company which is not a Wholly-Owned Subsidiary or which has incurred then outstanding Non-Recourse Indebtedness pursuant to
Section 8.04(ix) or (x) shall not be required to become a Guarantor pursuant to the Company/Sub Guaranty.

          (b) In the event that at any time after the Effective Date Parent or any of its Subsidiaries acquires any Required Collateral, or it is determined that any Required Collateral is not then subject to a perfected security interest pursuant to the relevant Collateral Documents or any additional collateral is provided under the 5-Year Credit Agreement, then in each such case perfected security interests shall immediately be granted in such Required Collateral or other collateral pursuant to the respective Collateral Documents and, to the extent reasonably determined necessary or desirable by the Administrative Agent, additional security documents shall be entered into in order to effectively grant such perfected security interests (all such additional security documents entered into pursuant to this Section 7.12(b), "Additional Collateral Documents"), together with such other documents, certificates, resolutions, instruments, financing statements, opinions and writings that would have been required to be delivered pursuant to Sections 4.03 and 4.04 of this Agreement and Sections 5.06 through 5.13 of the Original 5-Year Credit Agreement, as applicable, if perfected security interests had been created in respect of such Required Collateral or other collateral on or prior to the Effective Date, all of which shall be in form and substance satisfactory to the Administrative Agent.

          (c) In the event that the Administrative Agent or the Required Banks at any time after the Effective Date determine in its or their good faith discretion (as a result of events or circumstances affecting the Collateral Agent or the Required Banks after the Effective Date) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, rule, regulation, guideline or order (any such appraisal a "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with any Mortgaged Property or Mortgaged Properties, then, within 120 days after receiving written notice thereof from the Administrative Agent or the Required Banks, as the case may be, such Required Appraisal shall be delivered, at the expense of the Company, to the Administrative Agent, which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.

          SECTION 8.  Negative Covenants.  Each of Parent, the Company and
                      ------------------
each Subsidiary Borrower covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment has terminated and the Loans and the Revolving Notes, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          8.01  Liens.  Parent will not, and will not permit any of its
                -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Parent or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Parent or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; pro-
                                                                      ----
vided that the provisions of this Section 8.01 shall not prevent the
- -----
creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

          (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been estab-lished in accordance with generally accepted accounting principles;

         (ii) Liens in respect of property or assets of Parent or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of Parent's or such Subsidiary's property or assets or materi-ally impair the use thereof in the operation of the business of Parent or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of prevent-ing the forfeiture or sale of the property or assets subject to any such Lien;

        (iii) Liens permitted pursuant to Section 9.01(iii) of the Original 5-Year Credit Agreement which remain in existence on the Effective Date and which are listed, and the property subject thereto described, in Schedule VII, but only to the respective date, if any, set forth in such Schedule VII for the removal and termination of any such Liens, without any renewals or extensions thereof;

         (iv)  Permitted Encumbrances;

          (v)  Liens created pursuant to the Collateral Documents;

         (vi) leases or subleases granted to other Persons not materially interfering with the conduct of the business of Parent or any of its Subsidiaries or materially detracting from the value of the respective assets of Parent or such Subsidiary;

        (vii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security in the ordinary course of business;

       (viii) Liens placed upon equipment or machinery used in the ordinary course of business of the Company or any of its Subsidiaries at the time of acquisition thereof by the Company or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof provided that (x) the aggregate principal amount of all Indebtedness secured by Liens permitted by this clause (viii) incurred in any fiscal year of Parent does not exceed $1,000,000 and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of Parent or such Subsidiary;

         (ix) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Parent or any of its Subsidiaries;


          (x) Liens arising from precautionary UCC financing statement filings regarding operating leases;

         (xi) Liens arising out of judgments or awards in respect of which Parent or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $15,000,000 at any time outstanding;

        (xii) statutory and common law landlords' liens under leases to which Parent or any of its Subsidiaries is a party;

       (xiii) Liens incurred or deposits made to secure the performance of tenders, bids, statutory obligations, government contracts, perform-ance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

        (xiv) Liens securing reimbursement obligations with respect to commercial and standby letters of credit incurred by the Company or any of its Subsidiaries in the ordinary course of business provided that (x) each such letter of credit is in a face amount of less than $1,000,000 and (y) the aggregate face amount of all such letters of credit does not exceed $5,000,000;

         (xv) restrictions pursuant to legends on stock required by (x) Gaming Regulations and (y) the partnership agreement for Harrah's Jazz (as such partnership agreement is in effect on the Effective Date, which restrictions, in any event, do not prohibit the granting of the Liens on any Required Collateral or the exercise of remedies pursuant to the Collateral Documents), in each case to the extent such restrictions constitute a Lien;

        (xvi) Liens securing Existing Casino Non-Recourse Financing permitted under Section 8.04(ix) so long as such Liens only encumber the Casino Property or the two Casino Properties (including the furniture, fixtures and equipment related thereto) in respect of which Existing Casino Non-Recourse Financing is then being or has theretofore been obtained, provided that such Liens may attach to any Casino Property only upon the occurrence of the respective Casino Release in accordance with the terms hereof;

       (xvii) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary of Parent so long as any such Lien was not created in contemplation of such event;

      (xviii) any Lien existing on any asset prior to the acquisition thereof by the Company or any of its Subsidiaries so long as any such Lien was not created in contemplation of such acquisition;

         (xix) Liens on equipment or machinery subject to Capitalized Lease Obligations to the extent permitted by Section 8.04(v);

         (xx) Liens securing Non-Recourse Indebtedness of Specified Subsidiaries permitted under Section 8.04(x) so long as such Liens only encumber the Gaming Properties owned by Specified Subsidiaries being developed or financed with such Non-Recourse Indebtedness, including any Real Property and furniture, fixtures and equipment related thereto, it being understood and agreed that such assets of Specified Subsidiaries also may secure Non-Recourse Indebtedness incurred by other Specified Subsidiaries pursuant to Section 8.04(x);

        (xxi) Liens on the Company's or any of its Subsidiaries' respective equity interest in any Joint Venture so long as such Liens only secure Indebtedness of such Joint Venture; and

       (xxii) Liens placed upon the Hotel Collateral securing the Indebtedness and other obligations of the Company and the Hotel Subsidiaries under the Hotel Facility, it being understood that such Liens shall not be permitted with respect to any assets or properties of Parent or any Subsidiary of Parent after the Effective Date.

          8.02  Consolidation, Merger, Purchase or Sale of Assets, etc.
                -------------------------------------------------------
(a) Parent will not, and will not permit any of its Material Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its assets, whether in a single transaction or a series of related transactions, provided, however, (A) that in no event
                                --------  -------
shall Parent or any of its Subsidiaries sell, lease or otherwise dispose of the capital stock or partnership interest in any Material Subsidiary or any Casino Property unless, in the case of any sale of any Casino Property (including any fixtures, furniture and equipment related thereto), or the sale of capital stock or partnership interest of any Casino Owner that owns the related Casino Property, (i) such sale is for cash and the Net Sale Proceeds therefrom equals at least the Minimum Proceeds Amount for such Casino Property or the Casino Owner thereof, provided that no more than two Casino Properties or the two Casino Owners thereof in the aggregate may be the subject of a Casino Release, whether pursuant to this Section 8.02 or
Section 8.04(ix), and only one of either the Atlantic City Property or the Las Vegas Property may be the subject of a Casino Release, (ii) the Casino Owner of such Casino Property, if a Subsidiary Borrower, ceases to be a Subsidiary Borrower and all Loans incurred by such Subsidiary Borrower are repaid in full, (iii) at the time of such sale no Default or Event of Default then exists or would exist after giving effect thereto and the Total Revolving Loan Commitment is reduced as required by Section 2.03(d),
(B) Harrah's New Jersey may merge with and into Harrah's Atlantic City so long as at the time of such merger (i) no Default or Event of Default shall exist, (ii) all of the assets of Marina are distributed to the surviving corporation of such merger, (iii) the surviving corporation of such merger is a Wholly-Owned Subsidiary of the Company all of the capital stock of which is pledged by the Company pursuant to the terms of the Company/Sub Pledge Agreement and (iv) all steps are taken that are necessary, or in the opinion of the Collateral Agent desirable, to maintain the perfection and priority of the Liens on the Collateral theretofore owned by Marina pursuant to the terms of the respective Collateral Documents, (C) the Hotel Transfer and the Hotel Stock Dividend shall be permitted, (D) the Company may transfer its ownership interest in any of the Casino Properties located in Nevada to Harrah's Club so long as at the time of any such transfer (i) no Default or Event of Default shall exist and (ii) all steps are taken that are necessary, or in the opinion of the Collateral Agent desirable, to maintain the perfection and priority of the Liens on the Collateral theretofore owned by the Company pursuant to the respective Collateral Documents and so transferred to Harrah's Club and (E) Casino Holding Company may merge with and into Harrah's Club so long as Harrah's Club is the surviving corporation of such merger Harrah's may merge with and into the Company so long as the Company is the surviving corporation of such merger, and Harrah's Club may merge with and into the Company so long as the Company is the surviving corporation of such merger, in each case so long as no Default or Event of Default then exists and all steps are taken that are necessary, or in the opinion of the Collateral Agent desirable, to maintain the perfection and priority of the Lien's on the Collateral theretofore owned by Harrah's Club and Harrah's, as applicable, pursuant to the terms of the respective Collateral Documents. Notwithstanding anything to the contrary contained above, the Company may transfer any Casino Property (and the fixtures, furniture and equipment related thereto) owned by it to a special purpose Wholly-Owned Subsidiary of the Company for the purpose of either (i) selling the capital stock of such special purpose Wholly-Owned Subsidiary pursuant to clause (A) of this Section 8.02 or (ii) permitting such special purpose Wholly-Owned Subsidiary to incur Existing Casino Non-Recourse Financing pursuant to Section 8.04(ix) so long as in either case such transfer occurs at the time of, or immediately prior to, such sale or the incurrence of such Existing Casino Non-Recourse Financing.

          (b) Notwithstanding anything to the contrary contained in this Agreement, Parent will not, and will not permit any of its Subsidiaries to, sell, transfer or dispose of any Collateral (except for the Pledged Securities of any Hotel Subsidiary as part of the Hotel Transfer), except that (i) up to two Casino Properties (or the capital stock or partnership interests in the respective Casino Owners) may be sold in accordance with clause (A) of the proviso to the first sentence of Section 8.02(a), (ii) sales of inventory, materials and equipment may be made in the ordinary course of business, (iii) sales of obsolete, uneconomic or worn out equipment or materials shall be permitted and (iv) so long as no Default or Event of Default then exists or would exist after giving effect thereto, Collateral (other than any Casino Property, the "Harrah's" name (although same may be used or licensed on a non-exclusive basis in connection with the extension of the Gaming Business of the Company and its Subsidiaries and Joint Ventures) and any capital stock or partnership interest in any Material Subsidiary) may be sold at fair market value as determined in good faith by the Company and so long as at least 75% of the gross proceeds therefrom consist of cash, and so long as any reduction to the Total Revolving Loan Commitment required by Section 2.03(d) and (e) is effected (and any resultant required payments are made pursuant to Section 3.02) in accordance with the terms thereof.

          (c) To the extent the Required Banks waive in writing the provi-sions of this Section 8.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 8.02, such Collateral shall be sold free and clear of the Liens created by the Collateral Docu-ments, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

          8.03  Dividends.  Parent will not, and will not permit any of its
                ---------
Subsidiaries to, authorize, declare or pay any Dividends with respect to Parent or any of its Subsidiaries, except that:

          (i) any Subsidiary of the Company may pay Dividends to the Company or any Wholly-Owned Subsidiary of the Company;

         (ii) any non-Wholly-Owned Subsidiary of the Company may pay cash Dividends to its shareholders generally on a pro rata basis;
                                                  --- ----

        (iii) so long as no Default or Event of Default shall exist (both before and after giving effect to the payment thereof), the Company may pay cash Dividends to Parent which are used by Parent to pay cash Dividends to its shareholders to the extent necessary, as determined in the good faith judgment of the Board of Directors of Parent or the Company, to prevent the filing of any disciplinary action by any Gaming Authority or to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency, including Gaming Authorities, held by Parent or any of its Subsidiaries which license or franchise is conditioned upon some or all of the holders of Parent's capital stock possessing prescribed qualifications, in each case only if such loss or failure to reinstate would have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole, provided that the aggregate amount of cash Dividends permitted to be paid pursuant to this clause (iii) shall not exceed $5,000,000;

         (iv) so long as no Default or Event of Default shall exist (both before and after giving effect to the payment thereof), the Company may pay cash Dividends to Parent in the amounts permitted pursuant to clauses (v) and (vi) of this Section 8.03, provided that Parent uses the proceeds thereof to pay Dividends within three days after receipt thereof for the purposes set forth in such clauses (v) and (vi);

          (v) so long as no Default or Event of Default shall exist (both before and after giving effect to the payment thereof), Parent may pay cash Dividends in an aggregate amount for any fiscal year of Parent not to exceed the lesser of (x) 10% of Consolidated Net Income for the prior fiscal year and (y) $20,000,000;

         (vi) so long as no Default or Event of Default shall exist (both before and after giving effect to the payment thereof), Parent may redeem the Rights outstanding pursuant to the terms of the Rights Agreement, provided that (i) Parent shall not pay more than $.05 per Right in connection therewith and (ii) the aggregate amount of Dividends paid pursuant to this clause (vi) shall not exceed $2,500,000;

        (vii) so long as no Default or Event of Default shall exist (both before and after giving effect to the payment thereof), the Company may pay cash Dividends to Parent so long as the proceeds thereof are promptly used by Parent to pay (i) operating expenses in the ordinary course of business and other similar corporate overhead costs and expenses and (ii) amounts necessary to fund Aster Insurance Ltd. in the ordinary course of its business;

       (viii) the Company may pay cash Dividends to Parent in the amounts and at the times of any payment by Parent in respect of federal, state, franchise or other taxes

     (provided that any refund shall be promptly returned by Parent to the Company); and

         (ix) Parent and the Company may declare and, on the Effective Date pay, the Hotel Stock Dividend.

Nothing in this Section 8.03 shall prohibit the making of any Dividend within 45 days after the declaration thereof if such declaration was not prohibited by this Section 8.03 at the time of such declaration.

          8.04  Indebtedness.  Parent will not, and will not permit any of
                ------------
its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

         (ii) Indebtedness permitted under Section 9.04(ii) of the Original 5-Year Credit Agreement which remains outstanding on the Effective Date and which is listed on Schedule IV, provided that no
                                                        --------
     refinancings or renewals thereof shall be permitted except as expressly set forth on Part A of Schedule IV and then, in any event, such refinancings and renewals shall not be in excess of the respective amounts set forth on Part A of Schedule IV;

        (iii) accrued expenses and current trade accounts payable incurred in the ordinary course;

         (iv) unsecured Indebtedness of Parent or the Company under performance bonds and guarantees in respect of the completion of the construction of any property in accordance with the plans or standards as agreed with the obligee of such guarantee so long as such bonds or guarantees are incurred by Parent or the Company in the ordinary course of the Gaming Property development business of the Company and its Subsidiaries;

          (v) Indebtedness of the Company or any of its Subsidiaries subject to Liens permitted under Section 8.01(viii) or evidenced by Capitalized Lease Obligations provided that such Capitalized Lease Obligations only relate to equipment or machinery (not constituting Collateral) of the Company or any of its Subsidiaries;

         (vi) Indebtedness of the Company or any of its Subsidiaries consisting of (x) reimbursement obligations on letters of credit, bankers acceptances or similar instruments, provided that (i) the aggregate amount thereof at any one time
     --------
     outstanding shall not exceed $5,000,000 and (ii) any such Indebtedness in excess of $1,000,000 in the aggregate at any one time outstanding shall be unsecured other than by documents of title and (y) surety, performance or appeal bonds to the extent permitted by Section 8.01(xi);

        (vii) Indebtedness of the Company and the Hotel Subsidiaries under the Hotel Facility, it being understood that neither Parent nor any Subsidiary of Parent shall be liable in respect of such Indebtedness after the Effective Date;

       (viii) Indebtedness of Parent, the Company or any Wholly-Owned Subsidiary of the Company to Parent, the Company or any Subsidiary of the Company (other than a Subsidiary that has incurred Existing Casino Non-Recourse Financing or other Non-Recourse Indebtedness) or Indebtedness of any Subsidiary of Parent to the Parent, the Company or any Wholly-Owned Subsidiary of the Company (other than a Subsidiary that has incurred Existing Casino Non-Recourse Financing or other Non-Recourse Indebtedness);

         (ix) Existing Casino Non-Recourse Financing incurred by any Casino Owner (including any special purpose Wholly-Owned Subsidiary of the Company formed to become a Casino Owner in accordance with the last sentence of Section 8.02(a)) so long as (i) the net cash proceeds received by such Casino Owner therefrom equals at least the Minimum Proceeds Amounts for such Casino Property, (ii) if such Casino Owner is a Subsidiary Borrower, such Casino Owner ceases to be a Subsidiary Borrower and all Loans incurred by such Casino Owner are repaid in full, (iii) at the time of incurrence of such Existing Casino Non-Recourse Financing and after giving effect thereto, no Default or Event of Default shall exist, (iv) at the time of incurrence of such Existing Casino Non-Recourse Financing, the respective Casino Owner's business and assets shall consist substantially of only the Casino Property (including related fixtures, furniture and equipment) subject to such financing, (v) no more than two Casino Properties in the aggregate may be the subject of a Casino Release, whether pursuant to this Section 8.04(ix) or Section 8.02, and only one of either the Atlantic City Property or the Las Vegas Property may be the subject of a Casino Release and (vi) at the time of the incurrence of such Existing Casino Non-Recourse Financing, the Total Revolving Loan Commitment shall be reduced as required by Section 2.03(c);

          (x) Non-Recourse Indebtedness of Specified Subsidiaries to finance the development of Gaming Properties so long as the aggregate principal amount thereof at any time outstanding does not exceed $300,000,000, it being understood and agreed, however, that (i) a Specified Subsidiary which has incurred outstanding Non-Recourse Indebtedness pursuant to this Section 8.04(x) may guaranty the Non-Recourse Indebtedness incurred pursuant to this Section 8.04(x) by other Specified Subsidiaries, and (ii) such Non-Recourse Indebtedness may be guaranteed by the Company and its other Subsidiaries to the extent provided in Section 8.04(xii);

         (xi) Subordinated Debt of the Company not otherwise outstanding on the date hereof so long as (i) the terms and conditions thereof (including, but not limited to, subordination provisions) are no more favorable to the holders of such Subordinated Debt than those set forth in the 8-3/4% Senior Subordinated Notes Indenture (provided that the indebtedness convenant contained in any such other issue of Subordinated Debt shall have sufficient availability (without relying on any incurrence ratios) to justify the full amount of the Total Revolving Loan Commitment and the Total 5-Year Revolving Loan Commitment) or the 10-7/8% Senior Subordinated Notes Indenture and
     (ii) if such Subordinated Debt (or any portion thereof) constitutes Permitted Designated Indebtedness, the Total Revolving Loan Commitment shall be reduced as required by Section 2.03(c);

        (xii) Parent and its Subsidiaries may guarantee on an unsecured basis obligations of Specified Subsidiaries, Joint Ventures and parties to management agreements with the Company or its Subsidiaries or with such Joint Ventures, in each case with respect to the development of Gaming Property in an amount not to exceed $100,000,000 at any one time outstanding for any individual Gaming Property and $325,000,000 at any one time outstanding for all such Gaming Properties, provided that (i) the aggregate limitation set forth above
                 --------
     shall be (A) increased (or decreased if Consolidated Net Income is negative) on the first day of each fiscal year of the Company commencing on January 1, 1996 by an amount equal to 50% (or 100% for each fiscal year for which Consolidated Net Income is negative) of the Consolidated Net Income for the fiscal year last ended, and (B) decreased from time to time by the amount of Dividends paid by the Company to Parent pursuant to Section 8.03(iv) on and after the Effective Date and prior to the date of determination, (ii) the aggregate amount of guarantees permitted to be outstanding by Parent and its Subsidiaries pursuant to this Section 8.04(xii) shall be reduced by the amount of Investments outstanding pursuant to clause
     (i) of the proviso to Section 8.05 and (iii) the $100,000,000 individual limitation set forth above shall not apply to the Cherokee Investments;

       (xiii) Parent, the Company and Harrah's may guarantee on an unsecured basis any obligations (except that it may not provide any guaranties, direct or indirect, of Non-Recourse Indebtedness pursuant to this clause (xiii)) of their respective Subsidiaries;

        (xiv)  Indebtedness of Parent and the other
     Guarantors under the 5-Year Credit Agreement (but only to the extent that Parent or such other Guarantors are Guarantors under, or in respect of, this Agreement) in an aggregate principal amount not to exceed $600,000,000 (as reduced by any mandatory reductions thereto as contemplated by Section 2.03(c) and (d)) at any one time outstanding; and

         (xv) Indebtedness of Parent or any of its Subsidiaries not otherwise permitted under this Section 8.04 in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding.

          At the time any Casino Owner obtains Existing Casino Non-Recourse Financing in accordance with clause (ix) of this Section 8.04, the Casino Property (and fixtures, furniture and equipment related thereto) subject to such financing shall be so financed free and clear of the Liens created by the respective Mortgage and Collateral Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

          8.05  Advances, Investments and Loans.  Parent will not, and will
                -------------------------------
not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any

Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person (collectively, "Investments") other than Investments in the ordinary course of business, Subsidiary Investments and other Investments existing on the Effective Date, provided that:

          (i) Investments other than Subsidiary Investments shall not be made with respect to the development or operation of Gaming Properties or in connection with Gaming Businesses (and reasonable extensions thereof), except that Investments in any Joint Venture relating to the Gaming Business or Investments in parties to management agreements with the Company or its Subsidiaries or such Joint Ventures for gaming projects may be made so long as the aggregate amount thereof does not exceed $100,000,000 at any one time outstanding (determined without regard to any write-downs or write-offs of such Investments) for any individual Gaming Business or gaming project or $325,000,000 at any one time outstanding (determined without regard to any write-downs or write-offs of such Investments) for all such Gaming Businesses and gaming projects, provided that (w) the aggregate limitation set forth
                      --------
     above shall be (A) increased (or decreased if Consolidated Net Income is negative) on the first day of each fiscal year of the Company commencing on January 1, 1996 by an amount equal to 50% (or 100% for each fiscal year for which Consolidated Net Income is negative) of the Consolidated Net Income for the fiscal year last ended and (B) decreased from time to time by the amount of Dividends paid by the Company to Parent pursuant to Section 8.03(iv) on and after the Effective Date, (x) the aggregate amount of such Investments permitted to be made pursuant to this Section 8.05(i) shall be reduced by the aggregate amount of guarantees outstanding pursuant to Section 8.04(xii), (y) the $100,000,000 individual limitation set forth above shall not apply to the Cherokee Investments and (z) Investments in, to or for the benefit of Harrah's Jazz and its Subsidiaries shall not be permitted to be made pursuant to this Section 8.05(i); and

        (ii) Investments constituting Harrah's Jazz Investments shall be permitted, provided that the aggregate amount of all such Investments (other than in respect of the Harrah's Jazz Completion Obligation Loans, the Harrah's Jazz Title Indemnity Arrangements and the Harrah's Jazz Completion Guaranties), whether made prior to, on or after the Effective Date, shall not exceed $150,000,000.

          Notwithstanding the foregoing provisions of this Section 8.05, Investments in the ordinary course of business shall not include the purchases of (i) Margin Stock and (ii) non-investment grade debt securities of any Person.

          8.06  Transactions with Affiliates.  Parent will not, and will
                ----------------------------
not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Parent or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Parent or such Subsidiary as would reasonably be obtained by Parent or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that
(i) Dividends may be paid to the extent provided in Section 8.03, (ii) loans may be made and other transactions may be entered into by Parent and its Subsidiaries to the extent permitted by Sections 8.04 and 8.05 and
(iii) transactions among Parent, the Company and any Subsidiary of the Company shall be permitted so long as any such transactions, individually or in the aggregate, would not have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.


          8.07  Maximum Leverage Ratio.  Parent will not permit the ratio
                ----------------------
of Consolidated Debt to Consolidated Net Worth at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

          Period                           Ratio
          ------                           -----

Effective Date to and
  including December 31, 1996             2.75:1

January 1, 1997 to and
  including December 31, 1997             2.50:1

January 1, 1998 to and
  including December 31, 1998             2.25:1

January 1, 1999 and                       2.00:1
  thereafter

          8.08  Consolidated Interest Coverage Ratio.  Parent will not
                ------------------------------------
permit the Consolidated Interest Coverage Ratio for any Test Period ended on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:

     Fiscal Quarter                        Ratio
     --------------                        -----

     Fiscal quarters ending
       June 30, 1995,
       September 30, 1995
       and December 31, 1995               2.5:1

     Fiscal quarters ending
       March 31, 1996
       and thereafter                      3.0:1

          8.09  Minimum Consolidated Net Worth.  Parent will not permit
                ------------------------------
Consolidated Net Worth at any time during a period or calendar year set forth below to be less than the amount set forth opposite such period or calendar year below:

     Period                                       Amount
     ------                                       ------

     Effective Date to and
       including December 31, 1995           $  450,000,000

     Year ending December 31, 1996           $  550,000,000

     Year ending December 31, 1997           $  650,000,000

     Year ending December 31, 1998           $  800,000,000

     Year ending December 31, 1999           $1,000,000,000

     Year ending December 31, 2000           $1,000,000,000

          8.10  Limitation on Payments and Modifications of Subordinated
                --------------------------------------------------------
Debt; Modifications of Certificate of Incorporation, Partnership Agreements
- ---------------------------------------------------------------------------
and By-Laws.  Parent will not, and will not permit any of its Subsidiaries
- -----------
to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt (other than the Company's 8-3/8%
Subordinated Debentures due 1996), (ii) make (or give any notice in respect
of) any mandatory payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of when due) any Subordinated Debt as a result of any sale of assets by Parent or any of its Subsidiaries, (iii) amend or modify, or permit the amendment or modification of, any provision of any Subordinated Debt or of any agreement (including, without limit-ation, any purchase agreement, indenture or loan agreement) relating thereto (except modifications relating to the 10-7/8% Senior Subordinated Notes Indenture and 8-3/4% Senior Subordinated Notes Indenture in order to obtain the respective holders' consent to the Hotel Transaction so long as the documentation with respect to such consent is in form and substance satisfactory to the Administrative Agent and the Required Banks), (iv) amend or modify, or permit the amendment or modification of, any financial or business covenants and/or defaults of the 5-Year Credit Agreement which would have the effect of making the same more stringent or restrictive as applied to Parent or any of its Subsidiaries in each case unless parallel changes are made to both this Agreement and the 5-Year Credit Agreement or
(v) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), partnership agreement or by-laws except such modifications which would not have a material adverse effect on Parent and its Subsidiaries taken as a whole or an adverse effect on the rights and remedies of the Administrative Agent or the Banks under any of the Credit Documents. Notwithstanding anything to the contrary contained in clause
(i) of this Section 8.10, the Company may prepay, repurchase, redeem, defease or otherwise retire Subordinated Debt if no Default or Event of Default then exists or would result therefrom to the extent necessary in the good faith judgment of the Board of Directors of Parent or the Company to prevent the filing of a disciplinary action by any Gaming Authority or to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency (including the Gaming Authorities) held by Parent, the Company or any Subsidiary of Parent or the Company which license or franchise is conditioned upon some or all of the holders of such Subordinated Debt possessing prescribed qualifications, if such loss or failure to reinstate would have a material adverse effect on the business, operations, property, assets, liabilities, conditions (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole.

          8.11  Limitation on Certain Restrictions on Subsidiaries.  Parent
                --------------------------------------------------
will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of Parent to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Parent or any Subsidiary of Parent, or pay any Indebtedness owed to Parent or a Subsidiary of Parent, (b) make loans or advances to Parent or any Subsidiary of Parent or (c) transfer any of its properties or assets to Parent or any Subsidiary of Parent, except for such encumbrances or restrictions existing under or by reason of (i) regulatory actions or applicable law, (ii) this Agreement, the other Credit Documents and the 5-Year Credit Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Parent or a Subsidiary of Parent, (iv) customary provisions restricting the assignment or transfer of any licensing agreement, franchise agreement, management contract, joint venture agreement or any similar types of agreement entered into by Parent or a Subsidiary of Parent in the ordinary course of business, (v) customary restrictions imposed in connection with any asset sale permitted by this Agreement for the benefit of the purchaser or owner of such asset, (vi) restrictions existing in any document executed in connection with Existing Casino Non-Recourse Financing so long as such restrictions only apply to the Casino Property (and any fixtures, furniture and equipment related thereto) serving as security for such financing,
(vii) restrictions existing in any document executed in connection with Non-Recourse Indebtedness permitted under Section 8.04(x) so long as such restrictions only apply to the property serving as security for such debt,
(viii) customary restrictions on the transfer of assets used to secure Indebtedness permitted to be incurred (and so long as the Liens are permitted to exist) by this Agreement, (ix) restrictions imposed in connection with any new gaming Subsidiaries of the Company which are not Material Subsidiaries and (x) restrictions imposed on the Company and the Hotel Subsidiaries pursuant to the Hotel Facility, provided that the restrictions imposed pursuant to the Hotel Facility shall not apply to Parent or any Subsidiary of Parent after the Effective Date.

          8.12  Limitation on Issuance of Capital Stock.  Parent will not
                ---------------------------------------
permit any of its Material Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for trans-fers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of Parent or any of its Subsidiaries in any class of the capital stock of such Subsidiary and (iii) to qualify directors to the extent required by applicable law.

          8.13  Business.  Parent will not, and will not permit any of its
                --------
Subsidiaries to, engage (directly or indirectly) in any business other than the business in which Parent or such Subsidiary is engaged on the Effective Date (after giving effect to the Hotel Transaction) and any other reasonably related businesses.

          8.14  Ownership of Subsidiaries.  Parent will maintain its direct
                -------------------------
100% ownership interest in the Company, and, except as expressly provided in Section 8.02(a), the Company will maintain the same direct or indirect 100% ownership interest in each of the Material Subsidiaries, provided that if the Company owns (directly or indirectly) less than 100% of the capital stock or other equity interest of any Material Subsidiary at the time same becomes a Material Subsidiary, then the Company shall maintain at least such direct or indirect ownership interest in such Material Subsidiary so long as it remains a Material Subsidiary, it being understood that the Company may divest its ownership interest in the Hotel Company and the Hotel Subsidiaries as a result of the Hotel Stock Dividend.

          8.15  Special Purpose Corporation.  Parent will engage in no
                ---------------------------
material business activities other than the ownership of the capital stock of the Company.

          SECTION 9.  Events of Default.  Upon the occurrence of any of the
                      -----------------
following specified events (each an "Event of Default"):

          9.01  Payments.  Any Borrower shall (i) default in the payment
                --------
when due of any principal of any Loan or any Revolving Note or (ii) default, and such default shall continue unremedied for three or more days, in the payment when due of interest on any Loan or Revolving Note or any regularly accruing Fees, or (iii) default, and such default shall continue unremedied for five or more days after written notice to the Company by the Administrative Agent or any Bank, in the payment when due of any other Fees or amounts owing hereunder or under any other Credit Document, provided,
                                                               --------
however, that such notice shall not be required to be given
- -------
if a Bankruptcy Event shall have occurred and be continuing; or

          9.02  Representations, etc.  Any representation, warranty or
                ---------------------
statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          9.03  Covenants.  Parent or any Borrower shall (i) default in the
                ---------
due performance or observance by it of any term, covenant or agreement con-tained in Section 7.01(e)(i), 7.08 or 8 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Company by the Administrative Agent or any Bank; or

          9.04  Default Under Other Agreements.  Parent or any Subsidiary
                ------------------------------
of Parent shall (i) default in any payment of any Indebtedness (other than the Loans and the Revolving Notes) beyond the period of cure or grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Loans and the Revolving Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness (other than the Loans and the Revolving Notes) of Parent or any Subsidiary of Parent shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an
                         --------
Event of Default under this Section 9.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through
(iii), inclusive, is at least $25,000,000; or

          9.05  Bankruptcy, etc.  Parent or any Subsidiary of Parent shall
                ----------------
commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Parent or any Subsidiary of Parent, and the petition is not contro-verted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of Parent or any Subsidiary of Parent, or Parent or any Subsidiary of Parent commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Parent or any Subsidiary of Parent, or there is commenced against Parent or any Subsidiary of Parent any such proceeding which remains undismissed for a period of 60 days, or Parent or any Subsid-iary of Parent is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Parent or any Subsidiary of Parent suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undis-charged or unstayed for a period of 60 days; or Parent or any Subsidiary of Parent makes a general assignment for the benefit of creditors; or any cor-porate action is taken by Parent or any Subsidiary of Parent for the purpose of effecting any of the foregoing; or

          9.06  ERISA.  (a)  Any Plan shall fail to satisfy the minimum
                -----
funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had a trustee appointed by the PBGC to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, Parent or any Subsidiary of Parent or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code, or Parent or any Subsidiary of Parent has incurred or is likely to incur liabilities pursuant to one or more em-ployee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any such event or events the imposi-tion of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability, in the opinion of the Required Banks, could reasonably be expected to have a material adverse effect upon the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Parent and its Subsidiaries taken as a whole; or

          9.07  Collateral Documents.  At any time after the execution and
                --------------------
delivery thereof, any of the Collateral Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Parties the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 8.01), and subject to no other Liens (ex-cept as permitted by Section 8.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Collateral Docu-ments and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of such Collateral Document; or

          9.08  Guarantees.  Any Guaranty or any provision thereof shall
                ----------
cease to be a legal, valid and binding obligation enforceable against the obligor thereof, or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm such Guarantor's obligations under its Guaranty, or any Guarantor shall default in its due performance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or

          9.09  Judgments.  One or more judgments or decrees shall be
                ---------
entered against Parent or any Subsidiary of Parent involving in the aggregate for Parent and its Subsidiaries a liability (not paid or fully covered by a reputable insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecu-tive days, and the aggregate amount of all such judgments exceeds $10,000,000; or

          9.10  Gaming Authority.  Any Gaming Authority having jurisdiction
                ----------------
over any Casino Property shall determine that Parent or any of its Subsidiaries that is required to be qualified under the Gaming Regulations does not qualify, or that the qualification or license of any of them with respect to any Casino Property should be revoked, not renewed or suspended for more than 30 days, or any such Gaming Authority shall have appointed a conservator, supervisor or trustee to oversee any of the operations of any of them;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event
                                                --------
of Default specified in Section 9.05 shall occur with respect to Parent or any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrowers as specified in clauses
(i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Bank shall forthwith term-inate immediately and any Facility Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Revolving Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and (iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Collateral Documents.

          SECTION 10.  Definitions and Accounting Terms.
                       --------------------------------

          10.01  Defined Terms.  As used in this Agreement, the following
                 -------------
terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Absolute Rate" shall mean an interest rate (rounded to the nearest .0001) expressed as a decimal.

          "Additional Collateral Documents" shall have the meaning provided in Section 7.12(b).

          "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, with-out limitation, any marginal, emergency, supplemental, special or other re-serves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

          "Administrative Agent" shall mean Bankers Trust Company, in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

          "Affiliate" shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 5% of the voting securities or capital stock of such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall mean each of Bankers Trust Company, The Bank of New York, CIBC Inc., Credit Lyonnais, Atlanta Agency, First Interstate Bank of California, The Long-Term Credit Bank of Japan, Limited, New York Branch, NationsBank of Georgia, N.A., Societe Generale and The Sumitomo Bank, Limited, New York Branch.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

          "Applicable Facility Fee Percentage" shall mean 15/100 of 1% less the then applicable Reduction Discount.

          "Applicable Margin" shall mean 3/4 of 1% less the then applicable Reduction Discount.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit F
(appropriately completed).

          "Assignment of Leases" shall mean the Assignment of Leases, dated as of July 22, 1993, between Marina and the Collateral Agent, as modified, supplemented or amended from time to time.

          "Assignment of Partnership Interests Agreement" shall mean the Assignment of Partnership Interests Agreement, dated as of July 22, 1993, among Harrah's New Jersey, Harrah's Atlantic City and the Collateral Agent, as modified, supplemented or amended from time to time.

          "Atlantic City Property" shall mean the Harrah's Atlantic City Hotel Casino.

          "Bank" shall mean each financial institution listed on Schedule I, as well as any institution which becomes a "Bank" hereunder pursuant to
Section 1.14 or 12.04(b) or (c), provided that in any event each such institution shall be a Qualified Person.

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or
(ii) a Bank having notified in writing the Borrowers and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(a), in the case of either clause (i) or (ii) above as a result of any takeover of such Bank by any regulatory authority or agency.

          "Bankruptcy Code" shall have the meaning provided in Section
9.05.

          "Bankruptcy Event" shall mean any Default or Event of Default of the type described in Section 9.05.

          "Base Rate" at any time shall mean the highest of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate, (ii) the Prime Lending Rate and (iii) 1/2 of 1% in excess of the overnight Federal Funds Rate.

          "Base Rate Loan" shall mean any Revolving Loan designated or deemed designated as such by a Borrower at the time of the incurrence thereof or conversion thereto.

          "Bidder Bank" shall mean each Bank that has informed the Administrative Agent and the Company in writing (which has not been retracted) that such Bank desires to participate generally in the bidding arrangements relating to Competitive Bid Borrowings.

          "Book Entry System" shall have the meaning provided in Section
7.11.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean and include (i) the borrowing of one Type of Revolving Loan from all the Banks on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred
                                --------
pursuant to Section 1.11(b) shall be considered part of the related Borrowing of Eurodollar Loans and (ii) a Competitive Bid Borrowing.

          "BTCo" shall mean Bankers Trust Company in its individual capacity.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York inter-bank Eurodollar market.

          "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

          "Casino Holding Company" shall mean Casino Holding Company, a Delaware corporation.

          "Casino Owner" shall mean any Subsidiary of the Company that owns a Casino Property.

          "Casino Property" shall mean and include each of the Harrah's Reno Hotel Casino, Harrah's Lake Tahoe Hotel Casino (including Bill's Casino), Harrah's Las Vegas Hotel Casino, Harrah's Atlantic City Hotel Casino and Harrah's Laughlin Hotel Casino.

          "Casino Release" shall mean the release of a specific Casino Property from the Liens created by the respective Collateral Documents as a result of the sale thereof pursuant to Section 8.02 or the incurrence of Existing Casino Non-Recourse Financing with respect thereto pursuant to
Section 8.04(ix).

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Sec. 9601 et seq.
                               -- ----

          "Change of Control" shall mean (i) Parent shall cease to own 100% of the capital stock of the Company, (ii) the direct or indirect acquisition by any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act) of beneficial ownership (as such term is defined in Rule 13D-3 promulgated under the Securities Exchange
Act) of 25% or more of the outstanding shares of common stock of Parent,
(iii) the Board of Directors of Parent shall not consist of a majority of Continuing Directors or (iv) any "change of control" or similar event shall occur under any issue of Indebtedness of Parent or any of its Subsidiaries in an aggregate principal amount which exceeds (or upon utilization of any unused commitments may exceed) $25,000,000.

          "Cherokee Casino" shall mean the casino to be constructed, developed and operated by the Eastern Band of Cherokee Indians in Cherokee, North Carolina, and the manager of which shall be Parent or a Wholly-Owned Subsidiary of Parent.

          "Cherokee Investments" shall mean (i) one or more guaranties given by Parent and/or the Company for the benefit of the lenders providing construction financing for the Cherokee Casino and (ii) additional Investments in the Cherokee Casino.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect on the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purport to be granted) pursuant to any Collateral Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collat-eral and all Mortgaged Properties.

          "Collateral Agent" shall mean and include the Administrative Agent acting as collateral agent for the Secured Parties pursuant to the Collateral Documents and any sub-agents or sub-trustees appointed by the Administrative Agent pursuant to the Master Collateral Agreement and permitted under applicable Gaming Regulations.

          "Collateral Document" shall mean and include each Pledge Agreement, the Security Agreement, each Mortgage, the Assignment of Partnership Interests Agreement, the Assignment of Leases, each Net Lease Agreement, the Master Collateral Agreement and, after the execution and delivery thereof, each Additional Collateral Document.

          "Collateral Grantor" shall mean and include Parent, the Company and each Subsidiary of the Company which is party to any Collateral Document, provided that, from and after the date of the release of all
          --------
Collateral of any Subsidiary of the Company from the provisions of the Collateral Documents, and so long as the respective Subsidiary at such time owns no Required Collateral, such Subsidiary shall cease to constitute a Collateral Grantor and the Collateral Agent shall be authorized to execute such documentation as is necessary or desirable to effect such release.

          "Company" shall have the meaning provided in the first paragraph of this Agreement.

          "Company/Sub Guaranty" shall mean the Company/Sub Guaranty, dated as of July 22, 1993, made by the Company and the other Guarantors party thereto, as modified, supplemented or amended from time to time.

          "Company/Sub Pledge Agreement" shall mean the Company/Sub Pledge Agreement, dated as of July 22, 1993, among the Company, the other Collateral Grantors party thereto and the Collateral Agent, as modified, supplemented or amended from time to time.

          "Competitive Bid Borrowing" shall mean a Borrowing of Competitive Bid Loans pursuant to Section 1.04 with respect to which the Company has requested that the Bidder Banks offer to make Competitive Bid Loans at Absolute Rates.

          "Competitive Bid Loans" shall have the meaning provided in
Section 1.01(b).

          "Consent" shall mean each written consent from a holder of the 8-3/4% Senior Subordinated Notes and 10-7/8% Senior Subordinated Notes permitting the Company and the respective indenture trustee to enter into indenture supplements to the 8-3/4% Senior Subordinated Notes Indenture and the 10-7/8% Senior Subordinated Notes Indenture.

          "Consolidated Debt" shall mean, at any time, the sum of the aggregate outstanding principal amount of all Indebtedness (including, without limitation, guarantees, Non-Recourse Debt and the principal component of Capitalized Lease Obligations) of Parent and its Consolidated Subsidiaries.

          "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income plus Consolidated Interest Expense (to the extent same was deducted in determining Consolidated Net Income) and provision for taxes, and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

          "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBIT to Consolidated Interest Expense.

          "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of Parent and its Consolidated Subsidiaries (without deduction for minority interests in Subsidiaries) for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, (i) that portion of Capitalized Lease Obligations of Parent and its Consolidated Subsidiaries representing the interest factor for such period and (ii) the

Company's or such Consolidated Subsidiary's share of interest expense of any Joint Venture.

          "Consolidated Net Income" shall mean, for any period, net income of Parent and its Consolidated Subsidiaries (without deduction for minority interests in Subsidiaries) for such period.

          "Consolidated Net Worth" shall mean, at any time, the net worth of Parent and its Consolidated Subsidiaries determined on a consolidated basis.

          "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with generally accepted accounting principles in the United States.

          "Contingent Obligation" shall mean, as to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (including, without limitation, as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner) any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Indebtedness shall not include endorsements
       --------
for collection or deposit in the ordinary course of business.

          "Continuing Directors" shall mean the directors of Parent on the Effective Date and each other director, if such other director's nomination for election to the Board of Directors of Parent is recommended by a majority of the then Continuing Directors.

          "Credit Documents" shall mean this Agreement, each Revolving Note, each Guaranty and each Collateral Document.

          "Credit Party" shall mean Parent, the Company and each other Subsidiary of Parent that is a Subsidiary Borrower, a Guarantor or a Collateral Grantor.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Disqualified Stock" shall mean any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part on, or prior to, or is exchangeable for debt securities of Parent or its Subsidiaries prior to, the first anniversary of the Final Maturity Date.

          "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

          "Documents" shall mean the Credit Documents and the Hotel Transaction Documents.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Effective Date" shall have the meaning provided in Section
12.10.

          "8-3/4% Senior Subordinated Notes" shall mean the Company's 8-3/4% Senior Subordinated Notes due 2000.

          "8-3/4% Senior Subordinated Notes Indenture" shall mean the indenture relating to the 8-3/4% Senior Subordinated Notes.

          "Election to Become a Subsidiary Borrower" shall mean an Election to Become a Subsidiary Borrower substantially in the form of Exhibit E, which shall be executed by each Subsidiary of the Company which becomes a Subsidiary Borrower after the date hereof.

          "End Date" shall have the meaning provided in the definition of Reduction Discount.

          "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations of which Parent or any Borrower has received notice or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and
(b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

          "Environmental Law" means any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the
Federal Water Pollution Control Act, 33 U.S.C. Sec. 1251 et seq.; the Toxic
                                                         -- ----
Substances Control Act, 15 U.S.C. Sec. 2601 et seq.; the Clean Air Act, 42
                                            -- ----
U.S.C. Sec. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Sec. 3803 et
                 -- ----                                                   --
seq.; the Oil Pollution Act of 1990, 33 U.S.C. Sec. 2701 et seq.; the
- ----                                                     -- ----
Emergency Planning and the Community Right-to-Know Act of

1986, 42 U.S.C. Sec. 11001 et seq., the Hazardous Material Transportation Act,
                           -- ----
49 U.S.C. Sec. 1801 et seq. and the Occupational Safety and Health Act, 29
                    -- ----
U.S.C. Sec. 651 et seq.; and any state and local or foreign counterparts or
                -- ----
equivalents, in each case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Parent or any Subsidiary of Parent would be deemed to be a "single employer" within the meaning of Section 414(b),
(c), (m) or (o) of the Code.

          "Eurodollar Loan" shall mean each Revolving Loan designated as such by a Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean (a) the arithmetic average (rounded to the nearest 1/1000 of 1%) of the offered quotation to first-class banks in the New York interbank Eurodollar market by each Reference Bank for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of such Reference Bank with maturities comparable to the Interest Period applicable to such Euro-dollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New
York time)   on the date which is two Business Days prior to the com-
mencement of such Interest Period, divided by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (in-cluding, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabil-ities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if one or more of the Reference Banks fails to provide the Administrative Agent with its aforesaid rate, then the Eurodollar Rate shall be determined based on the rate or rates provided to the Administrative Agent by the other Reference Bank or Banks.

          "Event of Default" shall have the meaning provided in Section 9.

          "Existing Casino Non-Recourse Financing" shall mean Non-Recourse Indebtedness incurred by any Casino Owner pursuant to Section 8.04(ix) and which is to be secured solely by the Casino Property (including any fixtures, furniture and equipment related thereto) owned by such Casino Owner, except that if two Casino Properties are subject to Existing Casino Non-Recourse Financings, then each issue (or either issue) of such Existing Casino Non-Recourse Financing may be cross-collateralized by the other Casino Property subject to Existing Casino Non-Recourse Financing.

          "Facility Fee" shall have the meaning provided in Section
2.01(a).

          "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in Section 2.01.

          "Final Maturity Date" shall mean the 364th day from the Effective Date, as the same may be extended from time to time pursuant to Section 2.04, it being understood and agreed, however, that no extension pursuant to such Section 2.04 shall be effective if the Final Maturity Date would extend beyond July 31, 2000.

          "First-Tier Material Subsidiary" shall mean each Material Subsidiary which is a direct Subsidiary of the Company.

          "5-Year Banks" shall mean the lenders from time to time party to the 5-Year Credit Agreement.

          "5-Year Credit Agreement" shall mean the Credit Agreement, dated as of July 22, 1993 and amended and restated as of June 9, 1995, among Parent, the Company, the Subsidiaries of the Company party thereto, the 5-Year Banks, the Agents and Bankers Trust Company, as Administrative Agent, as amended, modified, supplemented, extended, refinanced or replaced from time to time in accordance with the terms thereof and hereof.

          "Former Bank" shall have the meaning provided in Section
12.04(c).

          "Gaming Authority" shall mean the governmental authorities charged with the administration and enforcement of the Gaming Regulations.

          "Gaming Business" shall mean the businesses and operations of the Company and its Subsidiaries with respect to, and the properties and assets of the Company and its Subsidiaries used in connection with, the Casino Properties and any other casinos, hotel casinos or gaming businesses now or in the future owned by the Company or any of its Subsidiaries or in which Parent or any of its Subsidiaries has an interest either through a Joint Venture or as a party to a management agreement.

          "Gaming Property" of any Person shall mean those properties and assets of such Person which relate to such Person's casino or hotel casino businesses and operations.

          "Gaming Regulations" shall mean the laws, rules, regulations and orders applicable to the casino and gaming business or activities of Parent, the Company or any of their Subsidiaries, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

          "Guaranteed Obligations" shall mean the irrevocable and unconditional guaranty made by Parent under the Parent Guaranty to the Administrative Agent and each Bank for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Revolving Note issued by each Borrower to the Administrative Agent and such Bank, and Loans made, under this Agree-ment, together with all the other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of each of the Borrowers to such Bank now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with the terms of the Credit Documents by the Borrowers.

          "Guarantor", at any time, shall mean each of the Initial Guarantors and each Required Additional Guarantor which has executed and delivered a counterpart of the Company/Sub Guaranty in accordance with
Section 7.12(a), provided that, from and after the date of the release of
                 --------
any Subsidiary of the Company from the provisions of the Company/Sub Guaranty in accordance with the terms thereof or hereof, such Subsidiary shall cease to constitute a Guarantor.

          "Guaranty" shall mean and include the Parent Guaranty and the Company/Sub Guaranty.

          "Harrah's" shall mean Harrah's, a Nevada corporation.

          "Harrah's Atlantic City" shall mean Harrah's Atlantic City, Inc., a New Jersey corporation.

          "Harrah's Club" shall mean Harrah's Club, a Nevada corporation.

          "Harrah's Jazz" shall mean Harrah's Jazz Company, a Louisiana general partnership.

          "Harrah's Jazz Completion Guaranties" shall mean one or more completion guaranties heretofore given by Parent and/or the Company in favor of certain lenders to Harrah's Jazz, the City of New Orleans and one or more other governmental agencies of the State of Louisiana.

          "Harrah's Jazz Completion Obligation Loans" shall mean any payments made by Parent and/or the Company under the Harrah's Jazz Completion Guaranties or the Harrah's Jazz Title Indemnity Arrangements to the extent that such payments are characterized as additional loans or advances made by Parent and/or the Company to Harrah's Jazz.

          "Harrah's Jazz Investments" shall mean Investments in or to Harrah's Jazz and/or for the benefit of Harrah's Jazz, including the Harrah's Jazz Completion Obligation Loans, the Harrah's Jazz Completion Guaranties and the Harrah's Jazz Title Indemnity Arrangements.

          "Harrah's Jazz Title Indemnity Arrangements" shall mean those certain indemnity agreements heretofore given by Parent and the Company to the title insurance companies providing title insurance for Harrah's Jazz's casino the City of New Orleans.

          "Harrah's Laughlin" shall mean Harrah's Laughlin, Inc., a Nevada corporation.

          "Harrah's New Jersey" shall mean Harrah's New Jersey, Inc., a New Jersey corporation.

          "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

          "Hotel Business" shall mean the businesses and operations of the Company and its Subsidiaries with respect to, and the properties and assets of the Company and its Subsidiaries used in connection with, its existing (immediately prior to the Effective Date) hotel businesses and operations and any other hotels owned by the Company or any of its Subsidiaries immediately prior to the Effective Date that are not included in the Gaming Business or in which Parent or any of its Subsidiaries has an interest either through a Joint Venture or as a party to a management or franchise agreement.

          "Hotel Collateral" shall mean the collateral securing the Hotel Facility, which collateral shall only consist of the properties constituting the Hotel Business of the Company and the Hotel Subsidiaries (including the capital stock of the Hotel Subsidiaries).

          "Hotel Company" shall mean Promus Hotel Corporation, a newly formed Wholly-Owned Subsidiary of the Company.

          "Hotel Facility" shall mean two new senior secured credit facilities aggregating $350,000,000 which shall be (i) secured by the Hotel Collateral and (ii) guaranteed by the Hotel Subsidiaries.

          "Hotel Property" shall mean any hotel, any land or building under development or any other property or asset which relates to the Hotel Business of Parent and its Subsidiaries other than those properties or assets which are included as Gaming Properties.

          "Hotel Stock Dividend" shall mean, collectively, (i) the distribution by the Company to Parent as a stock dividend of all of the capital stock of the Hotel Company and (ii) the distribution by Parent to its stockholders immediately thereafter as a stock dividend of all of the capital stock of the Hotel Company.

          "Hotel Subsidiaries" shall mean those existing Subsidiaries of the Company which are engaged in the Hotel Business and which are set forth on Schedule VIII.

          "Hotel Transaction" shall mean, collectively, the Hotel Stock Dividend, the Hotel Transfer, the entering into of the Hotel Facility and the incurrence by the Company of at least $210,000,000 of loans thereunder, the assignment to, and the assumption by, the Hotel Company of the Hotel Facility, the obtaining of the Consents and the entering into of the related indenture supplements and the obtaining of the consent of Parent's shareholders to the Hotel Transaction.

          "Hotel Transaction Documents" shall mean (i) the Hotel Facility,
(ii) the Consents, the indenture supplements to the 8-3/4% Senior Subordinated Notes Indenture and the 10-7/8% Senior Subordinated Notes Indenture and the Proxy Statement delivered to Parent's shareholders in connection with the Hotel Transaction and (iii) the Distribution Agreement, the Tax Sharing Agreement, the Trademark Assignment Agreement and an Employee Benefits Allocation Agreement, which agreements are in the forms delivered to the Administrative Agent pursuant to Section 4.04(b) and are to be entered into by the Company and the Hotel Company in connection with the Hotel Transfer and the Hotel Stock Dividend.

          "Hotel Transfer" shall mean the transfer by the Company to the Hotel Company of the Hotel Properties and Hotel Business of the Company and the capital stock of the Hotel Subsidiaries, it being understood and agreed that $210,000,000 of proceeds from the loans incurred by the Company under the Hotel Facility on the Effective Date shall not be transferred by the Company to the Hotel Company.

          "Indebtedness" shall mean, as to any Person, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of such Person to reimburse or repay any bank or other Person in respect of amounts paid or available to be drawn under a letter of credit, banker's acceptance, surety, performance or appeal bond or any similar instrument (each such obligation to be valued at the face amount of such instrument), (vi) all Indebtedness of others secured by a Lien on any asset of such Person, (vii) all Contingent Obligations of such Person with respect to any Indebtedness of any other Person and (viii) the amount of any Disqualified Stock.

          "Initial Guarantors" shall mean each of Parent, the Company, Casino Holding Company, Embassy Development Corporation, Embassy Equity Development Corporation, ESI Equity Development Corporation, Hampton Inn Equity Development Corporation, Hampton Inns, Inc., Harrah's, Harrah's Atlantic City, Harrah's Club, Harrah's Las Vegas, Inc., Harrah's Laughlin, Harrah's New Jersey, Harrah's Reno Holding Company, Inc., Homewood Suites Equity Development Corporation and Marina; provided, that from and after the Effective Date, Embassy Development Corporation, Embassy Equity Development Corporation, ESI Equity Development Corporation, Hampton Inn Equity Development Corporation, Hampton Inns, Inc. and Homewood Suites Equity Development Corporation shall be (and hereby are) released from the Company/Sub Guaranty and shall no longer constitute Guarantors.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section
1.10.

          "Interest Rate Protection or Other Hedging Agreements" shall mean one or more (i) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), (ii) foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (iii) other types of hedging agreements from time to time entered into by the Company or any of its Subsidiaries.

          "Investments" shall have the meaning provided in Section 8.05.

          "Issuance System" shall have the meaning provided in Section 7.11.

          "Issue" shall mean each of the two different types of Senior Debt, there being two separate Issues for purposes of this Agreement, i.e.,
                                                                      ----
the Indebtedness under this Agreement and the Indebtedness under the 5-Year Credit Agreement.

          "Joint Venture" shall mean any entity or arrangement between the Company or any of its Subsidiaries (so long as the Company and its Subsidiaries own 50% or less of such entity) and one or more Persons other than Parent or any of its Subsidiaries (whether now existing or created in the future) for (i) the joint ownership, management, construction or development of any Gaming Property or (ii) the joint ownership or operation of any Gaming Business.

          "Las Vegas Property" shall mean the Harrah's Las Vegas Hotel
Casino.

          "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall mean each Revolving Loan and each Competitive Bid
Loan.

          "Margin Reduction Period" shall mean each period which shall commence on a date on which the financial state-ments are delivered pursuant to Section 7.01(a) or (b) and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 7.01(a) or (b) and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 7.01(a) or (b).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Marina" shall mean Marina Associates, a New Jersey general partnership.

          "Markers" shall have the meaning provided in the Master
Collateral Agreement.

          "Master Collateral Agreement" shall mean the Master Collateral Agreement, dated as of July 22, 1993, among Parent, the Company, the other Collateral Grantors, the Administrative Agent and the Collateral Agent, as modified, supplemented or amended from time to time.

          "Material Subsidiary" shall mean each of (a) each Initial Guarantor other than Parent and the Company, (b) each Subsidiary Borrower and each Collateral Grantor and (c) as at the date of determination, (i) any direct or indirect Subsidiary of Parent that holds any license or licenses needed to conduct gaming operations with respect to any Casino Property (which has not theretofore been released from the respective Mortgage encumbering same in accordance with the terms thereof), (ii) any direct or indirect Subsidiary of Parent that owns any Collateral or Required Collateral or that directly or indirectly owns stock of a Subsidiary which owns Collateral or Required Collateral or (iii) any Sub-sidiary of Parent that (together with its Subsidiaries) accounts for, or holds, at least 10% of any of (x) the consolidated assets of Parent and its Subsidiaries, (y) the consolidated revenues of Parent and its Subsidiaries or (z) the Consolidated EBIT of Parent and its Subsidiaries, in each case as determined at the end of each fiscal quarter of Parent and, in the case of preceding clauses (y) and (z), for the Test Period then last ended, it being understood and agreed that Harrah's Jazz and Desplaines Development Limited Partnership shall not be considered Material Subsidiaries under this sub-clause (iii) to the extent that such Subsidiaries would otherwise constitute such a Material Subsidiary so long as such Subsidiaries would not otherwise constitute a Material Subsidiary under any of the other clauses of this definition.

          "Maturity Date" shall mean, with respect to each Bank, the Final Maturity Date in effect at the time such Bank first became party to this Agreement, as the same may be extended pursuant to Section 2.04, provided that such extension has been consented to by such Bank. It is understood that in the event that a Bank does not consent to an extension of the Final Maturity Date, the Maturity Date for such Bank shall be the Final Maturity Date in effect immediately prior to the effectiveness of such extension.

          "Minimum Proceeds Amount" with respect to any Casino Property (or with respect to the Casino Owner that owns such Casino Property) shall mean the amount set forth below opposite such Casino Property:

          Harrah's Atlantic City
            Hotel Casino                $250,000,000
          Harrah's Las Vegas
            Hotel Casino                $250,000,000
          Harrah's Reno
            Hotel Casino                $150,000,000
          Harrah's Lake Tahoe
            Hotel Casino
            (including Bill's Casino)   $150,000,000
          Harrah's Laughlin
            Hotel Casino                $150,000,000.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Mortgage" shall mean each of (i) the Deed of Trust, Leasehold Deed of Trust, Assignment, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated as of July 22, 1993, from the Company, Harrah's Laughlin, Inc. and Harrah's Reno Holding Company, Inc., as Grantors, to First American Title Insurance Company of Nevada, as Trustee, and BTCo, as Beneficiary, as modified, supplemented or amended from time to time and (ii) the Mortgage, Leasehold Mortgage, Assignment, Assignment of Leases and Rents and Security Agreement, dated as of July 22, 1993, from Marina and the Company, as Mortgagors, to BTCo, as Collateral Agent and Mortgagee, as modified, supplemented or amended from time to time.

          "Mortgage Amendment" shall have the meaning provided in Section
4.09(i).

          "Mortgage Policies" shall mean each of the mortgage title insurance policies delivered pursuant to Section 5.10(ii) of the Original 5-Year Credit Agreement.

          "Mortgaged Property" shall mean and include each of the Casino Properties until same are released from the Liens created by the respective Mortgage in accordance with the terms hereof and thereof.

          "Net Lease Agreement" shall mean each of (i) the Net Lease Agreement, dated as of July 22, 1993, among Parent, the Company, Harrah's, Harrah's Club and the Collateral Agent (Harrah's Hotel and Casino, Lake Tahoe), (ii) the Net Lease Agreement, dated as of July 22, 1993, among Parent, the Company, Harrah's Las Vegas, Inc. and the Collateral Agent (Harrah's Hotel and Casino, Las Vegas), (iii) the Net Lease Agreement, dated as of July 22, 1993, among Parent, the Company, Harrah's Club and the Collateral Agent (Harrah's Hotel and Casino, Reno) and (iv) the Net Lease Agreement, dated as of July 22, 1993, among Parent, the Company, Harrah's Laughlin and the Collateral Agent (Harrah's Laughlin Hotel and Casino), in each case as modified, supplemented or amended from time to time, it being understood and agreed that in the event the Company transfers its ownership interest in any of the Casino Properties located in Nevada to Harrah's Club as permitted by Section 8.02(a), the Net Lease Agreement with respect to each such Casino Property may be terminated.

          "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of reasonable trans-action costs and payments of unassumed liabilities relating to the assets sold at the time of, or within 60 days after, the date of such sale and the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to the Credit Documents) which is secured by the respective assets which were sold.

          "Non-Continuing Bank" shall mean, at any time, each Bank the Maturity Date of which has not been extended pursuant to Section 2.04.

          "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

          "Non-Recourse Indebtedness" shall mean (x) with respect to any Casino Owner or Owners, Indebtedness incurred by such Casino Owner or Owners meeting the requirements of Existing Casino Non-Recourse Financing and which shall be (i) secured only by the Casino Property or Properties owned by such Casino Owner or Owners, including any fixtures, furniture and equipment related thereto (it being understood and agreed that, if two Casino Properties are subject to Existing Casino Non-Recourse Financings, then such properties may cross-collateralize the other issue of Existing Casino Non-Recourse Financing) and (ii) expressly made non-recourse to Parent and its Subsidiaries other than the respective Casino Owners, provided that recourse may be had to the respective property serving as security therefor and (y) with respect to any Specified Subsidiary, Indebtedness incurred by such Specified Subsidiary which shall be (i) secured only by Gaming Properties being developed with Non-Recourse Indebtedness incurred pursuant to Section 8.04(x), including any fixtures, furniture and equipment related thereto and (ii) non-recourse to Parent and its Subsidiaries, provided that recourse may be had to the extent permitted by Section 8.04(x) and to the respective property or properties serving as security therefor.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Competitive Bid Borrowing" shall have the meaning provided in Section 1.04(a).

          "Notice of Conversion" shall have the meaning provided in Section
1.07.

          "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, Attention:
Patricia Rapisarda, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Original 5-Year Credit Agreement" shall mean the Credit Agreement, dated as of July 22, 1993, among Parent, the Company, the Subsidiaries of the Company party thereto, the financial institutions party thereto and Bankers Trust

Company, as Administrative Agent, as in effect immediately prior to the Effective Date.

          "Parent" shall have the meaning provided in the first paragraph of this Agreement.

          "Parent Guaranty" shall mean the guaranty provided by Parent pursuant to Section 13.

          "Parent Pledge Agreement" shall mean the Parent Pledge Agreement, dated as of July 22, 1993, between Parent and the Collateral Agent, as modified, supplemented or amended from time to time.

          "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that, if the
                                              --------
Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentage of such Bank shall be determined immediately prior (and without giving effect) to such termination.

          "Permitted Designated Indebtedness" shall mean (i) any Existing Casino Non-Recourse Financing and (ii) all Subordinated Debt (or portions thereof) incurred pursuant to Section 8.04(xi) to the extent the aggregate amount of Subordinated Debt incurred after the Effective Date pursuant to said Section is in excess of $200,000,000.

          "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy with respect thereto.

          "Permitted Liens" shall have the meaning provided in Section
8.01.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), Parent or a Subsidiary of Parent or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Parent, or a Subsidiary of Parent or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreements" shall mean and include the Parent Pledge Agreement and the Company/Sub Pledge Agreement.

          "Pledged Securities" shall have the meaning assigned that term in the respective Pledge Agreements.

          "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Projections" shall have the meaning provided in Section 6.05(d).

          "Proxy Statement" shall mean Parent's Proxy Statement dated April 25, 1995 which was delivered to Parent's shareholders in connection with the Hotel Transaction.

          "Qualified Person" shall mean, with respect to any Bank party to this Agreement on the Effective Date or that becomes a Bank pursuant to
Section 1.14, 12.04(b) or 12.04(c), a banking or other licensed lending institution within the meaning of the New Jersey Gaming Regulations or a financial source or qualifier approved under the Gaming Regulations of the State of New Jersey applicable to lenders (or waived or exempted from the applicable requirements thereof) and which shall not have been found unsuitable under the Gaming Regulations of the State of Nevada applicable to lenders and which meets the requirements of all other jurisdictions regulating the gaming business of Parent and its Subsidiaries to the extent that the Company has so notified the Banks of such requirements of such other jurisdiction pursuant to Section 12.04(e).


          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Sec. 6901 et seq.
                                                            -- ----

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Reduction Discount" shall mean initially zero and from and after the first day of any Margin Reduction Period (the "Start Date") to and including the last day of such Margin Reduction Period (the "End Date"), the Reduction Discount shall be the respective percentage per annum set forth in clause (A), (B) or (C) below if, but only if, as of the last day of the most recent fiscal quarter of Parent ended immediately prior to such Start Date (the "Test Date") the conditions in clause (A), (B) or (C) below are met:

         (A) (x) in the case of Eurodollar Loans, 1/8 of 1% and (y) in the case of the Facility Fee, 4/100 of 1% in each case if, but only if, as of the Test Date for such Start Date either of the following conditions are met and the conditions set forth in none of clauses (B) and (C) below are satisfied:

          (i) the Consolidated Interest Coverage Ratio for the Test Period ended on such Test Date shall be greater than 3.00:1.00; or

         (ii) the Indebtedness of the Company on such Test Date shall be rated at least BBB- Senior Implied by S&P or Baa3 Senior Implied by Moody's;

         (B) (x) in the case of Eurodollar Loans, 3/8 of 1% and (y) in the case of the Facility Fee, 5.5/100 of 1% in each case if, but only if, as of the Test Date for such Start Date either of the following conditions are met and the conditions set forth in clause (C) below are not satisfied:

          (i) the Consolidated Interest Coverage Ratio for the Test Period ended on such Test Date shall be greater than 3.50:1.00; or

         (ii) the Indebtedness of the Company on such Test Date shall be rated at least BBB Senior Implied by S&P or Baa2 Senior Implied by Moody's; or

         (C) (x) in the case of Eurodollar Loans, 1/2 of 1% and (y) in the case of the Facility Fee, 7/100 of 1% in each case if, but only if, as of the Test Date for such Start Date either of the following conditions are met:

          (i) the Consolidated Interest Coverage Ratio for the Test Period ended on such Test Date shall be greater than 4.00:1.00; or

         (ii) the Indebtedness of the Company on such Test Date shall be rated at least BBB+ Senior Implied by S&P or Baa1 Senior Implied by Moody's.

Notwithstanding anything to the contrary above in this definition, the Reduction Discount shall be reduced to zero at all times when a Default under Section 7.01(a) or (b) shall exist or an Event of Default shall exist.

         "Reference Banks" shall mean Bankers Trust Company, The Sumitomo Bank, Limited, New York Branch, Credit Lyonnais and The Bank of New York.

         "Register" shall have the meaning provided in Section 1.06(d).

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

         "Replaced Bank" shall have the meaning provided in Section 1.14.

         "Replacement Bank" shall have the meaning provided in
Section 1.14.

         "Reply Date" shall have the meaning provided in Section 1.04(b).

         "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

         "Requested Extension Effective Date" shall have the meaning provided in Section 2.04(a).

         "Required Additional Guarantor" shall have the meaning provided in
Section 7.12(a).

         "Required Appraisal" shall have the meaning provided in Section
7.12(c).

         "Required Banks" shall mean Non-Defaulting Banks, the sum of whose Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Competitive Bid Loans) represent an amount greater than fifty percent of the sum of the Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans and Competitive Bid Loans).

         "Required Collateral" shall mean and include all the following assets and property:

          (i)  each Casino Property;

         (ii)  100% of the capital stock of the Company;

        (iii) 100% of the capital stock of each of Harrah's, Harrah's Club, Casino Holding Company, Harrah's Atlantic City, Harrah's New Jersey, Harrah's Reno Holding Company, Inc., Harrah's Laughlin and Harrah's Las Vegas, Inc.;

         (iv)  100% of the partnership interests in Marina;

          (v) 100% of the capital stock or partnership interests, as the case may be, of each Subsidiary Borrower;

         (vi) 100% of the capital stock or partnership interests, as the case may be, in any other Subsidiary of the Company which owns assets or property, or is the direct or indirect parent of any Subsidiary which owns assets or property, which constitutes Required Collateral pursuant to any of the other clauses of this definition;

        (vii) 100% of the capital stock or partnership interests owned directly by the Company in any Guarantor or Material Subsidiary;

       (viii) all of the Company's and its Subsidiaries' interests in building fixtures and personal property located in or owned or used in connection with the Casino Properties, including (subject to applicable Gaming Regulations) gaming equipment; all trademarks and trade names (including the Harrah's name, subject to a non-exclusive license to be granted to the Company in accordance with the terms of the Collateral Documents) and other intangible property owned or used in connection with the Casino Properties; and all licenses and permits held in connection with the Casino Properties (excluding (x) gaming licenses and (y) non-transferable liquor licenses and other non-transferable licenses); and all revenues derived from the Casino Properties located in Nevada, including (subject to applicable Gaming Regulations) gaming revenues; and

         (ix) the assignment of leases and net lease agreements effected pursuant to the Assignment of Leases and Net Lease Agreements.

Notwithstanding anything to the contrary contained above, assets or property shall cease to constitute Required Collateral at such time, if any, as same are released pursuant to the terms of the respective
Collateral Documents and this Agreement.

         "Required Secured Parties" shall have the meaning provided in the Master Collateral Agreement.

         "Returns" shall have the meaning provided in Section 6.09.

         "Revolving Loan" shall have the meaning provided in Section
1.01(a).

         "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 2.02, 2.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.14, 12.04(b) or 12.04(c).

         "Revolving Note" shall have the meaning provided in Section
1.06(a).

         "Rights" shall have the meaning provided in the Rights Agreement.

         "Rights Agreement" shall mean the Rights Agreement, dated as of February 7, 1990, between Parent and The Bank of New York, as Rights Agent, as in effect on the date hereof.

         "S&P" shall mean Standard & Poor's Corporation.

         "SEC" shall have the meaning provided in Section 7.01(f).

         "Section 3.04(b)(iii) Certificate" shall have the meaning provided in Section 3.04(b).

         "Secured Parties" shall have the meaning assigned that term in the Collateral Documents.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Security Agreement" shall mean the Security Agreement, dated as of July 22, 1993, among the Company, the other Collateral Grantors party thereto and the Collateral Agent, as modified, supplemented or amended from time to time.

         "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

         "Senior Debt" shall mean the Indebtedness under this Agreement and the Indebtedness under the 5-Year Credit Agreement.

         "Share" shall mean, for each Issue, (A) if the event requiring a mandatory commitment reduction to Senior Debt pursuant to Section 2.03(c) or (d) would, in accordance with the terms of the 5-Year Credit Agreement, give rise to a mandatory commitment reduction to the Total 5-Year Revolving Loan Commitment, then the "Share" (x) applicable to the Total 5-Year Revolving Loan Commitment shall equal the lesser of (1) the amount required to be applied to reduce the commitments in respect of Senior Debt pursuant to Section 2.03(c) or (d) multiplied by a fraction the numerator of which is the amount of the Total 5-Year Revolving Loan Commitment then in effect and the denominator of which is the sum of (i) the Total 5-Year Revolving Loan Commitment then in effect plus (ii) the Total Revolving Loan Commitment then in effect and (2) the maximum amount which would be re-quired to be applied to mandatorily reduce the Total 5-Year Revolving Loan Commitment in accordance with the terms of the 5-Year Credit Agreement as a result of the respective event requiring a reduction to the commitments in respect of Senior Debt pursuant to Section 2.03(c) or (d) and (y) applicable to the Total Revolving Loan Commitment shall equal the remainder of the amount required to be applied to reduce the commitments in respect of Senior Debt pursuant to Section 2.03(c) or (d), less the "Share" applicable to the Total 5-Year Revolving Loan Commitment as determined pursuant to preceding clause (x), and (B) if the event giving rise to a mandatory commitment reduction in respect of Senior Debt would not require a mandatory reduction to the Total 5-Year Revolving Loan Commitment of the 5-Year Credit Agreement in accordance with the terms of the 5-Year Credit Agreement, the "Share" of each Issue shall equal (x) in the case of the 5-Year Credit Agreement, $0 and (y) in the case of this Agreement, the amount required to be applied to Senior Debt pursuant to Section 2.03(c) or (d).

         "Specified Subsidiary" shall mean any Subsidiary of the Company (other than any Subsidiary Borrower, Collateral Grantor or Casino Owner) so long as such Subsidiary has no material assets other than the Gaming Properties to be developed and financed with Non-Recourse Indebtedness incurred pursuant to Section 8.04(x).

         "Start Date" shall have the meaning provided in the definition of Reduction Discount.

         "Sub-Limit" shall mean (i) with respect to Marina, $150,000,000 and (ii) with respect to each other Subsidiary of the Company that becomes a Subsidiary Borrower after the date hereof, such aggregate amount as shall be established by the Administrative Agent and the Required Banks at the time such Subsidiary becomes a Subsidiary Borrower hereunder.

         "Subordinated Debt" shall mean each issue of Subordinated Debt of the Company as is set forth on Schedule IV as well as any additional issuance of Subordinated Debt by the Company that is permitted under
Section 8.04(xi).

         "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partner-ship, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

         "Subsidiary Borrower" shall mean Marina and any other Wholly-Owned Subsidiary of the Company that is found acceptable to, and approved in writing by, the Administrative Agent and the Required Banks, provided that at the time any such Subsidiary incurs Existing Casino Non-Recourse Financing pursuant to Section 8.04(ix) or the Casino Property owned by such Subsidiary is sold pursuant to Section 8.02, such Subsidiary shall cease to be a Subsidiary Borrower.

         "Subsidiary Investments" shall mean any Investment by the Company in one or more of its Subsidiaries provided that (x) any acquisition of a new Subsidiary shall be through a transaction not involving the acquisition by the Company or any of its Subsidiaries of Margin Stock and (y) any new Subsidiary so acquired shall be engaged primarily in the Gaming Business.

         "Substitute Bank" shall have the meaning in Section 12.04(c).

         "Taxes" shall have the meaning provided in Section 3.04(a).

         "10-7/8% Senior Subordinated Notes" shall mean the Company's 10-7/8% Senior Subordinated Notes due 2002.

         "10-7/8% Senior Subordinated Notes Indenture" shall mean the indenture relating to the 10-7/8% Senior Subordinated Notes.

         "Test Date" shall have a meaning provided in the definition of Reduction Discount.

         "Test Period" shall mean the four consecutive fiscal quarters of Parent then last ended (in each case taken as one accounting period).

         "Total 5-Year Revolving Loan Commitment" shall mean the "Total Revolving Loan Commitment" under, and as defined in, the 5-Year Credit Agreement.

         "Total 5-Year Outstandings" shall mean, at any time, the aggregate principal amount of all loans outstanding pursuant to the 5-Year Credit Agreement and the aggregate amount of all letters of credit and, without duplication, unreimbursed drawings thereunder outstanding pursuant to the 5-Year Credit Agreement.

         "Total Outstandings" shall mean, at any time, the aggregate outstanding principal amount of Loans.

         "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

         "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment less (y) the sum of the aggregate principal amount of Revolving Loans and Competitive Bid Loans then outstanding.

         "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a
                                    ----
Eurodollar Loan.

         "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

         "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

         "United States" and "U.S." shall each mean the United States of America.

         "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

         "Withdrawal Period" shall have the meaning provided in Section
12.04(d).

         SECTION 11.  The Administrative Agent and Agents.
                      -----------------------------------

         11.01  Appointment.  The Banks hereby designate Bankers Trust
                -----------
Company as Administrative Agent (for purposes of this Section 11, the term "Administrative Agent" shall include Bankers Trust Company in its capacity as Collateral Agent pursuant to the Collateral Documents) to act as spec-ified herein and in the other Credit Documents. The Banks hereby designate Bankers Trust Company, The Bank of New York, CIBC Inc., Credit Lyonnais, Atlanta Agency, First Interstate Bank of California, The Long-Term Credit Bank of Japan, Limited, New York Branch, NationsBank of Georgia, N.A., Societe Generale, and The Sumitomo Bank, Limited, New York Branch, as Agents to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Revolving Note by the acceptance of such Revolving Note shall be deemed irrevocably to authorize, the Administrative Agent or any Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent or any Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent and any Agent may perform any of their duties hereunder by or through their respective officers, directors, agents (including any sub-agents or sub-trustees to act as a Collateral Agent pursuant to the Master Collateral Agreement or any other Collateral Document) or employees. Each Bank further agrees to be bound by all of the terms and conditions set forth in the Collateral Documents.

         11.02  Nature of Duties.  Neither the Administrative Agent nor any
                ----------------
Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and the Collateral Documents, it being understood and agreed, however, that none of the Agents in their capacities as such shall have any duties or responsibilities under the Credit Documents. Neither the Administrative Agent, any Agent nor any of their officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent and Agents shall be mechanical and administrative in nature; neither the Administrative Agent nor any Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Revolving Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent or any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

         11.03  Lack of Reliance on the Administrative Agent and Agents.
                -------------------------------------------------------
Independently and without reliance upon the Administrative Agent or any Agent, each Bank and the holder of each Revolving Note, to the extent it deems appropriate, has made and shall continue to make (i) its own inde-pendent investigation of the financial condition and affairs of Parent and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and
(ii) its own appraisal of the creditworthiness of Parent and its Subsidiaries and, except as expressly provided in this Agreement, neither the Administrative Agent nor any Agent shall have any duty or responsibil-ity, either initially or on a continuing basis, to provide any Bank or the holder of any Revolving Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Neither the Administrative

Agent nor any Agent shall be responsible to any Bank or the holder of any Revolving Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Parent or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Parent or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

         11.04  Certain Rights of the Administrative Agent.  If the
                ------------------------------------------
Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Revolving Note shall have any right of action whatsoever against the Administrative Agent as a result of the Adminis-trative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

         11.05  Reliance.  The Administrative Agent and each Agent shall be
                --------
entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent or such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent or such Agent.

         11.06  Indemnification.  To the extent the Administrative Agent or
                ---------------
any Agent is not reimbursed and indemnified by the Credit Parties, the Banks will reimburse and indemnify the Administrative Agent or such Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent or such Agent in performing its duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such
          --------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Agent's gross negligence or willful misconduct.

         11.07  The Administrative Agent and the Agents in their Individual
                -----------------------------------------------------------
Capacities.  With respect to its obligation to make Loans under this Agree-
- ----------
ment, the Administrative Agent and each Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Revolving Notes" or any similar terms shall, unless the context clearly otherwise indicates, in-clude each of the Administrative Agent and Agent in its individual capac-ity. The Administrative Agent and each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers or any other Credit Party for ser-vices in connection with this Agreement and otherwise without having to account for the same to the Banks.

         11.08  Holders.  The Administrative Agent may deem and treat the
                -------
payee of any Revolving Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Revolving Note or of any Revolving Note or Revolving Notes issued in exchange therefor.

         11.09  Resignation by the Administrative Agent and Agents.
                --------------------------------------------------
(a) The Administrative Agent and any Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Company and the Banks. In the case of the resignation by the Administrative Agent, such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below. In the case of a resignation by an Agent, such resignation shall become effective immediately.

         (b) Upon any such notice of resignation, the Company shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Required Banks (it being understood and agreed that any Bank is deemed to be accept-able to the Required Banks), provided that, if a Default or an Event of
                             --------
Default exists at the time of such resignation, the Required Banks shall appoint such successor Administrative Agent.

         (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Company, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Company or Required Banks, as the case may be, appoint a successor Administrative Agent as provided above.

         (d) If no successor Administrative Agent has been appointed pursu-ant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent here-under and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent.

         SECTION 12.  Miscellaneous.
                      -------------

         12.01  Payment of Expenses, etc.  (a)  The Borrowers jointly and
                -------------------------
severally shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case and local counsel and all appraisal fees, trustee's fees, documentary and recording taxes, title insurance and recording, filing and other expenses) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the docu-ments and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel (including allocated costs of in-house counsel) for the Administrative Agent and for each of the Banks); (ii) pay and hold each of the Banks harm-less from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Administrative Agent, each Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (in-cluding reasonable attorneys' (including allocated costs of in-house counsel) and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, any Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Hotel Transaction) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by Parent or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any loca-tion, whether or not owned or operated by Parent or any of its Subsidi-aries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim relating in any way to Parent, any of its Subsidiaries, their operations or any Real Property owned or at any time operated by Parent or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         (b) The Borrowers further jointly and severally agree to pay the reasonable legal fees of gaming counsel for the Administrative Agent in Nevada and New Jersey and any other relevant state and all reasonable costs (including costs of investigation) associated with any qualification (or exemption or waiver therefrom) of any Bank under, or compliance in connection with the Gaming Regulations in connection with the syndication under this Agreement, provided that in the event that any assignee Bank or potential assignee Bank is not already a Qualified Person (before giving effect to any actions taken to become such in connection with this Agreement), then all costs associated with such Person becoming a Qualified Person shall be borne by the respective assignee Bank or potential assignee Bank. Notwithstanding the foregoing, after a Bank has been replaced pursuant to Section 1.14, the Borrowers shall not be required to reimburse such Bank for any such costs incurred by it after the date of such replacement.

         12.02  Right of Setoff.  In addition to any rights now or
                ---------------
hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Credit Parties against and on account of the Obligations and liabilities of the Credit Parties to such Bank under this Agreement or under any of the other Credit Documents, includ-
ing, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured, provided that such right
                                                  --------
of set-off may only be exercised by any such Bank if Nevada Revised Statutes 40.430(4)(g) (1989) remains in force and effect without modification, and such Bank has received advice of New Jersey and Nevada counsel acceptable to the Administrative Agent that there is no other provision of Nevada or New Jersey law, as appropriate, under which such action of set off might jeopardize any right of the Collateral Agent or any Bank in or with respect to any Collateral. The provisions of the foregoing proviso to this Section 12.02 are for the benefit of the Banks only, and may be amended, modified or waived in any respect by the Required Banks without the requirements of prior notice to or consent by any Credit Party and does not constitute a waiver of any rights against any Credit Party or against any Collateral.

         12.03  Notices.  Except as otherwise expressly provided herein,
                -------
all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to Parent or any Borrower, at such Credit Party's address specified opposite its signature below or in the respective Election to Become a Subsidiary Borrower; if to any Bank, at its address specified opposite its name below; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Company and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices to the Administrative Agent and the Company shall not be effective until received by such Person.

         12.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, except as provided in Sections 8.02,
                --------  -------
8.04(ix) and 12.17(a), no Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Administrative Agent and the Banks (although any Subsidiary Borrower may, at its request and with the consent of the Required Banks, otherwise cease to be a Subsidiary Borrower hereunder so long as no Default or Event of Default then exists and all Loans incurred by such Subsidiary are repaid in full and, provided
                                                                  --------
further, that, although any Bank may transfer, assign or grant participa-
- -------
tions in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Revolving Loan Commitments hereunder except as provided in Section 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank
                                             ----------------
shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would extend the final scheduled maturity of any Loan or Revolving Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof). In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and the Borrowers shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Credit Documents and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation. Any agreement pursuant to which any Bank may grant such a participation shall be in a form approved by the Administrative Agent and Parent and shall be satisfactory under the Gaming Regulations of the State of New

Jersey so as not to require participants to be approved financial sources or qualified under such Gaming Regulations applicable to lenders.

         (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitments and related outstanding Obligations hereunder to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $2,500,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments and related outstanding Obligations hereunder, in either case to one or more Qualified Persons, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be
                      --------
deemed modified to reflect the Revolving Loan Commitments of such new Bank and of the existing Banks, (ii) new Revolving Notes will be issued to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Revolving Notes to be in conformity with the requirements of Section 1.06 to the extent needed to reflect the revised Revolving Loan Commitments, (iii) the consent of the Administrative Agent shall be required in connection with any assignment (which consent shall not be unreasonably withheld) and (iv) the Administrative Agent shall re-ceive at the time of each such assignment, from either the assigning or assignee Bank or Banks, the payment of a non-refundable assignment fee of $3,500 in the case of any assignment to a Qualified Person which is not a Bank immediately prior to such assignment or $1,000 in the case of any assignment to a then existing Bank. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitments. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrowers in the case of a Bank described in clause (ii) or (iv) of Section 3.04(b), the forms described in such clause (ii) or (iv), as the case may be. To the extent that an assignment of all or any portion of a Bank's Revolving Loan Commitments and related outstanding Obligations pursuant to Section 1.14 or this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section

1.11, 1.12 or 3.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

         (c) If the New Jersey Gaming Authorities shall determine that any Bank is not qualified as an approved financial source or otherwise does not meet the standards pursuant to the Gaming Regulations in New Jersey, or the Nevada Gaming Authorities shall determine that any Bank does not meet the Suitability Standards under the Nevada Gaming Regulations or any other Gaming Authority with jurisdiction over the gaming business of Parent and its Subsidiaries shall determine that any Bank does not meet its suitability standards (in any such case, a "Former Bank"), the Admin-istrative Agent or the Company shall have the right (but not the duty) to designate a bank or banks (in each case, a "Substitute Bank," which may be any Bank or Banks that agree to become a Substitute Bank) that has agreed to assume the rights and obligations of the Former Bank, subject to receipt by the Administrative Agent of evidence that such Substitute Bank is a Qualified Person. The Substitute Bank shall assume the rights and obligations of the Former Bank under this Agreement pursuant to an Assignment and Assumption Agreement, which assumption shall be required to comply with, and shall become effective in accordance with, the provisions of Section 12.04(b), provided that the purchase price to be paid by the
                     --------
Substitute Bank to the Administrative Agent for the account of the Former Bank for such assumption shall equal the sum of (i) the unpaid principal amount of any Revolving Notes held or Loans made by the Former Bank plus accrued interest thereon plus (ii) such Former Bank's pro rata share of
                                                      --- ----
accrued Fees to the date of the assumption, and, provided further, the
                                                 ----------------
Borrowers shall pay all obligations owing to the Former Bank under the Credit Documents (including all obligations, if any, owing pursuant to Section 1.12, but excluding those amounts in respect of which the purchase price is being paid as provided above). Each Bank agrees that if it becomes a Former Bank, upon payment to it by the Borrowers of all such amounts, if any, owing to it under the Credit Documents, it will execute and deliver an Assignment and Assumption Agreement, upon payment of such purchase price.

         (d)  Notwithstanding the provisions of subsection (c) of this
Section 12.04, if any Bank becomes a Former Bank, and if the Administrative Agent or the Company fails to find a Substitute Bank pursuant to subsection (c) of this Section within any time period specified by the appropriate Gaming Authority for the withdrawal of a Former Bank (the "Withdrawal Period"), the Borrowers shall, immediately (i) prepay in full the outstanding principal amount of each Revolving Note held or Loan made by such Former Bank, together with accrued interest thereon to the earlier of (x) the date of payment or (y) the last day of any Withdrawal Period, and (ii) if no Default or Event of Default then exists, terminate the Revolving Loan Commitment of such Former Bank at which time the other Banks' Percentages will be automatically adjusted as a result thereof.

         (e) Subject to the last sentence of this Section 12.04(e), each Bank agrees that all participations and assignments made hereunder shall be subject to, and made in compliance with, all Gaming Regulations applicable to lenders. Each Bank agrees further that it will not grant participations or assignments prior to receiving notice from the Administrative Agent that it has completed the primary syndication of this facility. The Administrative Agent shall provide such notice to the Banks promptly after completing such primary syndication. Each Bank agrees to notify the New Jersey Gaming Authorities of any dispute arising between such Bank and any participant concerning Collateral located in New Jersey. Each Borrower hereby acknowledges that unless the Company has provided the Banks with a written opinion of counsel as to the suitability standards applicable to lenders of any relevant Gaming Authority (excluding New Jersey and Nevada except to the extent that the suitability standards set forth in the Gaming Regulations of such States change from those in effect on the Effective Date as described in the gaming memoranda delivered to the Banks prior to the Effective Date) with jurisdiction over the Gaming Business of Parent and its Subsidiaries, no Bank shall have the responsibility of determining whether or not a potential assignee of such Bank would be a Qualified Person under the Gaming Regulations of any such jurisdiction.

         (f) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Revolving Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

         12.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                ------------------------------
part of the Administrative Agent or any Bank or any holder of any Revolving
Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers or any other Credit Party and the Administrative Agent or any Bank or the holder of any Revolving Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank or the holder of any Revolving Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Revolving Note to any other or further action in any circumstances without notice or demand.

         12.06  Payments Pro Rata.  (a)  Except as otherwise provided in
                -----------------
this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of a Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of
                                                         --- ----
any such payment) pro rata based upon their respective shares, if any, of
                  --- ----
the Obligations with respect to which such payment was received.

         (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans or Facility Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is
             --------
thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

         12.07  Calculations; Computations.  (a)  The financial statements
                --------------------------
to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Parent to the Banks); provided that, (i) except as otherwise specifically provided
               --------
herein, all computations determining compliance with Sections 8.03 through 8.05, inclusive, and Sections 8.07 through 8.09, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to
Section 6.05(a), provided that for all Test Periods which include periods prior to the Effective Date, all calculations used in determining the Consolidated Interest Coverate Ratio for such Test Periods (both for purposes of Section 8.08 and the definition of Reduction Discount) shall be made on a pro forma basis as if the Hotel Transaction had been consummated
          --- -----
on the first day of each such Test Period and all historical financial information shall be restated (on a basis consistent with that methodology used in the Proxy Statement) to retroactively reflect the Hotel Business as discontinued operations and to exclude from such calculations the results of operations of the Hotel Business, and (ii) at no time shall Harrah's Jazz and its Subsidiaries be treated as Subsidiaries of Parent for purposes of this Agreement even though (x) Harrah's Jazz and its Subsidiaries may at any time fall within the definition of "Subsidiary" or (y) generally accepted accounting principles would require otherwise but shall instead be treated as an equity investment by Parent.

         (b) All computations of interest, Facility Fees and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Facility Fees or other Fees are payable.

         12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
                -----------------------------------------------------------
JURY TRIAL.  (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE
- ----------
RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE

PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF PARENT AND EACH BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF PARENT AND EACH BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH SUCH CREDIT PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT. EACH OF PARENT AND EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY BANK OR THE HOLDER OF ANY REVOLVING NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY SUCH CREDIT PARTY IN ANY OTHER JURISDICTION.

         (b) EACH OF PARENT AND EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR
COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         12.09  Counterparts.  This Agreement may be executed in any number
                ------------
of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent.

         12.10  Effectiveness.  This Agreement shall become effective on
                -------------
the date (the "Effective Date") and at the time on which (i) Parent, the Company, each existing Subsidiary Borrower and each Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and
(ii) the conditions contained in Sections 4 and 5 are met to the satisfaction of the Administrative Agent and the Required Banks. Unless the Administrative Agent has received actual notice from any Bank that the conditions contained in Sections 4 and 5 have not been met to its satisfaction, upon the satisfaction of the condition described in clause
(i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause
(ii) of the immediately preceding sentence have been met, then the Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release Parent or any Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 4 or 5). The Administrative Agent will give Parent, the Company, each existing Subsidiary Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

         12.11  Headings Descriptive.  The headings of the several sections
                --------------------
and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         12.12  Amendment or Waiver.  (a) Neither this Agreement nor any
                -------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto

(except as otherwise provided in Section 12.02) and the Required Banks (or the Required Secured Parties in the case of a change, waiver, discharge or termination with respect to a Collateral Document to the extent provided therein), provided that no such change, waiver, discharge or termination
          --------
shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected thereby), (i) extend the final scheduled maturity of any Loan or Revolving Note, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, (ii) release all or substantially all of the Col-lateral (except as expressly provided in the Collateral Documents) under all the Collateral Documents, provided that such release of Collateral may
                              --------
be effected by only the Required Banks if at the time of such release the Company's Indebtedness shall be rated at least BBB- Senior Implied by S&P or Baa3 Senior Implied by Moody's, (iii) amend, modify or waive any pro-vision of this Section 12.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agree-ment may be included in the determination of the Required Banks on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date) or (v) except as set forth in Section 8.02, 8.04(ix) or 12.17(a), consent to the assignment or trans-fer by any Borrower of any of its rights and obligations under this Agreement (although any Subsidiary Borrower may, at its request and with the consent of the Required Banks, otherwise cease to be a Subsidiary Borrower hereunder so long as no Default or Event of Default exists and all Loans incurred by such Subsidiary Borrower are repaid in full; provided
                                                               --------
further, that no such change, waiver, discharge or termination shall (x)
- -------
increase the Revolving Loan Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commit-ment of any Bank, and that an increase in the available portion of any Revolving Loan Commitment of any Bank shall not constitute an increase in the Revolving Loan Commitment of such Bank), (y) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 11 or any other provision as same relates to the rights or obligations of the Administrative Agent and (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

         (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Company shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.14 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment and repay all outstanding Loans of such Bank in accordance with Sections 2.02(b) and/or 3.01(iv), provided that, unless the Revolving Loan Commitments are
                 --------
terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Revolving Loan Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the
                                    ----------------
Company shall not have the right to replace a Bank, terminate its Revolving Loan Commitment or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

         12.13  Survival.  All indemnities set forth herein (including,
                --------
without limitation, in Sections 1.11, 1.12, 3.04, 11.06 and 12.01) shall survive the execution, delivery and termination of this Agreement and the Revolving Notes and the making and repayment of the Loans.

         12.14  Domicile of Loans.  Each Bank may transfer and carry its
                -----------------
Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 12.14 would, at the time of such transfer, result in increased costs under Section 1.11,
1.12 or 3.04 from those being charged by the respective Bank prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

         12.15  Application of Gaming Regulations.  Parent, the Company,
                ---------------------------------
each Subsidiary Borrower and the Banks acknowledge that (i) the consummation of the transactions contemplated by the Credit Documents is subject to the Gaming Regulations (and Parent, the Company and each Subsidiary Borrower represent and warrant that all requisite approvals thereunder have been duly obtained) and (ii) the exercise of remedies under the Collateral Documents with respect to the Collateral will be subject to the Gaming Regulations.

         12.16  Confidentiality.  (a) Subject to the provisions of clause
                ---------------
(b) of this Section 12.16, each Bank agrees that it will use its best effort not to disclose without the prior consent of the Company (other than to its employees, auditors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to Parent or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Company to the Banks in writing as confidential, provided that any Bank may disclose any such information (a)
              --------
as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Revolving Notes or Revolving Loan Commitments or any interest therein by such Bank, provided, that such prospective
                                      --------
transferee executes an agreement with such Bank containing provisions substantially identical to those contained in this Section.

         (b) Each Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Parent or any of its Subsidiaries (including, without limitation, any nonpublic customer informa-tion regarding the creditworthiness of Parent and its Subsidiaries).

         12.17  Miscellaneous.  (a)  Notwithstanding anything to the
                -------------
contrary contained in this Agreement, the Required Banks may consent to a corporate reorganization of Parent and its Subsidiaries, which corporate reorganization may include the transfer of one or more Subsidiaries of the Company as direct Subsidiaries of Parent. In connection with any such corporate reorganization, the Required Banks may, at their option, require that Parent or one or more of its Subsidiaries become direct borrowers with respect to the Obligations. In addition, any necessary amendments or supplements to this Agreement or the other Credit Documents to effect such corporate reorganization, including to preserve the perfection and priority of the Liens created under the Collateral Documents and retaining the benefits of the Guarantees, may be made with consent of the Required Banks.

         (b) Each of the Banks hereby acknowledges that the law firms of Vargas & Bartlett, Norris, McLaughlin & Marcus and Saiber Schlesinger Satz & Goldstein have jointly represented the Banks and the Credit Parties in connection with certain of the local real estate and/or gaming matters related to the transactions contemplated by this Agreement. Each of the Banks further acknowledges that such dual representation may give rise to a conflict of interest under the Rules of Professional Conduct under the laws of the States of New Jersey and Nevada. In that such connection, the Administrative Agent, on behalf (and with the authority) of the Banks and at the request of such law firms, signed certain waivers in the forms of Exhibits R-1, R-2 and R-3, respectively to the Original 5-Year Credit Agreement. Each of the Banks understands the contents of such waivers and acknowledges that such waivers remain in effect.

         Section 12.18.  Certain Agreements with Respect to Existing
                         -------------------------------------------
Indentures.  (a)  The Borrowers agree that they shall not incur or suffer
- ----------
to exist at any time any Debt (as defined in the 10-7/8% Senior Subordinated Notes Indenture) pursuant to clause (a) of the first paragraph of Section 1008 of the 10-7/8% Senior Subordinated Notes Indenture, except that (x) Debt pursuant to this Agreement and the 5-Year Credit Agreement shall be justified as outstanding pursuant to said clause (a) and (y) other Debt in an aggregate outstanding principal amount not to exceed $768,000,000 less the sum of (a) the then Total Revolving Loan Commitment (or if greater, the Total Outstandings at such time) and (b) the

Total 5-Year Revolving Loan Commitment (or, if greater, the Total 5-Year Outstandings at such time) may be outstanding at any time pursuant to said clause (a). For purposes of determining compliance with the 10-7/8% Senior Subordinated Notes Indenture, all incurrences of Loans will be deemed incurred pursuant to clause (a) of the first paragraph of Section 1008 of the 10-7/8% Senior Subordinated Notes Indenture. The Borrowers represent and warrant that all Indebtedness incurred under this Agreement shall be permitted to be incurred and remain outstanding pursuant to the 10-7/8% Senior Subordinated Notes Indenture, and the Borrowers hereby also covenant and agree that they shall not take any action with respect to the incurrence of any Indebtedness (including under this Agreement) which is inconsistent with this Section 13.18(a). This clause (a) shall cease to be of further force or effect at such time as all 10-7/8% Senior Subordinated Notes have been repaid in full and the provisions of Section 1008 of the 10-7/8% Senior Subordinated Notes Indenture are no longer effective.

         (b) The Borrowers agree that they (x) shall not incur or suffer to exist at any time any Debt (as defined in the 8-3/4% Senior Subordinated Notes Indenture) pursuant to clause (a) of the first paragraph of Section 1008 of the 8-3/4% Senior Subordinated Notes Indenture, except that up to $125,000,000 of outstanding Debt incurred from time to time pursuant to this Agreement may be justified as outstanding pursuant to said clause (a) and up to $450,000,000 (plus the amount of all reductions to the Total Revolving Loan Commitment after the Effective Date so long as the Debt outstanding under this Agreement does not exceed the Total Revolving Loan Commitment as so reduced) of Debt outstanding from time to time pursuant to the 5-Year Credit Agreement may be justified as having been incurred pursuant to said clause (a) and (y) shall not incur or suffer to exist at any time more than $25,000,000 of outstanding Debt (other than pursuant to this Agreement) pursuant to clause (f) of the first paragraph of Section 1008 of the 8-3/4% Senior Subordinated Notes Indenture, thereby leaving at least $25,000,000 under said clause (f) to justify outstanding Debt
pursuant to this Agreement.   For purposes of determining compliance with
the 8-3/4% Senior Subordinated Notes Indenture for all incurrences of Loans under this Agreement, up to $125,000,000 of Loans incurred under this Agreement will be deemed incurred pursuant to clause (a) of the first paragraph of Section 1008 of the 8-3/4% Senior Subordinated Notes Indenture and up to $25,000,000 of Loans incurred under this Agreement will be deemed incurred pursuant to clause (f) of the first paragraph of such Section 1008. The Borrowers represent and warrant that all Indebtedness incurred under this Agreement shall be permitted to be incurred and remain outstanding pursuant to the 8-3/4% Senior Subordinated Notes Indenture, and the Borrowers hereby also covenant and agree that they shall not take any action with respect to the incurrence of any Indebtedness (including under this Agreement) which is inconsistent with this Section 12.18(b). This clause (b) shall cease to be of further force or effect at such time as all 8-3/4% Senior Subordinated Notes have been repaid in full and the provisions of Section 1008 of the 8-3/4% Senior Subordinated Notes Indenture are no longer effective.

         SECTION 13.  Parent Guaranty.
                      ---------------

         13.01  The Guaranty.  In order to induce the Administrative Agent
                ------------
and Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Parent from the proceeds of the Loans, Parent hereby agrees with the Administrative Agent and the Banks as follows: Parent hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrowers to the Administrative Agent and the Banks. If any or all of the Guaranteed Obligations of the Borrowers to the Administrative Agent and the Banks becomes due and payable hereunder, Parent unconditionally promises to pay such indebtedness to the Administrative Agent and the Banks, or order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Banks in collecting any of the Guaranteed Obligations.

         13.02  Bankruptcy.  Additionally, Parent unconditionally and
                ----------
irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrowers to the Administrative Agent and the Banks whe-ther or not due or payable by the Borrowers upon the occurrence in respect of any Borrowers of any of the events specified in Section 9.05, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Administrative Agent or the Banks, as the case may be, or order, on demand, in Dollars.

         13.03  Nature of Liability.  The liability of Parent hereunder is
                -------------------
exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrowers whether executed by Parent, any other Guarantor, any other guarantor or by any other party, and the liability of Parent hereunder shall not be affected or impaired by (a) any direction as to application of payment by any Borrower or by any other party (other than for misappropriation of funds by the respective Bank), or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of any Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower, or (e) any payment made to the Administrative Agent or the Banks on the indebtedness which the Administra-tive Agent or such Banks repay to such Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor re-lief proceeding, and Parent waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

         13.04  Independent Obligation.  The obligations of Parent
                ----------------------
hereunder are independent of the obligations of any other Guarantor, any other guarantor or any Borrower, and a separate action or actions may be brought and prosecuted against Parent whether or not action is brought against any other Guarantor, any other guarantor or any Borrower and whether or not any other Guarantor, any other guarantor or any Borrower be joined in any such action or actions. Parent waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to Parent.

         13.05  Authorization.  Parent authorizes the Administrative Agent
                -------------
and the Banks without notice or demand (except (i) as shall be required by applicable statute and cannot be waived and (ii) for any consents of the respective Credit Parties required by the terms of the respective Credit Documents), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Parent Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against any Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, any Borrower or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Administrative Agent and the Banks;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrowers to the Administrative Agent and the Banks regardless of what liability or liabilities of Parent or the Borrowers remain unpaid; and/or

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements.

          13.06  Reliance.  It is not necessary for the Administrative
                 --------
Agent or the Banks to inquire into the capacity or powers of Parent or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          13.07  Subordination.  Any of the indebtedness of the Borrowers
                 -------------
relating to the Guaranteed Obligations now or hereafter owing to Parent is hereby subordinated to the Guar-
anteed Obligations of the Borrowers owing to the Administrative Agent and the Banks, provided that payment may be made by any Borrower on any such indebtedness relating to the Guaranteed Obligations owing to Parent so long as the same is not prohibited by this Agreement and provided further, that
                                                    ----------------
if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations of the Borrowers to Parent shall be collected, enforced and received by Parent for the benefit of the Banks and be paid over to the Administrative Agent on behalf of the Administrative Agent and the Banks on account of the Guaran-teed Obligations of the Borrowers to the Administrative Agent and the Banks, but without affecting or impairing in any manner the liability of Parent under the other provisions of this Parent Guaranty. Prior to the transfer by Parent of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of the Borrowers to Parent, Parent shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

          13.08  Waiver.  (a)  Parent waives any right (except as shall be
                 ------
required by applicable statute and cannot be waived) to require the Administrative Agent or the Banks to (i) proceed against any Borrower, any other Guarantor, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other Guar-antor, any other guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent's or the Banks' power whatsoever. Pare-nt waives any defense based on or arising out of any defense of any Borrower, any other Guarantor, any other guarantor or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of any Borrower, any other Guarantor, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full of the Guaranteed Obligations. The Administrative Agent and the Banks may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the Banks by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and the Banks may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of Parent hereunder except to the extent the Guaranteed Obliga-tions have been paid. Parent waives any defense arising out of any such election by the Administrative Agent and the Banks, even though such elec-tion operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Parent against any Borrower or any other party or any security.

          (b) Parent waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Parent Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Parent assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Parent assumes and incurs hereunder, and agrees that the Administrative Agent and the Banks shall have no duty to advise Parent of information known to them regarding such circumstances or risks.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
- -------

1023 Cherry Road                    THE PROMUS COMPANIES INCORPORATED
Memphis, Tennessee  38117
Tel:  (901) 762-8600
Fax:  (901) 762-8777
Attention:  Treasurer               By
                                      ------------------------------
                                      Title:
with a copy to the same
address to the attention
of the Corporate Secretary

1023 Cherry Road                    EMBASSY SUITES, INC.
Memphis, Tennessee  38117
Tel:  (901) 762-8600
Fax:  (901) 762-8777
Attention:  Treasurer               By
                                      -------------------------------
                                      Title:
with a copy to the same
address to the attention
of the Corporate Secretary

1023 Cherry Road                    MARINA ASSOCIATES
Memphis, Tennessee  38117
Tel:  (901) 762-8600                By: HARRAH'S ATLANTIC CITY, INC.,
Fax:  (901) 762-8777                      a general partner
Attention:  Treasurer

with a copy to the same
address to the attention            By
                                      ------------------------------
of the Corporate Secretary            Title:


                                    By: HARRAH'S NEW JERSEY, INC.,
                                          a general partner


                                    By
                                      ------------------------------
                                      Title:


130 Liberty Street                  BANKERS TRUST COMPANY,
New York, New York  10006             Individually and as
Tel:  (212) 250-9094                  Administrative Agent
Fax:  (212) 250-7218                  and as an Agent
Attention:  Mary Kay Coyle

                                    By
                                      ------------------------------
                                      Title:

165 Broadway                          THE LONG-TERM CREDIT BANK OF JAPAN,
New York, New York 10006                LIMITED, NEW YORK BRANCH,
Tel:  (212) 335-4529                    Individually and as an Agent
Fax:  (212) 608-2371
Attention:  Philip Marsden
                                      By
                                        -------------------------------
                                        Title:
with a copy to

245 Peachtree Center Avenue
Suite 2801
Atlanta, Georgia  30303
Tel:  (404) 659-7210
Fax:  (404) 658-9751
Attention:  Rebecca Sedlar


One NationsBank Plaza-M-5             NATIONSBANK OF GEORGIA, N.A.,
Nashville, Tennessee 37239-1697         Individually and as an Agent,
Tel:  (615) 749-3524
Fax:  (615) 749-4640
Attention:  Ashley Crabtree           By
                                      -------------------------------
                                        Title:


2029 Century Park East                SOCIETE GENERALE, Individually and
Suite 2900                              as an Agent
Los Angeles, California  90067
Tel:  (310) 788-7104
Fax:  (310) 551-1537                  By
                                        -------------------------------
Attention:  Donald L. Schubert          Title:


277 Park Avenue                       THE SUMITOMO BANK, LIMITED,
6th Floor                               NEW YORK BRANCH, Individually
New York, New York  10172               and as an Agent
Tel:  (212) 224-4129
Fax:  (212) 224-5188
Attention:  Suresh Tata               By
                                        -------------------------------
                                        Title:


555 South Flower Street               BANK OF AMERICA NATIONAL TRUST
Entertainment Media, 10th Floor         AND SAVING ASSOCIATION
Los Angeles, California  90071
Tel:  (213) 228-2768
Fax:  (213) 228-2641                  By
                                        -------------------------------
Attention:  Scott Faber                 Title:

550 South Hope Street               THE NIPPON CREDIT BANK, LTD.,
Suite 2500                            LOS ANGELES AGENCY
Los Angeles, California 90071
Tel:  (213) 243-5555
Fax:  (213) 892-0111                By
                                      -------------------------------
Attention:  Jay Schwartz              Title:


Atlanta Agency                      THE BANK OF NOVA SCOTIA
600 Peachtree Street, N.E.
Suite 2700
Atlanta, Georgia 30308              By
                                      -------------------------------
Tel:  (404) 877-1500                  Title:
Fax:  (404) 888-8998
Attention:  F.C.H. Ashby (Operations Contact)

with a copy to

Houston Representative Office
1100 Louisiana, Suite 3000
Houston, Texas 77002
Tel:  (713) 752-0900
Fax:  (713) 752-2425


Park Avenue Tower                   GIROCREDIT BANK A.G. DER
65 East 55th Street                 SPARKASSEN, GRAND CAYMAN
New York, New York  10022           ISLAND BRANCH
Tel:  (212) 644-0660
Fax:  (212) 644-0644
Attention:  Lalit Malhotra          By
                                      -----------------------------------------
                                      Title:


                                    By
                                      -------------------------------
                                      Title:


Park Avenue Plaza                   THE TOKAI BANK, LIMITED,
55 East 52nd Street                   NEW YORK BRANCH
New York, New York  10055
Tel:  (212) 339-1117                By
                                      -------------------------------
Fax:  (212) 754-2170                  Title:
Attention:  Stuart Schulman

One Wall Street                     THE BANK OF NEW YORK,
New York, New York  10286             Individually and as an
Tel:  (212) 635-6898                  Agent
Fax:  (212) 635-6434
Attention:  Greg Batson

                                    By
                                      --------------------------------
                                      Title:


300 South Grand Avenue              CIBC INC., Individually and as
Los Angeles, California  90071        an Agent
Tel:  (213) 617-6226
Fax:  (213) 346-0157
Attention:  Paul Chakmak            By
                                      -------------------------------
                                      Title:


303 Peachtree Street                CREDIT LYONNAIS, ATLANTA AGENCY,
Suite 4400                            Individually and as an Agent
Atlanta, Georgia  30308
Tel:  (404) 524-3700
Fax:  (404) 584-5249
Attention:  David Cawrse            By
                                      ------------------------------
                                      Title:


c/o Credit Lyonnais,                CREDIT LYONNAIS CAYMAN ISLAND
Atlanta Agency                        BRANCH
303 Peachtree Street
Suite 4400
Atlanta, Georgia 30308              By
                                      ------------------------------
Tel:  (404) 524-3700                  Title:
Fax:  (404) 584-5249
Attention:  David Cawrse


707 Wilshire Boulevard              FIRST INTERSTATE BANK OF
Los Angeles, California  90017        CALIFORNIA,
Tel:  (213) 614-3903                Individually and as Agent
Fax:  (213) 614-2569
Attention:  Edith Lim               By
                                      -------------------------------
                                      Title:

One Boatmen's Plaza                 THE BOATMEN'S NATIONAL BANK
800 Market Street                     OF ST. LOUIS
12th Floor
St. Louis, Missouri  63101
Tel:  (314) 466-7651                By
                                      -------------------------------
Fax:  (314) 466-6499                  Title:
Attention:  Doug Thornsberry

One Peachtree Center                THE DAIWA BANK, LIMITED
Suite 4420
303 Peachtree Street
Atlanta, Georgia  30308             By
                                      -------------------------------
Tel:  (404) 524-6544                  Title:
Fax:  (404) 523-7983
Attention:  Terry Herron
                                    By
                                      -------------------------------
                                      Title:


4894 Poplar Avenue                  FIRST AMERICAN NATIONAL BANK
Memphis, Tennessee  38117
Tel:  (901) 762-5688
Fax:  (901) 762-5665                By
                                      -------------------------------
Attention:  David May                 Title:



165 Madison Avenue                  FIRST TENNESSEE BANK NATIONAL
Memphis, Tennessee  38101             ASSOCIATION
Tel:  (901) 523-4444
Fax:  (901) 523-4267
Attention:  Steve Wade              By
                                      -------------------------------
                                      Title:


One Ninety One Peachtree            THE INDUSTRIAL BANK OF JAPAN,
  Tower                               LIMITED
191 Peachtree Street
Suite 3600
Atlanta, Georgia  30303-1757        By
                                      -------------------------------
Tel:  (404) 524-8770                  Title:

Fax:  (404) 524-8509 (for Credit Matters)
Attention:  Jackie Brunetto

Fax:  (404) 577-6818 (for Administrative Matters)
Attention:  Business Operations Department

6000 Midlantic Drive                 MIDLANTIC BANK, N.A.
Mount Laurel, New Jersey 08054         (formerly known as Midlantic
Tel:  (609) 778-2683                    National Bank)
Fax:  (609) 778-2673
Attention:  Denise Killen
                                     By
                                       -------------------------------
                                       Title:


Georgia-Pacific Center               THE SANWA BANK, LIMITED,
Suite 4750                             ATLANTA AGENCY
133 Peachtree Street, N.E.
Atlanta, Georgia  30303
Tel:  (404) 586-8809                 By
                                       -------------------------------
Fax:  (404) 589-1629                   Title:
Attention:  Virginia Mahoney


555 S.W. Oak Street                  UNITED STATES NATIONAL BANK
Suite 400                              OF OREGON
Portland, Oregon  97204
Tel:  (503) 275-3192
Fax:  (503) 275-4267                 By
                                       -------------------------------
Attention:  Claire Jones               Title:


210 East Capitol Street              DEPOSIT GUARANTY NATIONAL BANK
P.O. Box 1200
Jackson, Mississippi 39215
Tel: (601) 968-4749
Fax: (601) 354-8315
Attention: Larry C. Ratzlaff         By
                                       -------------------------------
                                       Title:


520 Madison Avenue                   THE MITSUBISHI TRUST & BANKING
New York, New York  10022              CORP.
Tel:  (212) 838-7700
Fax:  (212) 755-2349
Attention:  Jay Kato                 By
                                       -----------------------------------------
                                       Title:

1211 Avenue of the Americas          WESTDEUTSCHE LANDESBANK
New York, New York  10036              GIROZENTRALE, NEW YORK BRANCH
Tel:  (212) 852-6023
Fax:  (212) 852-6163
Attention:  Alan Bookspan            By
                                       -----------------------------------------
                                       Title:


                                     By
                                       -----------------------------------------
                                       Title:


101 California Street                ABN AMRO BANK N.V.
Suite 4550
San Francisco, California 94111
Tel:  (415) 984-3703
Fax:  (415) 362-3524                 By
                                       -----------------------------------------
Attention:  Jeffrey French             Title:


                                     By
                                       -----------------------------------------
                                       Title:


6000 Poplar Avenue                   THIRD NATIONAL BANK
Suite 145
Memphis, Tennessee 38119
Tel:  (901) 766-7561                 By
                                       -------------------------------
Fax:  (901) 766-7565                   Title
Attention:  Carol Yochen


210 Baronne Street                   FIRST NATIONAL BANK OF COMMERCE
4th Floor
New Orleans, Louisianna  70161
Tel:  (504) 561-1989
Fax:  (504) 561-1316                 By
                                       -----------------------------------------
Attention:  Louis Ballero              Title:

                                                                 SCHEDULE I
                                                                 ----------


                         REVOLVING LOAN COMMITMENTS
                         --------------------------


                                                      Revolving
                                                         Loan
Bank                                                            Commitment
- ----                                                           ------------

Bankers Trust Company                                          $ 11,500,000
The Bank of New York                                           $  8,500,000
CIBC Inc.                                                      $  8,500,000
Credit Lyonnais                                                $  8,500,000
First Interstate Bank of California                            $  8,500,000
The Long-Term Credit Bank of Japan,
  Limited, New York Branch                                     $  8,500,000
NationsBank of Georgia, N.A.                                   $  8,500,000
Societe General                                                $  8,500,000
The Sumitomo Bank, Limited, New York Branch                    $  7,500,000
Bank of America National Trust and Saving
  Association                                                  $  6,500,000
The Bank of Nova Scotia                                        $  6,500,000
The Industrial Bank of Japan, Limited                          $  6,000,000
The Mitsubishi Trust & Banking Corp.                           $  6,000,000
The Tokai Bank, Limited, New York Branch                       $  6,000,000
The Sanwa Bank, Limited,
  Atlanta Agency                                               $  5,000,000
Midlantic Bank, N.A.                                           $  4,000,000
United States National Bank of Oregon                          $  4,000,000
Westdeutsche Landesbank Girozentrale,
  New York Branch                                              $  3,500,000
ABN Amro Bank N.V.                                             $  3,000,000
The Boatmen's National Bank of St. Louis                       $  3,000,000
First American National Bank                                   $  3,000,000
First Tennessee Bank National Association                      $  3,000,000
The Nippon Credit Bank, Ltd.,
  Los Angeles Agency                                           $  3,000,000
The Daiwa Bank, Limited                                        $  2,000,000
Deposit Guaranty National Bank                                 $  2,000,000
Girocredit Bank A.G. Der
  Sparkassen, Grand Cayman Branch                              $  2,000,000
Third National Bank                                            $  2,000,000
First National Bank of Commerce                                $  1,000,000
                                                               ------------

             TOTAL:                                            $150,000,000
                                                               ============

                                                                SCHEDULE II
                                                                -----------


                                TAX MATTERS
                                -----------

                                                               SCHEDULE III
                                                               ------------


                                SUBSIDIARIES
                                ------------

                                                                SCHEDULE IV
                                                                -----------


                           EXISTING INDEBTEDNESS
                           ---------------------

                                                                 SCHEDULE V
                                                                 ----------


                               JOINT VENTURES
                               --------------

                                                                SCHEDULE VI
                                                                -----------


                                 INSURANCE
                                 ---------

                                                               SCHEDULE VII
                                                               ------------


                               EXISTING LIENS
                               --------------

                                                              SCHEDULE VIII
                                                              -------------


                             HOTEL SUBSIDIARIES
                             ------------------

                                                                  EXHIBIT A
                                                                  ---------


                            NOTICE OF BORROWING

                                                                     [Date]


Bankers Trust Company, as
  Administrative Agent for
  the Banks party to
  the Credit Agreement
  referred to below
One Bankers Trust Plaza
New York, New York  10006

Attention:
            ----------------------

Gentlemen:

          The undersigned,                       (the "Borrower"), refers
                           ---------------------
to the Credit Agreement, dated as of June 9, 1995 (as amended from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among Harrah's Entertainment, Inc. (formerly known as The Promus Companies Incorporated), Harrah's Operating Company, Inc. (formerly known as Embassy Suites, Inc.), each Subsidiary Borrower, the financial institutions from time to time party thereto, Bankers Trust Company, The Bank of New York, CIBC, Inc., Credit Lyonnais, Atlanta Agency, First Interstate Bank of California, The Long-Term Credit Bank of Japan, Limited, New York Branch, NationsBank of Georgia, N.A., Societe Generale and The Sumitomo Bank, Limited, New York Branch, as Agents, and you, as Administrative Agent, and hereby gives you notice, irrevocably, pursuant to
Section 1.03 of the Credit Agreement, that the undersigned hereby requests a Borrowing of Revolving Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03 of the Credit Agreement:

          (i)  The Business Day of the Proposed Borrowing is _________,
     19__.1/



- --------------------
1/ Shall be a Business Day at least one Business Day in the case of Base Rate Loans and three Business Days in the case of Eurodollar Rate Loans, in each case after the date hereof.

         (ii) The aggregate principal amount of the Proposed Borrowing is $___________.

         (iii) The Revolving Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans]
     [Eurodollar Loans].

         (iv) The initial Interest Period for the Proposed Borrowing is ___ month(s).2/

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

          (A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

          (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                         Very truly yours,

                         [NAME OF BORROWER]


                         By
                           ----------------------------
                           Name:
                           Title:



- --------------------
2/  To be included for a Proposed Borrowing of Eurodollar Loans.

                                                                  EXHIBIT B
                                                                  ---------


                    NOTICE OF COMPETITIVE
                       BID BORROWING


                                                                     [Date]


Bankers Trust Company, as Administrative Agent
  for the Banks parties
  to the Credit Agreement
  (as defined below)
130 Liberty Street
New York, New York  10006
Attention:

Gentlemen:

          The undersigned, refers to the Credit Agreement, dated as of June 9, 1995 (as amended from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among Harrah's Entertainment, Inc. (formerly known as the Promus Companies Incorporated), Harrah's Operating Company, Inc. (formerly known as Embassy Suites, Inc. (the "Company"), each Subsidiary Borrower, the financial institutions from time to time party thereto, Bankers Trust Company, The Bank of New York, CIBC, Inc., Credit Lyonnais, Atlanta Agency, First Interstate Bank of California, The Long-Term Credit Bank of Japan, Limited, New York Branch, NationsBank of Georgia, N.A., Societe Generale and The Sumitomo Bank, Limited, New York Branch, as Agents, and you, as Administrative Agent, and hereby gives you notice pursuant to Section 1.04(a) of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be made:

     (A)  The Business Day of the
            Proposed Competitive Bid
            Borrowing
                                   ----------------------

     (B)  Aggregate Principal
            Amount of the Proposed
            Competitive Bid
            Borrowing
                                   ----------------------

     (C)  Reply Date
                                   ----------------------

                                                                  EXHIBIT B


     (D)  Maturity Date
                                   ----------------------

     (E)  Interest Payment
            Date(s)
                                   ----------------------

     (F)  Moody's Senior Implied
            Indebtedness Rating
                                   ----------------------

     (G)  S&P's Senior Implied
            Indebtedness Rating
                                   ----------------------

     (H)
          -----------------        ----------------------

     (I)
          -----------------        ----------------------

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

          (A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds thereof, as though made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

          (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Competitive Bid Bor-rowing or from the application of the proceeds thereof.

                                   Very truly yours,

                                   HARRAH'S OPERATING
                                     COMPANY, INC.


                                   By                         Name:
                                     -----------------------
                                     Title:

                                                                  EXHIBIT C
                                                                  ---------


                               REVOLVING NOTE


$                                                        New York, New York
 -----------------
                                                            ______ __, 199_


          FOR VALUE RECEIVED,                   , a
                              ------------------    --------
[corporation][general partnership] (the "Borrower"), hereby promises to pay
to the order of                         (the "Bank"), in lawful money of
                -----------------------
the United States of America in immediately available funds, at the office of Bankers Trust Company located at One Bankers Trust Plaza, New York,
New York 10006 on the Maturity Date (as defined in the Agreement referred to below) for the Bank the principal sum of _______________ DOLLARS ($______________) or, if less, the then unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.09 of the Agreement.

          This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of June 9, 1995, among Harrah's Entertainment, Inc. (formerly known as The Promus Companies Incorporated), Harrah's Operating Company, Inc. (formerly known as Embassy Suites, Inc.), each Subsidiary Borrower (as defined in the Agreement), the financial institutions from time to time party thereto (including the Bank), Bankers Trust Company, The Bank of New York, CIBC, Inc., Credit Lyonnais, Atlanta Agency, First Interstate Bank of California, The Long-Term Credit Bank of Japan, Limited, New York Branch, NationsBank of Georgia, N.A., Societe Generale and The Sumitomo Bank, Limited, New York Branch, as Agents, and Bankers Trust Company, as Administrative Agent (as from time to time in effect, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Collateral Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranty (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory

                                                                  EXHIBIT C
                                                                     Page 2


repayment prior to the Final Maturity Date, in whole or in part.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.


          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                         [NAME OF BORROWER]


                         By
                           ----------------------------
                           Title:

                                                                  EXHIBIT D
                                                                  ---------


                      Section 3.04(b)(iii) Certificate
                      --------------------------------


          Reference is hereby made to the Credit Agreement, dated as of June 9, 1995, among Harrah's Entertainment, Inc. (formerly known as The Promus Companies Incorporated), Harrah's Operating Company, Inc. (formerly known as Embassy Suites, Inc.), each Subsidiary Borrower, the financial institutions from time to time party thereto, Bankers Trust Company, The Bank of New York, CIBC, Inc., Credit Lyonnais, Atlanta Agency, First Interstate Bank of California, The Long-Term Credit Bank of Japan, Limited, New York Branch, NationsBank of Georgia, N.A., Societe Generale and The Sumitomo Bank, Limited, New York Branch, as Agents, and Bankers Trust Company, as Administrative Agent, as amended to the date hereof (the "Credit Agreement"). Pursuant to the provisions of Section 3.04(b)(iii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                                  [NAME OF BANK]


                                                  By:
                                                     ----------------------
                                                     Title:

Date:

                                                                  EXHIBIT E
                                                                  ---------


                  ELECTION TO BECOME A SUBSIDIARY BORROWER


                                                                     [Date]


Bankers Trust Company, as Administrative Agent
One Bankers Trust Plaza
New York, New York  10006

Gentlemen:

          The undersigned, [name of Subsidiary Borrower], a ______________ corporation, refers to the Credit Agreement, dated as of June 9, 1995 (as amended from time to time, the "Credit Agreement"), among Harrah's Entertainment, Inc. (formerly known as The Promus Companies Incorporated), Harrah's Operating Company, Inc. (formerly known as Embassy Suites, Inc.), each other Subsidiary Borrower party thereto, the financial institutions from time to time party thereto, Bankers Trust Company, The Bank of New York, CIBC, Inc., Credit Lyonnais, Atlanta Agency, First Interstate Bank of California, The Long-Term Credit Bank of Japan, Limited, New York Branch, NationsBank of Georgia, N.A., Societe Generale and The Sumitomo Bank, Limited, New York Branch, as Agents, and Bankers Trust Company, as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

          The undersigned, desiring to incur Loans under the Credit Agreement hereby elects, as required by Section 5.03 of the Credit Agreement, to become a Subsidiary Borrower for purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct as to the undersigned and its Subsidiaries as of the date hereof, and the undersigned hereby agrees to comply with all the obligations of a Borrower under, and to be bound in all respects by the terms of, the Credit Agreement as if the undersigned were an original signatory thereto. The undersigned, simultaneously with its execution hereof, is delivering the appropriate Revolving Note to the Administrative Agent for the account of each of the Banks, in accordance with the terms of the Credit

                                                                  EXHIBIT E
                                                                     Page 2


Agreement. All notices and other communications provided for under the Credit Agreement may be sent to the address specified below.

                              Very truly yours,

Address:                      [NAME OF SUBSIDIARY BORROWER]


                              By
                                ----------------------------
                                Title:


Acknowledged and Agreed:

HARRAH'S ENTERTAINMENT, INC.


By:
   ----------------------------
   Title:


HARRAH'S OPERATING COMPANY, INC.


By:
   ----------------------------
   Title:


BANKERS TRUST COMPANY,
  as Administrative Agent


By:
   ----------------------------
   Title:

                                                                  EXHIBIT F
                                                                  ---------


                    ASSIGNMENT AND ASSUMPTION AGREEMENT


                                                      Date __________, 19__


          Reference is made to the Credit Agreement described in Item 2 of Annex I hereto (as such Credit Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit
Agreement"). Unless defined in Annex I hereto, terms defined in the Credit Agreement are used herein as therein defined. ___________ (the "Assignor") and __________ (the "Assignee") hereby agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obliga-tions under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement relating to the Revolving Loan Commitment of the Assignor, in-cluding, without limitation, all rights and obligations with respect to the Assigned Share of the Revolving Loans.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Parent, any Borrower or any other Subsidiary of Parent or the performance or observance by any Credit Party of any of its respective obligations under the Credit Agreement or the other Credit Documents to which it is a party or any other instrument or document furnished pursuant thereto.

                                                                  EXHIBIT F
                                                                     Page 2


          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Agents, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a Qualified Person;
(iv) appoints and authorizes the Administrative Agent (including the Administrative Agent in its capacity as Collateral Agent) to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and (vi) to the extent legally entitled to do so, attaches the forms described in the penultimate sentence of Section 12.04(b) of the Credit Agreement]1/.

          4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee and the receipt of the consent of Bankers Trust Company and receipt by the Administrative Agent of the administrative fee referred to in such Section 12.04(b), unless otherwise specified in Item 5 of Annex I hereto (the "Settlement Date").

          5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment



- --------------------
1/ Include if the Assignee is organized under the laws of a jurisdiction outside of the United States.

                                                                  EXHIBIT F
                                                                     Page 3


and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

          6. It is agreed that the Assignee shall be entitled to (x) all interest on the Assigned Share of the Revolving Loans at the rates specified in Item 6 of Annex I; and (y) all Facility Fees on the Assigned Share of the Total Revolving Loan Commitment at the rate specified in Item 7 of Annex I hereto, which, in each case, accrue on and after the Settlement Date; such interest and Facility Fees to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Revolving Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Revolving Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

          7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                                                  EXHIBIT F
                                                                     Page 4


          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.


Accepted this _____ day       [NAME OF ASSIGNOR]
of ____________, 19__         as Assignor


                              By
                                ----------------------------
                                Title:


                              [NAME OF ASSIGNEE]
                              as Assignee


                              By
                                ----------------------------
                                Title:


Acknowledged and Agreed:


BANKERS TRUST COMPANY,
  as Administrative Agent


By
   -------------------------
  Title:

               ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                  ANNEX I


1.   Borrowers:

     Harrah's Operating Company, Inc. and each Subsidiary Borrower party thereto.

2.   Name and Date of Credit Agreement:

     Credit Agreement, dated as of June 9, 1995, among Harrah's Entertainment, Inc. (formerly known as The Promus Companies Incorporated), Harrah's Operating Company, Inc. (formerly known as Embassy Suites, Inc.), each Subsidiary Borrower, the Banks party thereto from time to time, Bankers Trust Company, The Bank of New York, CIBC, Inc., Credit Lyonnais, Atlanta Agency, First Interstate Bank of California, The Long-Term Credit Bank of Japan, Limited, New York Branch, NationsBank of Georgia, N.A., Societe Generale and The Sumitomo Bank, Limited, New York Branch, as Agents, and Bankers Trust Company, as Administrative Agent, as amended to the date hereof.


3.   Date of Assignment Agreement:


4.   Amounts (as of date of item #3 above):

                         Revolving
                         Loan Com-
                         mitment
                         ---------

  a.  Aggregate Amount
      for all Banks      $___________


  b.  Assigned Share2/    ___________%

  c.  Amount of
      Assigned Share     $___________

5.   Settlement Date:    ______ __, 199_



- --------------------
2/  Percentage taken to 12 decimal places.

                                                                    Annex I
                                                                     Page 2


6.   Rate of Interest    As set forth in Section 1.09
     to the Assignee:    of the Credit Agreement (unless otherwise agreed
                         to by the Assignor and the Assignee)3/

7.   Facility Fee:       As set forth in Section 2.01(a) of theCredit
                         Agreement (unless otherwise agreed to by the Assignor and the Assignee)4/

8.   Notice:

        ASSIGNOR:
           ---------------------
           ---------------------
           ---------------------
           Attention:
           Telephone:
           Telecopier:
           Reference:

        ASSIGNEE:
           ---------------------
           ---------------------
           ---------------------
           Attention:
           Telephone:
           Telecopier:
           Reference:

     Payment Instructions:



- --------------------
3/ The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 1.09 of the Credit Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.


4/ The Company and the Administrative Agent shall direct the entire amount of the Facility Fees to the Assignee at the rate set forth in Section 2.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of Facility Fees through payment by the Assignee to the Assignor.

                                                                    Annex I
                                                                     Page 3


        ASSIGNOR:
           ---------------------
           ---------------------
           ---------------------
           Attention:
           Reference:

        ASSIGNEE:
           ---------------------
           ---------------------
           ---------------------
           Reference:


Accepted and Agreed:

[NAME OF ASSIGNEE]                                  [NAME OF ASSIGNOR]


By
   ---------------------
By
   ---------------------

   ---------------------
  (Print Name and Title)                (Print Name and Title)